Exhibit 2.1

EXECUTION COPY

MEMBERSHIP INTEREST PURCHASE AGREEMENT

by and among

KODIAK GAS SERVICES, LLC,

KODIAK GAS SERVICES, INC.,

MUSTANG PRS, LLC,

LOUISIANA MACHINERY COMPANY, L.L.C.,

and

DISTRIBUTED POWER SOLUTIONS, LLC

Dated as of February 5, 2026

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(continued)

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(continued)

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Page

Appendix A	Definitions

Schedule A	Accounting Principles; Sample Calculation; Closing Statement
Schedule B	Anticipated Interim Period Growth CapEx
Schedule C	Permitted Liens
Exhibit A	Form of Resignation Letter
Exhibit B	Form of Assignment of Purchased Interests
Exhibit C	Form of Transition Services Agreement
Exhibit D	Form of Restrictive Covenant Agreement
Exhibit E	Form of Registration Rights Agreement

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This MEMBERSHIP INTEREST PURCHASE AGREEMENT, dated as of February 5, 2026 (this “Agreement”), is entered into by and among Kodiak Gas Services, LLC, a Delaware limited liability company (the “Buyer”), Kodiak Gas Services, Inc., a Delaware corporation (“Buyer Parent” and, together with the Buyer, collectively, the “Buyer Parties”), Distributed Power Solutions, LLC, a Texas limited liability company (the “Company”), Mustang PRS, LLC, a Texas limited liability company (“Mustang”) and Louisiana Machinery Company, L.L.C., a Louisiana limited liability company (“LMC” and, together with Mustang, each a “Seller” and collectively, the “Sellers”). The Buyer Parties, the Company and the Sellers are each referred to in this Agreement individually as a “Party” and, collectively, as the “Parties”.

RECITALS

WHEREAS, the Company is engaged in the provision of mobile, semi-permanent and permanent power generation services through the rental or leasing of reciprocating engines and gas turbines in the industrial, infrastructure, oil and gas, utility and information technology industries (the “Business”);

WHEREAS, the Sellers own 100% of the issued and outstanding membership interests in the Company (the “Purchased Interests”); and

WHEREAS, the Sellers desire to sell to the Buyer, and the Buyer desires to purchase from the Sellers, upon the terms and conditions set forth in this Agreement, all of the Purchased Interests.

NOW, THEREFORE, in consideration of the foregoing premises and the respective representations and warranties, covenants and agreements contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1. Definitions. Capitalized terms used in this Agreement have the meanings ascribed to them in Appendix A to this Agreement.

ARTICLE II

PURCHASE AND SALE

Section 2.1. Purchase and Sale of the Purchased Interests. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, the Sellers will sell, transfer and deliver to the Buyer, and the Buyer will purchase from the Sellers, the Purchased Interests free and clear of all Liens (except for Liens (a) arising pursuant to, or as a result of the Transactions, (b) arising under the Organizational Documents of the Company or, (c) arising pursuant to applicable securities Laws) for aggregate consideration (the “Purchase Price”) consisting of (A) the Equity Consideration, plus (B) an amount of cash (as adjusted pursuant to this Agreement, the “Cash Purchase Price”) equal to the sum of (i) Five Hundred Seventy Five Million Dollars ($575,000,000) (the “Base Cash Purchase Price”), plus (ii) an amount (which may be positive or negative) equal to (x) Final

Closing Working Capital, minus (y) Target Working Capital, plus (iii) Final Closing Cash, plus (iv) the Final Closing Growth CapEx Amount, minus (v) Final Closing Indebtedness, minus (vi) Final Closing Transaction Costs. The Equity Consideration and the Purchase Price, and all adjustments thereto in accordance with this Agreement, will be allocated 50% to each Seller.

Section 2.2. Closing. The closing of the Transactions (the “Closing”) shall take place through the exchange of signature pages (or their electronic counterparts) among the Parties on the Business Day that is three Business Days following the satisfaction (or, to the extent permitted by applicable Law, waiver) of all of the conditions set forth in Article VII (except for those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at the Closing) (collectively, the “Closing Conditions”), or at such other time, date and place (including electronically) as may be mutually agreed upon in writing by the Parties (the date on which the Closing actually occurs being referred to in this Agreement as the “Closing Date”); provided, however, that, if the third Business Day following the satisfaction (or, to the extent permitted by applicable Law, waiver) of Closing Conditions occurs on a date that is on or after March 16, 2026, then the Closing shall instead occur on April 1, 2026 so long as all Closing Conditions remain satisfied as of such later date. The Closing will be deemed effective as of 12:01 a.m. Central Time on the Closing Date (the “Determination Time”). All actions to be taken and all documents to be executed and delivered by the Parties at the Closing shall be deemed to have been taken and executed simultaneously, and no actions shall be deemed to have been taken nor documents executed or delivered until all have been taken, executed and delivered.

Section 2.3. Transactions to Be Effected at the Closing.

(a) At the Closing, the Buyer Parties will:

(i) pay to the Sellers (by wire transfer of immediately available funds to the account designated by the Sellers in the Estimated Closing Statement) an amount equal to the Closing Payment as set forth on the Estimated Closing Statement;

(ii) pay an amount equal to the Payoff Indebtedness to the applicable payees, as set forth in the Payoff Letters and the Estimated Closing Statement;

(iii) deliver to the Sellers, or, if directed by any Seller in writing at least ten (10) days prior to Closing, deliver to an Affiliate of such Seller, evidence of the issuance of the Equity Consideration in book entry form, registered in the name of the applicable Seller or applicable Affiliate thereof, duly authorized and validly issued, fully paid and nonassessable, and delivered free and clear of any Liens (except as arising pursuant to this Agreement and the Registration Rights Agreement, and applicable federal and state securities laws) and in accordance with the terms of this Agreement;

(iv) deliver to the Sellers a counterpart signature page to the Transition Services Agreement, duly executed by the Buyer;

(v) deliver to the Sellers and other applicable Restricted Parties a counterpart signature page to the Restrictive Covenant Agreements, duly executed by the Buyer;

(vi) deliver to the Sellers a counterpart signature page to the Assignment of Purchased Interests, duly executed by the Buyer;

(vii) deliver to the Sellers (or applicable Affiliate thereof) a counterpart signature page to the Registration Rights Agreement, duly executed by Buyer Parent;

(viii) pay the Estimated Closing Transaction Costs to the applicable payees, as set forth on the Estimated Closing Statement;

(ix) deliver to the Sellers evidence of the issuance of the D&O Tail Policies, in form and substance reasonably satisfactory to the Sellers;

(x) deliver to the Sellers a certificate (the “Buyer’s Closing Certificate”) duly executed by an authorized officer of the Buyer, dated as of the Closing Date, stating that the conditions specified in Section 7.2(a) and Section 7.2(b) have been satisfied; and

(xi) deliver to the Sellers a certificate from each Buyer Party, duly executed by an officer or manager of such Buyer Party and dated as of the Closing Date, certifying as to each Buyer Party’s (A) good standing, certified by the Secretary of State of the State of Delaware on a date that is no earlier than ten Business Days prior to the Closing, (B) certificate of formation, certified by the Secretary of State of the State of Delaware on a date that is no earlier than ten Business Days prior to the Closing, (C) Organizational Documents as of the Closing, (D) incumbency of officers or managers as of the Closing, and (E) resolutions of the applicable party approving the consummation of the Transaction Documents and the Transactions.

(b) At (or, with respect to Section 2.3(b)(viii), prior to) the Closing, the Sellers will deliver to the Buyer:

(i) a counterpart signature page to the Assignment of Purchased Interests, duly executed by the Sellers;

(ii) an IRS Form W-9, properly completed and duly executed by each Seller;

(iii) a counterpart signature page to the Transition Services Agreement, duly executed by PRS and the Company;

(iv) a counterpart signature page to the Registration Rights Agreement, duly executed by the Sellers or applicable Affiliate thereof;

(v) a counterpart signature page to the applicable Restrictive Covenant Agreements, duly executed by each of the Sellers, and cause to be delivered executed copies of the same by each other Restricted Party;

(vi) the Resignation Letters, duly executed by such applicable Persons;

(vii) a certificate (the “Sellers’ Closing Certificate”) duly executed by an authorized officer of each Sellers, dated as of the Closing Date, stating that the conditions specified in Section 7.1(a) and Section 7.1(b) have been satisfied;

(viii) at least five Business Days prior to the Closing, copies of (i) customary payoff letters with respect to any Estimated Closing Indebtedness set forth on Section 2.3(b)(viii) of the Disclosure Schedule (such payoff letters, the “Payoff Letters”, and such Estimated Closing Indebtedness, the “Payoff Indebtedness”) and (ii) if applicable, instruments of discharge, release, termination or similar agreements or documents (including UCC-3 termination statements) in proper form for filing necessary to fully discharge, release and terminate any and all Liens granted in connection with such Closing Indebtedness, in each case in form and substance reasonably acceptable to Buyer; and

(ix) a certificate from the Sellers and the Company, duly executed by an officer or manager of each Seller and the Company and dated as of the Closing Date, certifying as to the Company’s (A) good standing, certified by the Secretary of State of the State of Texas on a date that is no earlier than seven Business Days prior to the Closing, (B) certificate of formation, certified by the Secretary of State of the State of Texas on a date that is no earlier than ten Business Days prior to the Closing, (C) Organizational Documents as of the Closing, (D) incumbency of managers or officers as of the Closing, and (E) resolutions of the applicable party approving the consummation of the Transaction Documents and the Transactions.

Section 2.4. Purchase Price Adjustment.

(a) No later than five Business Days prior to the Closing Date, the Sellers shall deliver to the Buyer a statement (“Estimated Closing Statement”) setting forth the Sellers’ good faith estimate of: (i) Closing Working Capital (such estimate, “Estimated Closing Working Capital”); (ii) Closing Cash (such estimate, “Estimated Closing Cash”); (iii) the Closing Growth CapEx Amount (such estimate, the “Estimated Closing Growth CapEx Amount”); (iv) Closing Indebtedness (such estimate, “Estimated Closing Indebtedness”) (including separate line items for any and all Payoff Indebtedness); (v) Closing Transaction Costs (such estimate, “Estimated Closing Transaction Costs”); and (vi) the Closing Payment. The Estimated Closing Statement shall also include instructions that identify (A) the bank accounts for the Sellers and (B) the bank accounts designated to facilitate direct payment by the Buyer of the Estimated Closing Indebtedness and the Estimated Closing Transaction Costs to the applicable payees on behalf of the Sellers and the Company. The Estimated Closing Statement shall be prepared in accordance with the applicable definitions contained in this Agreement and in the form of the Closing Statement Format set forth on Schedule A. At the Buyer’s request, the Sellers shall (i) reasonably cooperate with and assist, cause the Company to reasonably cooperate with and assist, and use commercially reasonable efforts to cause its Representatives to reasonably cooperate with and assist, the Buyer and its Representatives in their review and evaluation of the Estimated Closing Statement and (ii) provide, cause the Company to provide and use commercially reasonable efforts to cause its Representatives to provide, the Buyer and its Representatives with supporting documentation reasonably requested by the Buyer that is necessary for the review of the Estimated Closing Statement. Within two Business Days after its receipt of the Estimated Closing Statement, the Buyer may submit to the Sellers in writing any good faith objections or proposed changes thereto, and the Sellers shall consider all such objections and proposed changes but shall not be required to accept any such objections or proposed changes. The Closing Purchase Price delivered in the Estimated Closing Statement by the Sellers (including the Seller’s good faith proposals for Estimated Closing Working Capital, Estimated Closing Cash, Estimated Closing Growth CapEx Amount, Estimated Closing Indebtedness and Estimated Closing Transaction Costs as set forth in the Estimated Closing Statement delivered by the Sellers to the Buyer), will be the amount used to determine the Closing Payment due and payable by the Buyer to the Sellers at the Closing.

(b) As soon as reasonably practicable following the Closing, but in any event no later than 90 days after the Closing Date, the Buyer will prepare, or cause to be prepared, and deliver to the Sellers an unaudited statement (the “Closing Statement”), setting forth the Buyer’s good faith calculation of each of the Closing Amounts and the resulting good faith calculation of the Cash Purchase Price. The Closing Statement shall be prepared in accordance with the applicable definitions contained in this Agreement, consistent with the calculations and methodologies utilized for the preparation of the Estimated Closing Statement and in the form of the Closing Statement Format set forth on Schedule A. The Buyer may not amend or modify the Closing Statement after its delivery to the Sellers without the written consent of the Sellers. In the event the Buyer does not deliver the Closing Statement to the Sellers within 90 days after the Closing Date (other than as a result of breach of this Agreement by Sellers), the Estimated Closing Statement shall be deemed to be the Closing Statement and shall be deemed to be the Closing Statement and shall be final, binding and non-appealable for all purposes of this Agreement (absent Fraud or manifest error).

(c) Upon receipt from the Buyer, the Sellers shall have 30 days to review the Closing Statement (the “Review Period”). At the request of the Sellers, the Buyer shall (I) reasonably cooperate with and assist, and shall cause its Affiliates, including the Company, and each of their respective Representatives to reasonably cooperate with and assist, the Sellers and their Representatives in their review of the Closing Statement (including by executing such documents and other instruments and taking further actions as may be reasonably required to cause the Buyer, the Company and their respective accountants to deliver to the Sellers and their Representatives copies of their work papers relating to the Company) and (II) provide the Sellers and their Representatives with any books, records or other information reasonably requested by the Sellers or their Representatives solely in connection with such review or in connection with resolving any disputed item in the Notice of Objection, in each case, until the Cash Purchase Price adjustment has been finally determined in accordance with this Section 2.4. If the Sellers disagree with the Buyer’s computation of the Closing Amounts (each as set forth in the Closing Statement), the Sellers shall, on or prior to the last day of the Review Period, deliver a written notice to the Buyer (the “Notice of Objection”) that sets forth the Sellers’ objections to the Buyer’s calculation of the Closing Amounts, as applicable. Any Notice of Objection shall, to the extent reasonably possible, specify those items or amounts with which the Sellers disagree and shall set forth the Sellers’ best estimate of the Closing Amounts and the resulting calculation of the Cash Purchase Price based on such objections. The rights of the Sellers under this Agreement shall not be prejudiced by the failure of the Buyer or the Company to comply with this Section 2.4(c) and, without limiting the generality of the foregoing, the time period for which the Sellers are required to submit their Notice of Objection under this Section 2.4(c) shall be automatically extended by the number of days the Buyer fails to comply with this Section 2.4(c).

(d) If the Sellers do not deliver a Notice of Objection to the Buyer with respect to an item contained in the Closing Statement within the Review Period, the Sellers shall be deemed to have accepted the Buyer’s calculation of the underlying item of the Closing Amounts, as applicable, and such item shall be final, conclusive and binding on the Parties. If the Sellers deliver a Notice of Objection to the Buyer within the Review Period, with respect to any item contained in the Closing Statement, the Buyer and the Sellers shall, during the 60 days following such delivery or any mutually agreed extension thereof, use their good faith efforts to reach agreement on the disputed items and amounts in order to determine the amount of the disputed Closing Amounts, as applicable, and the resulting calculation of the Cash Purchase Price. If, at the end of such 60-day period or any mutually agreed extension thereof, the Buyer and the Sellers are unable to resolve their disagreements, they shall jointly retain and refer their disagreements to a nationally recognized independent accounting firm mutually acceptable to the Buyer and the Sellers (such Person, the “Independent Expert”), which Independent Expert shall act as expert and not an arbitrator. Any item not specifically submitted to the Independent Expert for evaluation shall be deemed final and binding on the Buyer and the Sellers (as set forth in the Closing Statement, the Notice of Objection or as otherwise resolved in writing by Buyer and the Sellers, as applicable). In resolving the items in dispute, the Buyer and the Sellers agree that the scope of disputes to be resolved by the Independent Expert shall be limited to correcting mathematical errors and determining whether the items and amounts in dispute submitted to the Independent Expert were determined in accordance with the applicable terms and conditions of this Agreement, including the relevant defined terms, and the Independent Expert will not be permitted to make any other determination, including any determination as to whether the Target Working Capital or any estimates included in the Closing Payment are correct, adequate or sufficient. The Buyer and the Sellers shall instruct the Independent Expert promptly to review this Section 2.4, as well as the Closing Statement and the Notice of Objection, to determine, solely with respect to the disputed items and amounts so submitted, whether and to what extent, if any, the Closing Amounts set forth in the Closing Statement require adjustment. Such determination must be based solely on (i) the definitions and other applicable provisions of this Agreement, (ii) a single written presentation (which presentations shall be limited to the remaining items in dispute not otherwise resolved by the Buyer and the Sellers in writing) submitted by each of the Buyer and the Sellers to the Independent Expert within 15 days after the engagement thereof, (iii) one written response submitted by each of the Buyer and the Sellers to the Independent Expert within ten Business Days after receipt of each such presentation, and (iv) one set of written responses from each of the Buyer and the Sellers to the interrogatories delivered by the Independent Expert to the Buyer and the Sellers (the “Interrogatories”), and not an independent review (it being understood that except as contemplated by this sentence, no discovery nor any arbitration hearing will, in either case, be conducted by the Independent Expert). The Interrogatories shall be delivered by the Independent Expert to the Buyer and the Sellers within ten Business Days following receipt of the written responses described in the forgoing clause (iii) and each of the Buyer and the Sellers shall submit written responses to the Interrogatories within ten Business Days of receipt of the Interrogatories. The Independent Expert shall contemporaneously forward to the Buyer or the Sellers, as applicable, the presentations and responses delivered pursuant to the foregoing clauses (ii), (iii) and (iv). All communications with the Independent Expert must include at least one representative of each of the Buyer and the Sellers. As promptly as practicable, but in no event later than 15 days after the responses to the Interrogatories are delivered to the Independent Expert by the Buyer and the Sellers, the Independent Expert shall deliver to the Buyer and the Sellers a report that sets forth its resolution of the disputed items and amounts and its calculation of the Closing Amounts (including the reasons or basis for its resolution of each disputed item and amount); provided, however, that the Independent Expert may not assign a value to any item greater than the greatest value for such item claimed by the Buyer, on the one hand, and the Sellers, on the other hand, nor less than the smallest value for such item claimed by the Buyer, on the one hand, and the Sellers, on the other hand. The decision of the Independent Expert shall be final, conclusive and binding on the Parties, absent manifest error. No determinations by the Independent Expert, including any work or analyses performed by the Independent Expert in connection with its resolution of any dispute under this Section 2.4(d), shall be admissible as evidence in any Proceeding among the Parties, except to the extent necessary to enforce payment obligations under this Section 2.4. The costs and expenses of the Independent Expert shall be allocated between the Buyer, on the one hand, and the Sellers, on the other hand, based upon the percentage that the portion of the aggregate contested amount not awarded to such Party bears to the aggregate amount actually contested by such Party, as determined by the Independent Expert. For example, if (i) the Sellers submit a Notice of Objection for $1,000, (ii) the Buyer contests only $500 of the amount claimed by the Sellers, and (iii) the Independent Expert ultimately resolves the dispute by awarding the Sellers $300 of the $500 contested, then the costs and expenses of the Independent Expert would be allocated 60% (i.e., 300/500) to the Buyer and 40% (i.e., 200/500) to the Sellers. Except as provided in the immediately preceding sentence, all other costs and expenses incurred by the Parties in connection with resolving any dispute in connection with the matters contemplated by this Section 2.4, whether before the Independent Expert or otherwise, shall be borne by the Party incurring such cost and expense. The Buyer and the Sellers agree to execute, if requested by the Independent Expert, a reasonable engagement letter, including customary indemnities in favor of the Independent Expert.

(e) For purposes of this Agreement:

(i) “Final Closing Working Capital”, “Final Closing Cash”, “Final Closing Growth CapEx Amount”, “Final Closing Indebtedness” and “Final Closing Transaction Costs” mean the amounts of such items (A) as shown in the Closing Statement delivered (or deemed to have been delivered) by the Buyer to the Sellers pursuant to Section 2.4(b) if no Notice of Objection with respect thereto is timely delivered by the Sellers to the Buyer pursuant to Section 2.4(c), or (B) if a Notice of Objection is so delivered, (I) as agreed by the Buyer and the Sellers pursuant to Section 2.4(d) or (II) in the absence of such agreement, as determined in the Independent Expert’s report delivered pursuant to Section 2.4(d); and

(ii) “Purchase Price Adjustment” means the amount (which may be positive or negative) equal to Cash Purchase Price minus the Closing Payment.

(f) Within three Business Days after the Purchase Price Adjustment has been finally determined pursuant to this Section 2.4:

(i) if the Purchase Price Adjustment is a negative number, the Sellers shall pay to the Buyer the absolute value of the Purchase Price Adjustment (by wire transfer of immediately available funds to the account designated by the Buyer three Business Days in advance of such payment); and

(ii) if the Purchase Price Adjustment is a positive number, the Buyer shall pay to the Sellers the Purchase Price Adjustment (by wire transfer of immediately available funds to the account designated by the Sellers in the Estimated Closing Statement).

(g) The Parties agree that the procedures set forth in this Section 2.4 for resolving disputes with respect to the Closing Amounts shall be the sole and exclusive method for resolving any such disputes with respect to the Closing Amounts; provided that this provision shall not prohibit any claims for Fraud and shall not prohibit a Party or its Representatives from instituting a Proceeding to enforce any final determination of the Cash Purchase Price by the Independent Expert pursuant to Section 2.4(d) or to compel any Party to submit any dispute arising in connection with this Section 2.4 to the Independent Expert pursuant to and in accordance with the terms and conditions of this Section 2.4, in any court or other tribunal of competent jurisdiction in accordance with Section 10.6. It is the intent of the Parties to have any final determination of the Cash Purchase Price by the Independent Expert proceed in an expeditious manner; provided, however, that any deadline or time period contained herein may be extended or modified by the written agreement of the Buyer and the Sellers, and the Parties agree that the failure of the Independent Expert to strictly conform to any deadline or time period contained herein shall not be a basis for seeking to overturn any determination rendered by the Independent Expert which otherwise conforms to the terms of Section 2.4(d).

Section 2.5. Withholding. Buyer and the Company shall be entitled to deduct and withhold from the amounts payable pursuant to this Agreement such amounts as are required to be deducted and withheld under the Code, or any applicable provision of state, local or foreign Tax Law and to properly remit such amount to the appropriate Governmental Entity; provided, however, that prior to the withholding on any amounts due, Buyer shall use commercially reasonable efforts to notify Sellers at least five days prior to making such withholding and shall cooperate with Sellers to reduce any withholding on amounts payable hereunder. Any amounts withheld pursuant to this Section 2.5 and properly and timely remitted to the appropriate Governmental Entity shall be treated for all purposes as having been paid to the applicable Person in respect of whom such withholding was made.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE SELLERS

The Sellers jointly and severally represent and warrant to the Buyer Parties that each statement contained in this Article III is true and correct as of the date of this Agreement and as of the Closing, except as set forth in the disclosure schedule accompanying this Agreement (the “Disclosure Schedule”).

Section 3.1. Organization and Good Standing. Mustang is duly organized, validly existing and in good standing under the Laws of the State of Texas. LMC is duly organized, validly existing and in good standing under the Laws of the State of Louisiana. Each Seller is duly qualified to do business and is in good standing in each jurisdiction in which such qualification is required by applicable Laws, except as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Sellers’ ability to perform their obligations under the Seller Transaction Documents.

Section 3.2. Authority and Enforceability. Each Seller has all requisite limited liability company power, authority and capacity to execute and deliver this Agreement and the Transaction Documents to which it is (or, at the Closing, will be) a party (the “Seller Transaction Documents”), to perform its obligations under this Agreement and the Seller Transaction Documents and to consummate the Transactions and the transactions contemplated by the Seller Transaction Documents. The execution, delivery and performance by the Sellers of this Agreement and the Seller Transaction Documents, and the consummation by the Sellers of the Transactions and the transactions contemplated by the Seller Transaction Documents, have been duly authorized by all necessary limited liability company action on the part of the Sellers, and no other limited liability company action is necessary on the part of the Sellers to authorize this Agreement or the Seller Transaction Documents or to consummate the Transactions or the transactions contemplated by the Seller Transaction Documents. This Agreement has been, and at the Closing the Seller Transaction Documents will be, duly executed and delivered by the Sellers, and, assuming the due authorization, execution and delivery by each other Party, this Agreement constitutes, and at the Closing each of the Seller Transaction Documents will constitute, valid and binding obligations of the Sellers, enforceable against the Sellers in accordance with its terms, except as limited by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar Laws relating to creditors’ rights generally and (b) general principles of equity, whether such enforceability is considered in a Proceeding in equity or at law (clauses (a) and (b), collectively, the “General Enforceability Exceptions”).

Section 3.3. Noncontravention.

(a) Neither the execution, delivery or performance by the Sellers of this Agreement and the Seller Transaction Documents, nor the consummation of the Transactions and the transactions contemplated by the Seller Transaction Documents by the Sellers, will, with or without the giving of notice or the lapse of time or both, (i) violate or contravene the Organizational Documents of the Sellers, (ii) violate any Law or Order applicable to the Sellers or (iii) result in a breach of or default under, require consent under, or violate any, Material Contract to which either Seller is a party, except in the case of the immediately preceding clauses (ii) and (iii) to the extent that any such breach, default, consent or violation would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company or a material adverse effect on the Sellers’ ability to perform their obligations under the Seller Transaction Documents.

(b) No Permit or Filing is required by the Sellers in connection with the execution and delivery by the Sellers of this Agreement and the Seller Transaction Documents, the performance by the Sellers of their obligations under this Agreement and the Seller Transaction Documents and the consummation by the Sellers of the Transactions and the transactions contemplated by the Seller Transaction Documents, except for Permits and Filings the failure of which to obtain or make would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company or a material adverse effect on the Sellers’ ability to perform their obligations under the Seller Transaction Documents.

Section 3.4. Proceedings and Orders. As of the date hereof, (a) there are no Proceedings pending or, to the Knowledge of the Sellers, threatened in writing against either Seller and (b) neither Seller is subject to any outstanding Orders, that (i) challenge or seek to enjoin, alter or materially delay the consummation of the Transactions or (ii) would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company or a material adverse effect on either Seller’s ability to perform their obligations under the Seller Transaction Documents.

Section 3.5. Title to Purchased Interests. The Sellers own (of record and beneficially) the Purchased Interests free and clear of all Liens (except for Liens (a) arising pursuant to, or as a result of the Transactions, (b) arising under the Organizational Documents of the Company, (c) being released in connection with the Closing or (d) relating to the transferability of securities arising under applicable securities Laws). At the Closing, the Sellers will transfer to the Buyer all of the Sellers’ right, title and interest in and to the Purchased Interests free and clear of all Liens (except for Liens (i) arising pursuant to, or as a result of the Transactions, (ii) arising under the Organizational Documents of the Company or (iii) relating to the transferability of securities arising under applicable securities Laws).

Section 3.6. Brokers. Neither Seller nor any of their Affiliates (including the Company) has entered into any Contract that would result in the Company, the Buyer or any of the Buyer’s Affiliates having any liability or obligation to pay fees or commissions to any broker, finder, investment banker, financial advisor or other agent with respect to the execution and delivery of this Agreement by such Seller or the Company, or the consummation by the Sellers or the Company of the Transactions.

Section 3.7. Taxes. None of the Sellers (nor, if such Seller is treated as an entity disregarded as separate from its sole owner for U.S. federal income tax purposes, the Person that is treated as its regarded Tax owner for such purposes) is a “foreign person” within the meaning of Section 1445(f)(3) of the Code. There are no Liens (except for Permitted Liens) for Taxes of the Sellers on the Purchased Interests.

Section 3.8. Investment Intent; Investment Experience; Restricted Securities.

(a) In acquiring Parent Common Stock, neither Seller is offering or selling, and shall not offer or sell the Parent Common Stock received as Equity Consideration, in connection with any distribution of such Parent Common Stock, and neither Seller has any participation and shall not participate in any such undertaking or in any underwriting of such an undertaking except in compliance with applicable federal and state securities Laws and as contemplated by the Registration Rights Agreement. Each Seller acknowledges that it can bear the economic risk of its investment in the Parent Common Stock and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Parent Common Stock. With the assistance of Sellers’ own professional advisors, to the extent Sellers have deemed appropriate, each Seller has made its own legal, tax, accounting and financial evaluation of the merits and risks of any investment in Parent Common Stock. Each Seller confirms that it is not relying on any communication (written or oral) of Buyer, Buyer Parent, any of their Affiliates and their respective Representatives, as investment or tax advice or as a recommendation to acquire any Parent Common Stock, other than the representations and warranties contained herein (as qualified or modified by the Buyer Parties’ Disclosure Schedule or as otherwise set out in the Parent SEC Reports) and the Closing Certificate. Each Seller is an “accredited investor” as such term is defined in Regulation D under the Securities Act.

(b) Other than the representations and warranties set forth in Article V, the Seller Parties have not relied and are not relying on, any other representation or warranty, express or implied, at law or in equity, in respect of the Buyer Parent or the Buyer or any of their respective businesses (collectively, “Other Buyer Reps”), including with respect to (i) merchantability or fitness for any particular purpose, (ii) the operation of the Business following the Closing, (iii) the probable success or profitability of the Company or the Business after the Closing or (iv) the accuracy or completeness of any (A) projections, predictions, forecasts, estimates, plans or budgets of future revenues, expenses or expenditures, future results of operations (or any component thereof), future cash flows (or any component thereof) or future financial condition (or any component thereof) that may be contained or referred to in the Buyer Parties’ Disclosure Schedule or elsewhere or (B) information, documents or materials regarding the Buyer Parent, the Buyer or any of their respective businesses, the Equity Consideration or the assets and properties of the Buyer Parent or the Buyer.

Section 3.9. Restrictions on Transfer or Sale of Parent Common Stock.

(a) Each Seller understands that the Parent Common Stock to be issued as Equity Consideration has not been registered under the Securities Act or any state securities laws by reason of specific exemptions under the provisions thereof that depend in part upon the investment intent of Sellers and of the other representations made by each Seller in this Agreement. Each Seller understands that Buyer Parent is relying upon the representations and covenants in this Agreement (and any supplemental information) for the purposes of determining whether the issuance of the Equity Consideration meet the requirements for such exemptions.

(b) Each Seller understands that the Parent Common Stock to be issued as Equity Consideration: (i) has not been registered under applicable federal and state securities laws; (ii) will constitute “restricted securities” under applicable federal securities laws; (iii) may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of unless such transfer, sale, assignment, pledge, hypothecation or other disposition is registered under applicable federal and state securities laws or is made pursuant to an exemption from registration under any federal or state securities laws; and (iv) shall contain or be subject to the following private placement legend:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND IS BEING OFFERED IN RELIANCE UPON CERTAIN EXEMPTIONS FROM REGISTRATION UNDER SUCH LAWS. SUCH EXEMPTIONS IMPOSE SUBSTANTIAL RESTRICTIONS ON THE SUBSEQUENT TRANSFER OF SECURITIES SUCH THAT THE HOLDER HEREOF MAY NOT SUBSEQUENTLY RESELL THIS SECURITY UNLESS IT IS SUBSEQUENTLY REGISTERED UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

(c) Each Seller understands that the Parent Common Stock to be issued as Equity Consideration shall contain or be subject to the following legend (the “Contract Legend”) during the Restricted Period:

THIS SECURITY IS ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN SECTION 6.22 OF THE MEMBERSHIP INTEREST PURCHASE AGREEMENT, DATED AS OF FEBRUARY 5, 2026, AS MAY BE AMENDED FROM TIME TO TIME, BY AND AMONG KODIAK GAS SERVICES, LLC, KODIAK GAS SERVICES, INC., MUSTANG PRS, LLC, LOUISIANA MACHINERY COMPANY, L.L.C. AND DISTRIBUTED POWER SOLUTIONS, LLC, AND THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE THEREWITH.

Section 3.10. No Review. Each Seller understands that no federal or state agency has passed upon the merits of an investment in the Parent Common Stock to be issued as Equity Consideration or made any finding or determination concerning the fairness or advisability of such an investment.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES RELATING TO THE COMPANY

The Sellers and the Company, jointly and severally, represent and warrant to the Buyer that each statement contained in this Article IV is true and correct as of the date of this Agreement and as of the Closing, except as set forth in the Disclosure Schedule.

Section 4.1. Organization and Standing.

(a) The Company is a limited liability company, duly organized, validly existing and in good standing under the Laws of the State of Texas and has all requisite limited liability company power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted. The Company has made available to Buyer true, correct and complete copies of all of the Company’s Organizational Documents.

(b) The Company is duly qualified or licensed as a foreign limited liability company to do business, and is in good standing, in each jurisdiction where the character of its properties or assets owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except where the failure to be so qualified or licensed would not reasonably be expected to be, individually or in the aggregate, material to the Company.

Section 4.2. Authority and Enforceability. The Company has all requisite limited liability company power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement and to consummate the Transactions. The execution, delivery and performance by the Company of this Agreement, and the consummation by the Company of the Transactions, have been duly authorized by all necessary limited liability company action on the part of the Company, and no other limited liability company action is necessary on the part of the Company to authorize this Agreement or to consummate the Transactions. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by each other Party, this Agreement constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by the General Enforceability Exceptions.

Section 4.3. Capitalization of the Company.

(a) The Purchased Interests constitute all of the issued and outstanding Equity Interests of the Company. The Purchased Interests have been duly authorized and are validly issued.

(b) There are no outstanding restrictions on transfers or voting of the Purchased Interests. The Company has not granted to any Person any Contract, warrant or option, or any other conversion right or right to purchase, subscribe for or receive an issuance of, any Equity Securities of the Company.

Section 4.4. Company Subsidiaries. The Company does not have, and never has had, any Subsidiary. The Company does not own, directly or indirectly, Equity Interests in any other Person.

Section 4.5. Noncontravention.

(a) Neither the execution, delivery or performance of this Agreement, nor the consummation of the Transactions by the Company, will, with or without the giving of notice or the lapse of time or both, (i) violate the Organizational Documents of the Company, (ii) violate any Law or Order applicable to the Company or (iii) result in a breach of or default under, require consent under or violate any Material Contract or Real Property Lease, except in the case of the immediately preceding clauses (ii) and (iii) to the extent that any such violation, breach, default or consent would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b) No Permit or Filing is required by the Company in connection with the execution and delivery by the Company of this Agreement, the performance by the Company of its obligations under this Agreement and the consummation of the Transactions, except for Permits and Filings the failure of which to obtain or make would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 4.6. Financial Statements.

(a) The Company has made available to the Buyer copies of (a) the unaudited balance sheet of the Company as of December 31, 2024, and the related unaudited statement of income of the Company and statement of cash flows for the year then-ended (the “Annual Statements”), and (b) the unaudited balance sheet of the Company as of September 30, 2025 (the “Interim Statement Date”), and the related unaudited statement of income and statement of cash flows of the Company as of the Interim Statement Date (the “Interim Statements”, and, together with the Annual Statements, the “Financial Statements”). The Financial Statements have been prepared from the books and records of the Company, including on a carve-out basis from the consolidated books and records of Power Rental Solutions, LLC, its prior sole owner, consistently in accordance with GAAP, and present fairly, in all material respects, the financial position, income (including income from operations) and cash flows of the Company, as of the indicated dates and for the indicated periods, together with any and all footnotes required to be included under GAAP. When delivered to the Buyer in accordance with this Agreement, the Annual Period Requisite Financial Statement Information and any Interim Period Requisite Financial Statement Information will have been prepared from the books and records of the Company consistently in accordance with GAAP, and will present fairly, in all material respects, the financial position, income (including income from operations) and cash flows of the Company, as of the indicated dates and for the indicated periods, together with any and all footnotes required to be included under GAAP.

(b) To the Knowledge of the Company, all accounts receivable and unbilled revenue reflected on the Financial Statements or arising after the Interim Statement Date or due to the Company as of the Closing Date (collectively, the “Accounts Receivable”) (i) have arisen from bona fide transactions entered into by the Company involving the sale or lease of goods or rendering of services in the Ordinary Course of Business and (ii) such Accounts Receivable have been recorded in accordance with GAAP and constitute undisputed (other than ordinary course disputes that are not material in amount) claims of the Company that are not subject to setoffs or counterclaims, subject in each case to the allowance for doubtful accounts reflected on the Financial Statements.

(c) To the Knowledge of Company, all accounts payable and accrued expenses reflected on the Financial Statements or arising after the Interim Statement Date (collectively, the “Accounts Payable”) have arisen from bona fide transactions entered into by or on behalf of the Company in the Ordinary Course of Business.

(d) The books of account and other financial records of the Company have been, and are being, maintained in all material respects in accordance with their respective customary accounting practices and applicable Law and accurately reflect, in all material respects the transactions of the Company that are required to be recorded therein.

(e) The Company has established and maintains a system of internal controls that is customary and appropriate for the size and nature of its business and is designed in good faith to facilitate the preparation of financial statements in accordance with GAAP. To the Company’s Knowledge, except as set forth on Section 4.6(e) of the Disclosure Schedules, there are no significant deficiencies or material weaknesses in the design or operation of the Company’s internal controls that, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect.

(f) Except as set forth on Section 4.6(f) of the Disclosure Schedule, since January 1, 2022, no material complaints from any source regarding accounting, internal accounting controls or auditing matters, and no concerns from any Employee regarding material questionable accounting or auditing matters, have been received by the officers or the board of managers of the Company (or equivalent officers or governing body, including PRS as managing member, or its officers or managers), or the Sellers.

Section 4.7. Absence of Undisclosed Liabilities. The Company has no liabilities of a nature required by GAAP to be reflected on a balance sheet, except liabilities (a) as and to the extent disclosed or reserved against in the Financial Statements or specifically disclosed in the notes thereto, (b) that were incurred after the Interim Statement Date in the Ordinary Course of Business (none of which is for a breach of a Contract, breach of warranty, tort, infringement, violation of Law or a Proceeding), (c) under Contracts of the Company (other than as a result of any breach thereof or default thereunder, including breach of warranty, by the Seller or the Company), (d) that constitute Transaction Costs or other liabilities that were incurred as a result of the Transactions that have been or will be paid on or prior to the Closing Date, or (e) that are not, individually or in the aggregate, material to the Company or the Business.

Section 4.8. Absence of Changes. Since the Interim Statement Date, (a) the Business has been conducted in accordance with the Ordinary Course of Business, (b) there has not been any Material Adverse Effect, and (c) the Company has not taken any actions set forth in Section 6.2 that, if such actions were to be taken during the Interim Period, would require Buyer’s consent, or agreed to or committed in writing to take any of such actions.

Section 4.9. Proceedings and Orders.

(a) There are no Proceedings pending or, to the Knowledge of the Company, threatened in writing against the Company, and the Company is not subject to any outstanding Order, in each case, that challenges or seeks to enjoin, alter or materially delay the consummation of the Transactions. There are no, and during the three-year period ending on the date hereof have not been any, Proceedings pending or, to the Knowledge of the Company, threatened in writing against the Company, and the Company is not subject to any outstanding Order, in each case, that would reasonably be expected to be, individually or in the aggregate, material to the Company.

(b) Section 4.9(b) of the Disclosure Schedule identifies any claim asserted by a customer of the Company since January 1, 2024 from which the Company has incurred, or would reasonably be expected to incur following the date of this Agreement, costs in excess of $500,000, individually or in the aggregate. There are no material Proceedings pending or, to the Knowledge of the Company, threatened in writing against the Company involving any service provided by the Company or as part of the Business relating to the Company’s workmanship, performance or alleged failure to perform to any services standard, or an alleged breach by the Company of any representation or warranty or similar undertaking, in each case, that would individually or in the aggregate, reasonably be expected to be material to the Company.

Section 4.10. Compliance with Laws; Permits.

(a) Except for such noncompliance that would not reasonably be expected to be, individually or in the aggregate, material to the Company, the Company is in compliance with all Laws applicable to it or its business or properties, and has been in compliance with all such Laws during the past three years from the date of this Agreement. The Company holds all Permits that the Company is required to hold in order to own, lease, maintain, operate and conduct its business as currently conducted, except for such Permits where the failure to have such Permits would not reasonably be expected to be, individually or in the aggregate, material to the Company. In the past three years, the Company has not received any written notice of the violation in any material respect of any Laws.

(b) None of the Company, any of its Affiliates or any of their respective Representatives acting on behalf of the Company or such Affiliate, in the past five years in connection with the Business, has (i) used any corporate or other funds for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity to government officials, candidates or members of political parties or organizations, or established or maintained any unlawful or unrecorded funds in violation of Section 104 of the United States

Foreign Corrupt Practices Act of 1977, or any other similar Law, (ii) paid, accepted or received any unlawful contributions, payments, expenditures or gifts or (iii) taken any act that resulted in a material violation of, or operated in noncompliance with, any export restrictions, anti-boycott regulations, embargo regulations or other similar applicable Law. During the five-year period ending on the date hereof, none of the Sellers, the Company, any of their Affiliates or any of their respective Representatives, has (x) taken any acts, on behalf of the Business, that resulted in a material violation of, (y) nor signed any Contract with any Governmental Entity, in each case, in connection with the Business, relating to any violations of (1) the U.S. Foreign Corrupt Practices Act of 1977, (2) any applicable U.S. or anti-money laundering or counterterrorism financing (“AML/CTF”) Law or regulation, or (3) any applicable Customs and International Trade Laws.

(c) Neither the Company nor any of its directors, managers, officers, and to the Knowledge of the Company, none of its Employees, customers, suppliers, vendors, resellers or distributors, is:

(i) located, organized, resident or operating in a country or territory that is the target of a comprehensive trade embargo by the U.S. government (presently, Cuba, Iran, North Korea, or the Crimea region of Ukraine (collectively, “Sanctioned Countries”));

(ii) the target of restrictions on trade by reason of U.S. Trade Controls, including being identified on a U.S. Government denied, debarred or otherwise prohibited party list, such as Specially Designated Nationals (“SDN”) and Blocked Persons List, owned fifty percent or more, in the aggregate, by one or more SDNs, Entity List, Denied Persons List, Nonproliferation Sanctions, Arms Export Control Act Debarred List (collectively, a “Prohibited Party”); or

(iii) knowingly engaged in dealings or transactions related to the Company in or with Sanctioned Countries or Prohibited Parties in violation of U.S. Trade Controls.

Section 4.11. Material Contracts.

(a) Section 4.11(a) of the Disclosure Schedule sets forth a true, correct and complete list, as of the date of this Agreement, of all of the following types of Contracts (except for any Real Property Leases) to which the Company is a party or by which the Company or its assets are bound:

(i) any Affiliate Contract;

(ii) any Contract for the employment or other services of any officer, Employee, or individual independent contractor, on a full-time or consulting basis, which provides for (A) an annual salary or annualized base compensation in excess of $150,000 per annum, (B) severance or other payments upon termination, or (C) with respect to Employees, employment that is not terminable by the Company “at will”;

(iii) any Contract that (A) limits in any material respect the ability of the Company from operating or doing business in any line of business or in any location or geographic area (excluding use or other limitations on owned, leased or subleased real property), other than any Contract pursuant to which the Company grants or is granted a license for the use of Intellectual Property, (B) contains a most-favored nation, favored customer or similar provision in favor of any customer or counterparty, (C) contains a “key man” provision or similar provision or otherwise provides a Person with any rights in the event that a particular natural Person ceases to provide services under such Contract or to remain employed or engaged by the Company, (D) requires the Company to deal exclusively or on a “sole source” basis with another Person for the purchase of any material component, raw material, product or service that is used or provided by the Company, or (E) grants any third Person, or obligates the Company to exercise, an option or other preferential right to purchase, sell, lease, encumber or transfer any right, title or interest in and to any material property of the Company;

(iv) any Contract reasonably expected to result in aggregate future payments to or by the Company in excess of $500,000 per annum, excluding (A) the Company Benefits Plans (B) Contracts that are terminable on 30 days’ notice or less without material penalty, and (C) purchase orders entered into in the Ordinary Course of Business;

(v) any Contract under which the Company has (A) created, incurred, assumed or guaranteed, directly or indirectly, Indebtedness for borrowed money in excess of $500,000, (B) granted a Lien on any of the Company’s assets to secure such Indebtedness for borrowed money, or (C) extended credit in the form of Indebtedness for borrowed money to any other Person, but excluding any Finance Lease with a customer of the Company entered into in the Ordinary Course of Business;

(vi) any Hedging Arrangement;

(vii) any Contract (or series of related Contracts) entered into since January 1, 2023 relating to the material acquisition or disposition of any Person, business or material real property or other assets (whether by merger, purchase or sale of Equity Interests, sale of assets or otherwise), excluding rentals, leases and acquisitions or dispositions of assets in the Ordinary Course of Business;

(viii) any Contract (A) establishing any partnership, joint venture, strategic alliance or other collaboration, (B) providing for any obligation to participate in or make any capital contribution or other investment in any other Person, or similar arrangement by the Company involving the sharing of profits, losses, costs, Taxes or other liabilities with any other Person;

(ix) any Contract with any Governmental Entity;

(x) any Contract with any labor union, trade association, works council, labor organization, or similar organization representing any Employees, or any collective bargaining agreement;

(xi) any broker, distributor, or manufacturer’s representative Contract involving payments in excess of $750,000 per annum;

(xii) any Contract (A) pursuant to which any Person grants a license, sublicense, agreement or other permission to the Company to use any Intellectual Property (excluding (1) licenses or shrink-wrap Contracts for commercially available, unmodified, off-the-shelf software and software-as-a-service with an aggregate annual cost of less than $50,000 (collectively, “Off-the-Shelf Software”) and (2) non-exclusive licenses that are ancillary to, and not the primary purpose of the Contract), (B) pursuant to which a license, sublicense, agreement or other permission to use any material Company-Owned Intellectual Property is granted by the Company to another Person (but excluding Contracts granting non-exclusive licenses to customers, suppliers and independent contractors of the Company in the Ordinary Course of Business), (C) under which any Intellectual Property is developed by or on behalf of the Company (excluding Intellectual Property assignment agreements entered into with employees in the Ordinary Course of Business or with contractors in the Ordinary Course of Business for Intellectual Property developed by such contractors that is not material to the Company and the Business), (D) under which the Company resolved any actual or threatened dispute with regard to Intellectual Property, including any consent to use agreements, settlements, coexistence agreements, or covenants not to sue, or (E) containing any covenant or other provision that in any way materially limits or materially restricts the ability of the Company to use, exploit, assert, or enforce any Company-Owned Intellectual Property (other than any Contract pursuant to which the Company grants a non-exclusive license for the use of Company-Owned Intellectual Property);

(xiii) any Contract with any Major Customer or Major Vendor;

(xiv) to the extent not included in clause (xiii), any Contract providing for (A) the lease or license of mobile power turbines or other power generation assets by the Company to or from any other Person or (B) the purchase or sale, or grant of any option to purchase or sell, mobile power turbines or other power generation assets by the Company to or from any other Person, including any Finance Lease of such assets, in each case with payments in excess of $500,000 in any twelve-month period; and

(xv) any Contract providing for the purchase, sale, lease, license or other disposition of any assets (other than mobile power turbines or other power generating assets) having a value greater than $1,000,000 individually or $2,000,000 in the aggregate with respect to each such Contract;

(xvi) any Contract for capital expenditures individually in excess of $1,000,000;

(xvii) any Contract relating to the settlement, compromise or conciliation of any threatened, filed or pending Proceeding in the last three (3) years that contains any outstanding payment or material performance obligations by the Company thereunder;

(xviii) (A) any Contracts providing for indemnification of any officer, director, Employee or agent of the Company (other than the Company’s Organizational Documents), and (B) any other Contract the principal purpose of which is indemnification (excluding, for the avoidance of doubt, customary indemnification provisions entered into in the Ordinary Course of Business pursuant to which the aggregate liabilities of the Company would not reasonably be expected to exceed $250,000);

(xix) any Contracts constituting Credit Support Obligations;

(xx) investor rights or equity holder agreements, voting agreements or other Contracts with respect to the voting, issuance, sale, transfer or other disposition of any Equity Interests in the Company (other than the Company’s Organizational Documents);

(xxi) any powers of attorney empowering any Person to act on behalf of the Company;

(xxii) any Contracts with PEO or any other professional employer organization, staffing firm, employer of record, or similar Person; and

(xxiii) any legally binding commitment to enter into any of the foregoing.

(b) The Contracts required to be set forth on Section 4.11(a) of the Disclosure Schedule are collectively referred to in this Agreement as the “Material Contracts.” The Company is not in, or, during the three-year period prior to the date of this Agreement, has not received written notice of any, violation of or default under (including any condition that with the passage of time or the giving of notice would cause such a violation or default under) any Material Contract, except for those violations or defaults that would not reasonably be expected to have a material effect on the Company or the Business. A true, correct and complete copy of each Material Contract (subject to redaction or non-disclosure to protect proprietary or confidential information concerning the Company or as otherwise necessary to comply with the confidentiality obligations of the Company) has previously been made available to the Buyer. Each Material Contract is a valid and binding agreement of the Company and is in full force and effect, except (i) to the extent such Material Contract terminates or expires after the date of this Agreement in accordance with its terms, (ii) as limited by the General Enforceability Exceptions and (iii) for such failures to be valid and binding or in full force and effect that would not be, individually or in the aggregate, material to the Company or the Business.

Section 4.12. Real Property.

(a) Owned Real Property. The Company does not own any real property.

(b) Leased Real Property. Section 4.12(b) of the Disclosure Schedule contains a true, correct and complete list of all leases and subleases of real property under which the Company is lessee or lessor (collectively, the “Real Property Leases” and the real property subject to such Real Property Leases, the “Leased Real Property”). The Company is not in, and, during the three-year period prior to the date of this Agreement, has not received written notice of any, violation of or default under (including any condition that with the passage of time or the giving of notice would cause such a violation or default under) any Real Property Lease, except for those violations or defaults that would not reasonably be expected to have a material impact on the Company or the Business (whether individually or in the aggregate). A true, correct and complete copy of each Real Property Lease (subject to redaction or non-disclosure to protect proprietary or confidential information concerning the Company or as otherwise reasonably necessary to comply with the confidentiality obligations of the Company) has previously been made available to the Buyer. Each Real Property Lease is a valid and binding agreement of the Company and is in full force and effect, except (i) to the extent such Real Property Lease terminates or expires after the date of this Agreement in accordance with its terms, (ii) as limited by the General Enforceability Exceptions and (iii) for such failures to be valid and binding or in full force and effect or enforceable that would not reasonably be expected to have a material impact on the Company or the Business (whether individually or in the aggregate).

(c) The Company has not received any written notice from any Governmental Entity of any condemnation, expropriation or other Proceeding in eminent domain pending or threatened, against any Leased Real Property or any portion thereof or interest therein, and, to the Knowledge of the Company, no such pending or threatened Proceedings exist.

(d) The Company has not received any written correspondence from a Governmental Entity or landlord or counterparty to any Real Property Lease that any Leased Real Property (or portion thereof) is in violation of applicable Law or requires any repairs or improvements. The Company has not received written notice of any pending special or other assessments for public improvements or otherwise affecting any Leased Real Property. The Company has not deferred maintenance of any improvements on the Leased Real Property in contemplation of the Transactions.

(e) The Company is in possession of all Leased Real Property and has all easements, licenses, Permits or other rights required by applicable Law for the current use and occupancy of the Leased Real Property and as necessary and material to the conduct of the Business thereon as currently conducted by the Company, including direct and adequate rights of ingress and egress and adequate water, sanitary sewer, drainage; electrical and gas; telephone and other communication utility services for the operation of the Business as currently conducted on such Leased Real Property, and such Permits are valid and in full force and effect. All utility services or systems for the Leased Real Property have been installed and are operational and sufficient for the operation of the Business as currently conducted thereon. The Leased Real Property comprises all of the real property and interests in real property used or intended to be used in, otherwise related to, or occupied in connection with, the Business as presently conducted and in the Ordinary Course of Business.

Section 4.13. Employee Benefits.

(a) Section 4.13(a) of the Disclosure Schedule sets forth a true, correct and complete list of each material Company Benefit Plan.

(b) Section 4.13(b) of the Disclosure Schedule sets forth a complete list of each PEO Benefit Plan.

(c) With respect to each material Company Benefit Plan and material PEO Benefit Plan, the Sellers have made available (or with respect to each material PEO Benefit Plan, used reasonable best efforts to make available) to Buyer, to the extent applicable (i) all plan documents (or, with respect to any such Benefit Plan that is unwritten, a written summary thereof), related trust agreements and all amendments thereto, (ii) to the extent the Company is a party, all insurance contracts and policies and certificates of coverage and all amendments thereto, (iii) all current summary plan descriptions and summaries of material modifications thereto, (iv) the Form 5500 annual reports and accompanying schedules and financial statements, as filed, for the most recently completed plan year, (v) annual testing (including nondiscrimination and coverage) results for the Company for the three (3) most recently completed plan years, (vi) the most recent determination letter, advisory letter, or opinion letter issued by the IRS, and (vii) all material, non-routine correspondence received by the Company from or provided by the Company to the Department of Labor, the Pension Benefit Guaranty Corporation, the IRS or any other Governmental Entity in the last three (3) years.

(d) All premiums for and contributions to the Company Benefit Plans and PEO Benefit Plans have been timely made. All such contributions have been fully deducted by the Company or its ERISA Affiliates, as applicable, for federal income tax purposes.

(e) All Company Benefit Plans and, to the Knowledge of the Company, all PEO Benefit Plans, conform (and at all times have conformed) to, and are being administered and operated (and have at all times been administered and operated) in compliance in all material respects with their respective terms and the requirements of the Code, ERISA and all other Laws. There is no audit, inquiry, investigation, or examination pending or, to the Knowledge of the Company, threatened by the IRS, the Department of Labor, the Pension Benefit Guaranty Corporation or any other Governmental Entity with respect to any Company Benefit Plan and, to the Knowledge of the Company, any PEO Benefit Plan. There is no pending or, to the Knowledge of the Company, threatened action, claim or lawsuit relating to any Company Benefit Plan or to the Knowledge of the Company and with respect to current or former personnel of the Company, any PEO Benefit Plan (other than, in each case, routine claims for benefits payable in the ordinary course).

(f) Each Company Benefit Plan that is intended to be a qualified plan within the meaning of Section 401(a) of the Code is so qualified and no circumstances exist (i) which would reasonably be expected to result in loss of such qualification under Section 401(a) of the Code or (ii) which would result in a penalty under the IRS Closing Agreement Program if discovered during an IRS audit or investigation. Each such Company Benefit Plan either has received a favorable and currently effective determination letter from the IRS or is in the form of a preapproved plan document that is the subject of a favorable opinion or advisory letter from the IRS on which such Company Benefit Plan is entitled to rely.

(g) Neither the Company nor any ERISA Affiliate has or had sponsored, or maintained, contributed to, any obligation to contribute to, or any liability (including contingent liability) at any time during the preceding completed six (6) plan years or thereafter with respect to (i) a plan subject to Title IV of ERISA, including any defined benefit pension plan (as defined in Section 3(35) of ERISA), (ii) any “multiemployer plan” (as defined in Section 3(37) or 4001(a)(3) of ERISA), (iii) a multiple employer plan subject to Section 4063 or 4064 of ERISA, or (iv) a plan subject to Section 302 of ERISA or Section 412 of the Code, or (v) except with respect to any PEO Benefit Plan, a multiple employer welfare arrangement (as defined in Section 3(40)(A) of ERISA) or a voluntary employees’ beneficiary association under Section 501(c)(9) of the Code. Neither the Company nor any ERISA Affiliate has any material liability as a result of a violation of COBRA. The Company does not have any liability under Section 502(i) or 502(l) of ERISA.

(h) The Company neither provides, nor has any obligation to provide, current or former Employees (or any beneficiaries thereof) welfare benefits (including medical and life insurance benefits) after such individual terminates employment with the Company, except for the coverage continuation requirements of COBRA or continued coverage until the end of the month during which termination occurs.

(i) In the last five (5) years, (i) each Company Benefit Plan that is or has been a nonqualified deferred compensation plan within the meaning of Section 409A of the Code has been administered, operated and maintained in all material respects according to the requirements of Section 409A of the Code, and (ii) the Company has not been required to withhold or pay any Taxes as a result of a failure to comply with Section 409A of the Code. The Company does not have any obligation to make a “gross-up” or similar payment in respect of any Taxes that may become payable under Section 409A or 4999 of the Code.

(j) In the last five (5) years, the Company has complied in all material respects with all applicable provisions of the Patient Protection and Affordable Care Act of 2010, as amended, and the Health Care and Education Reconciliation Act of 2010, as amended, to the extent applicable, including the employer shared responsibility provisions relating to the offer of “affordable” health coverage that provides “minimum essential coverage” to “full-time” employees (as those terms are defined in Section 4980H of the Code) and the applicable employer information reporting requirements under Sections 6055 and 6056.

(k) Except as set forth in Section 4.13(k) of the Disclosure Schedule, none of the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby (either alone or in combination with another event) will or can reasonably be expected to (i) entitle any current or former director, officer, consultant or Employee to any compensation, benefit or payment (including any severance pay or similar compensation), any cancellation of indebtedness, or any increase in compensation, (ii) result in the acceleration of payment, funding or vesting under any Benefit Plan or any increase in benefits under any Benefit Plan, or (iii) provide any additional rights, compensation or benefits for any current or former director, officer, consultant or Employee (including any change-in-control, retention or similar payment or benefit). No amount paid or payable (whether in cash, in property, or in the form of benefits) in connection with the transactions contemplated hereby (either alone or in combination with another event) will be an “excess parachute payment” within the meaning of Section 280G of the Code.

(l) No Company Benefit Plan is subject to any law of any jurisdiction outside of the United States of America.

Section 4.14. Labor and Employment Matters.

(a) Section 4.14(a)(i) of the Disclosure Schedule contains a complete list as of the date hereof of all Employees, accurately stating, as applicable, to the extent permitted by applicable Law, for each such person: (i) Employee name or identification number; (ii) primary work location (including U.S. state and city, as applicable); (iii) job title (including full-time, part-time, or temporary status); (iv) annual salary or hourly wage rate; (v) target short-term cash incentive opportunities for the current year (if any); (vi) employing entity; (vii) date of hire and continuous service date (if different); (viii) classification as exempt or non-exempt for wage and hour purposes under the Fair Labor Standards Act or other applicable Law; (ix) accrued but unused paid time off; (x) visa status and, as applicable, visa type and expiration date; and (xi) if applicable, leave status and anticipated return to work date. Except as set forth in Section 4.14(a)(i) of the Disclosure Schedule, the Company has not made any promises or commitments to any current Employees with respect to changes or additions to compensation or benefits. Section 4.14(a)(ii) of the Disclosure Schedule contains a complete and accurate list as of the date hereof of all individual independent contractors and consultants providing services to the Company on a regular and ongoing basis as of the date hereof, including for each such Person: (i) name (including the entity name, if any, and name of the natural person service provider); (ii) service inception date; (iii) primary work location (including, as applicable, U.S. state); (iv) contract rate; and (v) description of services provided.

(b) All current Employees are “at will” employees, and the Company is not party to, or bound by, any employment agreements that are not terminable at will without severance or other liabilities.

(c) The Company is (and at all times in the past three (3) years has been) in compliance in all material respects with all applicable Laws governing employment practices, terms and conditions of employment, wage payment, labor relations, worker classification (either as exempt or non-exempt, or as a contractor or employee), labor relations, employment discrimination, harassment, disability rights or benefits, reasonable accommodations, retaliation, plant closings and mass layoffs, immigration (including completion and retention of Form I-9s or similar foreign documents required by applicable Law), employee recordkeeping, labor, collective bargaining, withholding of Taxes, workers’ compensation, occupational health and safety, disability and unemployment insurance, employee trainings and notices, time off and leave of absence rights, automated employment decision tools and artificial intelligence, pay transparency, and child labor, in each case, with respect to current or former employees. The Company is not delinquent in any material payments or, other than liabilities accrued as Current Liabilities, Indebtedness or Transactions Costs, liable for any arears to any of its current or former employees, consultants, independent contractors, or other service providers for any wages, salaries, commissions, bonuses, severance, termination pay, fees or other compensation for any services performed for it or amounts required to be reimbursed to such Persons.

(d) As of the date of this Agreement, there are no pending or, to the Knowledge of the Company, threatened, strikes, work stoppages, pickets, lockouts, concerted refusals to work overtime, work slow-downs, or similar labor disruptions or disputes by or on behalf of any current or former Employees, and none has ever occurred in the past three (3) years. The Company is not, and has never been, party to, or bound by, any collective bargaining agreement or any other Contract with any labor union, trade association, works council, labor organization, or similar organization representing any current or former Employees, and the Company is not presently negotiating a collective bargaining agreement or any such Contract. To the Knowledge of the Company, there is no organizing activity by any Person or labor union with respect to any Employees (in their capacity as such), no demand for recognition of any Employees has been made by or on behalf of any labor union or similar organization, and no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened to be brought or filed with the National Labor Relations Board or any other Governmental Entity.

(e) There are no pending, and have not in the past three (3) years been any, unfair labor practice charges or complaints by or before the National Labor Relations Board or any other Governmental Entity, and, to the Company’s Knowledge, none is or has been threatened against the Company in the past three (3) years. There are no Proceedings against the Company pending or, to the Knowledge of the Company, threatened under any Law relating to any of the Company’s current or former Employees, applicants, individual independent contractors, consultants, volunteers, interns, or other individual service providers, or otherwise relating to the Company’s employment practices or policies, or with respect to breaches of any employment-related Law.

(f) Within the last three (3) years, the Company has not taken any action that constitutes a “mass layoff” or “plant closing” within the meaning of the Worker Adjustment and Retraining Notification Act of 1988, or any similar Law (collectively, the “WARN Act”), nor has any such mass layoff or plant closing with respect to the Company been planned or announced.

(g) In the past three (3) years, (i) no allegations of sexual or racial harassment, discrimination or misconduct have been made against any (A) officer or director of the Company, or (B) any Employee who, directly or indirectly, supervises or has managerial authority over Employees or service providers of the Company, and (ii) the Company has not entered into any settlement agreement or conducted any investigation related to allegations of sexual or racial harassment, discrimination or misconduct by any current or former Employee, contractor, director, officer, or other representative of the Company, except for any such investigations that are completed and did not substantiate any material alleged wrongdoing.

(h) The Company has properly verified the employment eligibility of all of its Employees, and all of its former Employees in the past three (3) years, and has retained an accurately completed and executed Form I-9 and any required supporting documentation for each such Employee, in compliance in all material respects with the Immigration Reform and Control Act and applicable Law. The Company has materially complied with any E-Verify requirements placed upon it under any Contract or any applicable Law.

Section 4.15. Environmental Matters. Except as set forth on Section 4.15 of the Disclosure Schedule, (a) the Company is, and for the past five (5) years has been, in compliance in all material respects with all Environmental Laws, (b) the Company has not received any written notice, demand, request for information, citation or summons asserting any actual or alleged material violation of, or material liability under, any Environmental Law or relating to the Release of Hazardous Substances that is unresolved, and there are no Proceedings or Orders initiated pursuant to Environmental Laws pending or, to the Knowledge of the Company, threatened in writing against the Company, (c) the Company holds and is, and for the past five (5) years has been, in compliance in all material respects with all Permits required under Environmental Law for the current operations of the Company, to the Knowledge of the Company, all such permits and licenses are valid and in full force and effect, and there is no Proceeding pending or, to the Knowledge of the Company, threatened that seeks the revocation, cancellation, suspension or material adverse modification of any such permit or license, (d) there has been no Release of any Hazardous Substances on, under, at, or from the Leased Real Property or at any other real property formerly owned, leased or operated by the Company or any other location in a manner that has given rise to, or could reasonably be expected to give rise to, any material investigation, remediation or monitoring obligation for the Company to perform or any material liability of the Company pursuant to Environmental Laws and (e) the Company has not assumed or provided a contractual indemnity for any liability of any other Person under any Environmental Laws or relating to the Release of Hazardous Substances, including any obligation for corrective or remedial action, which indemnity remains in effect as of the Closing Date.

Section 4.16. Insurance. Section 4.16 of the Disclosure Schedule lists, as of the date of this Agreement each material insurance policy maintained by or on behalf of the Company, the Business or the assets used in the Business or with respect to which the Company is a named insured or otherwise is a beneficiary of coverage (including the name of the insurer, the policy number, the policy period and the amount of coverage) (all such policies required to be listed on Section 4.16 of the Disclosure Schedule, the “Policies”). The Policies constitute all of the insurance necessary for the Company to maintain compliance in all material respects with all Material Contracts and applicable Law. All such Policies (or replacements thereof with comparable coverage) are in full force and effect. No written notice of cancellation or termination has been received by the Company with respect to any such insurance policies that have not been replaced on substantially similar terms prior to the date of such cancellation or termination. All premiums on such insurance policies due and payable as of the date of this Agreement have been paid. Sellers have made available to Buyer true, correct and complete copies of the Policies, the most recent inspection reports received from insurance brokers or underwriters relating thereto and accurate loss runs with respect to all pending claims and the claims history with respect to the Policies since January 1, 2022 (including with respect to insurance obtained but not currently maintained). With respect to the Policies, (i) all claims thereunder have been filed in due and timely fashion and (ii) there is no material claim by or with respect to the Company or the Business or the assets used in the Business pending under any Policy as to which coverage has been denied or disputed by the underwriters of such Policy or in respect of which such underwriters have reserved their rights. None of the Sellers, the Company or any of their Affiliates or Representatives has provided any information to any insurer in connection with any application for insurance that would reasonably be expected to result in the cancellation of any Policy or a denial of coverage for a risk otherwise covered by any Policy. To the Knowledge of the Company, there are no circumstances in respect of which any Person is reasonably expected to make a material claim under any Policy (other than the claims themselves that are already included in pending claims and the claims history with respect to the Policies).

Section 4.17. Taxes.

(a) The Company has timely filed, or has caused to be timely filed on its behalf, with the appropriate Governmental Entity (taking into account any extension of time within which to file) all Income Tax and other material Tax Returns required by Law to be filed by it, and all such filed Tax Returns are true, correct and complete in all material respects. All Taxes payable by or on behalf of the Company have been timely paid (whether or not shown as due on such Tax Returns). As of the date hereof, the Company is not the beneficiary of an extension of time within which to file any Tax Return (other than any such extension entered into in the Ordinary Course of Business consistent past practice).

(b) The Company has made available to the Buyer copies of all Income Tax and other material Tax Returns filed with respect to the Company for taxable periods ending on or after December 31, 2022, and all examination reports, and statements of deficiencies assessed against or agreed to by the Company with respect to such taxable periods.

(c) The amount of unpaid Taxes of the Company does not, as of the date of the Financial Statements, exceed the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of such Financial Statements (rather than in any notes thereto). Since the date of the Financial Statements, the Company has not incurred any liability for Taxes outside the ordinary course of business or otherwise inconsistent with past custom and practice.

(d) The Company has not waived any statute of limitations in respect of Taxes or consented to extend the time in which any Tax may be assessed or collected by any taxing authority of any Governmental Entity that is still in effect, and no written request for such waiver or consent is outstanding.

(e) No deficiency with respect to Taxes has been proposed, asserted or assessed in writing against the Company which has not been fully paid, settled, withdrawn or otherwise resolved. The Company does not have any liability on account of an “imputed underpayment” of Taxes within the meaning of Section 6225 of the Code (or any analogous provision of state, local or non-U.S. Law, including as a result of owning an interest in another entity treated as a partnership for Tax purposes).

(f) No Proceedings are presently pending or threatened in writing, in each case with regard to Taxes of the Company.

(g) The Company (i) is not and has never been a member of an affiliated group filing a consolidated Tax Return, and (ii) does not have any liability for Taxes of any Person arising from the application of Treasury Regulations Section 1.1502-6 or any analogous provision of state, local or non-U.S. Law, or as transferee or successor, by Contract or otherwise.

(h) As of the Closing, the Company will not be a party to, bound by, or have any obligation under any Tax sharing, Tax allocation or Tax indemnity Contract, other than any commercial Contracts entered into in the Ordinary Course of Business that do not relate primarily to Taxes or any such Contracts that terminate with respect to the Company effective as of the Closing Date.

(i) The Company has not participated in a “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2).

(j) There are no Liens upon any of the assets or properties of the Company with respect to Taxes, other than Permitted Liens.

(k) The Company is, and has been at all times since its formation, properly treated as an entity disregarded as separate from its owner or a partnership for U.S. federal income Tax purposes. No election described in Treasury Regulation Section 301.7701-3(c) has ever been made or is pending with respect to the Company.

(l) All Taxes which the Company is obligated to withhold or collect for payment (including sales and use Taxes and Taxes in connection with any amounts paid or owning to any Employee, independent contractor, creditor, stockholder or other third party) have been duly withheld and collected and have been paid to the appropriate Governmental Entity, all IRS Forms W-2 and 1099 required with respect thereto have been properly completed and filed, and any required Tax exemption certificates have been received and retained by the Company in accordance with applicable law.

(m) The Company has not been informed in writing by any jurisdiction that such jurisdiction believes that the Company was required to file any income or other Tax Return that was not filed or was required to pay any income or other Tax that was not paid.

(n) The Company will not be required to include any material item of income or exclude any item of deduction from taxable income for any taxable period (or portion of a taxable period) beginning after the Closing Date as a result of any (i) change in method of accounting for a taxable period ending on or prior to the Closing Date, (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Law) executed at or prior to the Closing, or (iii) intercompany transaction or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or non-U.S. Income Tax Laws), (iv) installment sale or open transaction disposition made at or prior to the Closing, or (v) prepaid amount received at or prior to the Closing.

(o) The Company has not claimed the employee retention credit pursuant to Section 2301 of the CARES Act.

(p) There is no power of attorney currently in force with respect to any Tax matter of the Company.

(q) Except as set forth on Section 4.17(q) of the Disclosure Schedule, the Company has not (i) engaged in a trade or business, (ii) had a permanent establishment (within the meaning of an applicable Tax treaty), or (iii) otherwise become subject to any material Tax, in each case, in a country other than the United States.

Section 4.18. Intellectual Property.

(a) Section 4.18 of the Disclosure Schedule sets forth all (i) Registered Intellectual Property, and (ii) material unregistered trademarks included in the Company-Owned Intellectual Property that are used in the Business, indicating for each item of Registered Intellectual Property to be listed under clause (i) above the registration or application number and the filing jurisdiction, as applicable. Such registrations, filings or issuances remain in full force and effect. With respect to any of the Registered Intellectual Property set forth on Section 4.18 of the Disclosure Schedule, the Company (A) has timely satisfied all deadlines for maintaining any registrations or patents (including timely payment of any maintenance, renewal or related fees) with the relevant Governmental Entity, including those arising up to and including the date three (3) months after the Closing Date, and (B) is listed as the record title owner in the records of the relevant Governmental Entity for such Registered Intellectual Property. All Company-Owned Intellectual Property is valid, subsisting and, to the Knowledge of the Company, enforceable.

(b) The Company owns or has adequate rights to use the Intellectual Property necessary for the Company to operate its business as currently conducted, in each case, except to the extent the failure to own or possess adequate rights in any Intellectual Property would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(c) To the Knowledge of the Company, the activities of the Company, including the operation of the Business and the use of Company-Owned Intellectual Property in the Business, do not currently materially infringe, misappropriate, dilute or otherwise violate, and have not materially infringed, misappropriated, diluted or otherwise violated, any Intellectual Property owned by any Person. To the Knowledge of the Company, no Person is materially infringing, misappropriating, diluting or otherwise violating, or has materially infringed misappropriated, diluted, or otherwise violated any Company-Owned Intellectual Property. The Company has not received any written claims or allegations asserting that, since January 1, 2024, the Company or the operation of the Business has infringed, misappropriated or otherwise violated the Intellectual Property of any other Person. There is no currently pending Proceeding brought by another Person or the Company related to claims or allegation alleging infringement, misappropriation or other violation of Intellectual Property.

(d) Except as set forth on Section 4.18 of the Disclosure Schedule, the Company has not entered into any agreement to indemnify any other Person against any charge of infringement of any Company-Owned Intellectual Property, other than indemnification provisions contained in purchase orders or license agreements arising in the Ordinary Course of Business.

(e) The Company has taken commercially reasonable steps to protect and maintain the confidentiality of the material trade secrets and other material confidential information included in the Company-Owned Intellectual Property or owned by another Person and used or held for use by the Company for which the Company has a confidentiality obligation.

(f) The Business Systems are in satisfactory working order, are sufficient for the continued conduct of the Business immediately following the Closing in substantially the same manner as conducted by the Company as of the date of the Closing Date, and have commercially reasonable security, backups, disaster recovery arrangements, and hardware and software support and maintenance designed to reduce the risk of material error, breakdown, failure, or Security Breach occurring and designed to ensure if such event does occur it does not cause a material disruption to the operation of the Business. There have been no material failures, breakdowns, continued substandard performance or other adverse events affecting any Business Systems, in each case that have materially disrupted the conduct of the Business since January 1, 2024. The Business Systems are configured and maintained in a manner designed to minimize the effects of viruses, Trojan horses and malicious code, and, to the Knowledge of the Company, do not contain any viruses, malicious code or other unauthorized code or devices that do or could impair the operation of the Business Systems in any material respect. To the Knowledge of the Company, the Company is in compliance in all material respects with the terms of the Off-the-Shelf Software licenses to which it is a party or otherwise subject.

(g) Since January 1, 2024, there have been no actual material breaches of security (including accidental or unlawful destruction, Loss, alteration, theft and unauthorized use, access, collection, processing, storage, disposal, destruction, transfer, disclosure, interruption or modification by any Person) (“Security Breaches”) of (i) the Business Systems, including confidential or proprietary information stored or contained therein or transmitted thereby or (ii) Personal Information or other confidential or proprietary information collected, processed, stored or maintained by or, to the Knowledge of the Company, on behalf of the Company. Without limiting the foregoing, since January 1, 2024, the Company has not suffered any Security Breach with respect to any Personal Information that has resulted or could reasonably be expected to result in liability to the Company. Since January 1, 2024, no Proceeding was initiated, pending or, to the Knowledge of the Company, threatened in writing alleging a violation of any Person’s rights of publicity or privacy or Personal Information or data privacy rights.

(h) The Company has implemented commercially reasonable administrative, physical, and technical safeguards and precautions designed to prevent Security Breaches. The Company is in compliance in all material respects with all applicable data security and privacy Laws applicable to the Company. The Company has not received any valid written notice, complaint, claim or notification pursuant to any applicable Law alleging non-compliance with any such Law (including any information or enforcement notice), other than requests or applications for revision or deletion that are made by individuals in the Ordinary Course of Business nor, to the Knowledge of the Company, are there any circumstances which may give rise to the giving of any such notice or the making of any such notification.

(i) Since January 1, 2024, no event or occurrence has transpired that would require the Company to provide notice to any Person with respect to any Security Breach or other violation of Law under any applicable Law regulating the processing of Personal Information. To the Knowledge of the Company, no unauthorized disclosure has occurred of any material third party proprietary or confidential information in the possession, custody or control of the Company and no breach has occurred of the Company’s security procedures wherein material confidential information has been disclosed to a third person. Except as set forth on Section 4.18(i) of the Disclosure Schedule, the Company has not made any claims for coverage under any insurance policies or Contracts, or put any issuers of insurance policies or counterparties to Contracts on notice of actual claims, relating to any Security Breach involving Personal Information.

Section 4.19. Affiliate Transactions. Except as set forth on Section 4.19 of the Disclosure Schedule, there are no Contracts between or among the Company, on the one hand, and any Seller or any of its Related Parties, or any officer, director, manager or member of the Company, or, to the Knowledge of the Company, any Affiliate of any officer, director or manager of the Company, on the other hand, except for the Benefit Plans to officers, directors, managers or Employees made or entered into by the Company in the Ordinary Course of Business. Except as set forth on Section 4.19 of the Disclosure Schedule, neither of the Sellers nor any of their Related Parties hold any properties or assets used in the Business.

Section 4.20. Major Customers. Section 4.20 of the Disclosure Schedule sets forth a true, correct and complete list of the Major Customers. In the last 12 months, neither the Sellers nor the Company has received any written notice that any Major Customer (i) has cancelled or terminated, or intends to cancel or terminate, any Material Contract with the Company, or (ii) intends to materially limit, cease or suspend the business such Major Customer conducts with the Company.

Section 4.21. Major Vendors. Section 4.21 of the Disclosure Schedule sets forth a true, correct and complete list of the Major Vendors. In the last 12 months, neither the Sellers nor the Company has received any written notice that any Major Vendor (i) has cancelled or terminated, or intends to cancel or terminate, any Material Contract with the Company, or (ii) intends to materially limit its supply or sale of, or cease supplying or selling, products or services to the Company.

Section 4.22. Company Assets; Company Services.

(a) The Company has good, marketable and valid title to (or a valid leasehold interest in) the material assets currently owned or used by the Company in connection with the operation of the Business (collectively, the “Material Assets”), free and clear of all Liens (except for Permitted Liens).

(b) The Material Assets, together with the services provided pursuant to the terms of the Transition Services Agreement, constitute all of the assets reasonably necessary for the continued conduct of the Business after the Closing, in each case, in substantially the same manner and in all material respects as conducted as of the date of this Agreement. The material tangible assets of the Company (including without limitation any material machinery, equipment, inventory and other items of personal property) of the Company are in reasonably good condition and in a state of reasonably good maintenance and repair (ordinary wear and tear excepted) and are capable of being used for the purposes intended or currently used. The inventory of the Company is in all material respects of a quality and quantity usable and salable in the Ordinary Course of Business, except for immaterial or obsolete items and items of below standard quality written off or written down to the lower of cost or fair market value on the Financial Statements or, with respect to inventory acquired since the Interim Statement Date, on the accounting records of the Company, as the case may be. The Company has not deferred maintenance of any Material Assets in contemplation of the transactions contemplated by this Agreement.

(c) Section 4.22(c) of the Disclosure Schedule is a true, correct and complete list, as of the date of this Agreement, of, and sets forth, (i) (A) all generators owned by the Company or otherwise used in the Business, (B) all generators manufactured or remanufactured by the Company, (C) solely in connection with the Business, all generators leased by or on behalf of the Company or any of Sellers or their Affiliates from another Person and (D) solely in connection with the Business, all generators subject to a lease with a rental purchase option (all of such generators required to be disclosed pursuant to this clause (i), collectively, the “Generators”) and (ii) with respect to each Generator, (A) the manufacturer and remanufacturer of such Generator and the manufacturer of the engine utilized in such Generator, (B) the rating (in kilowatts) of such Generator, (C) the age of such Generator since acquisition by the Company (or any of Sellers or their Affiliates), (D) the run time of such Generator (in hours since manufacture or the last remanufacture, as applicable) and (E) the identifier or number of such Generator. Other than the Certificated Assets, none of the Generators are subject to certificate of title statutes or regulations under which a security interest in such Generators is perfected by an indication on the certificate of title of such Generators (in lieu of filing of financing statements).

(d) Section 4.22(d) of the Disclosure Schedule is a true, correct and complete list of (i) any Generator (and such Generator’s unit number) that, as of the date of this Agreement, has an engine overhaul, rebuild or reconstruction in progress and (ii) whether such engine overhaul, rebuild or reconstruction is partial or complete.

(e) Section 4.22(e) of the Disclosure Schedule is a true, correct and complete list of (i) each trailer owned by the Company and (ii) the VIN of each such trailer.

(f) Except as set forth on Section 4.22(f) of the Disclosure Schedule, with respect to all tangible personal property subject to certificate-of-title statutes or regulations, the Company or its lender has physical possession of the certificates of title with respect to such tangible personal property (such tangible personal property, the “Certificated Assets”), and each such certificate of title lists the Company as the owner of the applicable Certificated Asset. Section 4.22(f) of the Disclosure Schedule is a true, correct and complete list of, and sets forth, the Certificated Assets.

(g) Section 4.22(g) of the Disclosure Schedule sets forth a complete and accurate list and descriptions of all product or service guarantees, warranties or other indemnities made, issued or given by the Company since January 1, 2024, as a result of which the Company has incurred costs in excess of $150,000 other than routine claims in the Ordinary Course of Business. In the past three years, to the Knowledge of the Company, the Company has not committed any act or failed to commit any act which would reasonably be likely to result in, and there has been no occurrence which would reasonably give rise to or reasonably form the basis of, any product liability or breach of warranty (whether covered by insurance or not) on the part of the Company with respect to products manufactured, repaired, maintained, sold or installed or services provided by the Company, in each case, to the extent that such liability would reasonably be expected to have a Material Adverse Effect and has not been subsequently resolved in the Ordinary Course of Business.

(h) Except as set forth in Section 4.22(h) of the Disclosure Schedule, none of the services provided or rendered, or products manufactured, sold or leased by the Company pursuant to any Material Contract, in each case, is subject to any express or implied warranty beyond the applicable warranties contained in such Material Contract or provided under applicable Law. The Company has made available true, complete and accurate copies of such warranties set forth on Section 4.22(h) of the Disclosure Schedule.

Section 4.23. Books and Records. All books and records of the Company have been maintained in accordance with applicable Law in all material respects and in the Ordinary Course of Business. At the Closing, the Company will own and have in its possession true, correct and complete copies of all of the books and records material to the operation of the Business as currently conducted, which books and records are sufficient for Buyer to own and operate the Business in all material respects in the Ordinary Course of Business.

Section 4.24. Bank Accounts. Section 4.24 of the Disclosure Schedule sets forth an accurate and complete list of (a) the names and locations of banks, trust companies and other financial institutions at which the Company maintains deposit, checking, investment securities or similar accounts or safe deposit boxes and the names of all Persons authorized to draw thereon, make withdrawals therefrom or have access thereto and (b) the names of all Persons, if any, holding currently effective powers of attorney from the Company and a summary statement of the terms thereof.

Section 4.25. Capital Projects; Capital Expenditures. Section 4.25 of the Disclosure Schedule sets forth a complete and accurate capital expenditure budget of the Company (the “CapEx Budget”), including a true, correct and complete list of all capital projects related to the Business involving capital expenditures greater than $500,000 that have been initiated but not yet been completed as of the date of this Agreement or that have not yet been initiated but for which an underlying quote or contract has been accepted by a customer as of the date of this Agreement (all such projects, collectively, the “Capital Projects”) and good faith estimates as of the date of this Agreement of (i) the associated costs reasonably expected to be incurred until completion and (ii) the timeline for completion, in each case, on a project-by-project basis, which CapEx Budget shall include any Closing Growth CapEx Amounts as of the date of this Agreement. As of the date of this Agreement, none of the Sellers or any of their Affiliates has any reasonable basis to believe that any of the Capital Projects will either not be completed in all material respects either (x) substantially in accordance with the budgets and cost estimates set forth on Section 4.25 of the Disclosure Schedule or (y) by the timelines set forth on Section 4.25 of the Disclosure Schedule.

Section 4.26. Disclaimer of Warranties. Except as set forth in Article III and this Article IV (as qualified or modified by the Disclosure Schedule) and in that portion of the Sellers’ Closing Certificate containing Sellers’ statements as to the conditions specified in Section 7.1(a) (the “Sellers’ Closing Certificate Statements”), (a) the Purchased Interests (including, indirectly through the sale of the Purchased Interests, the assets, properties, liabilities, condition, operations or prospects of the Company) are being sold on an “as is, where is” basis and in their condition as of the Closing with “all faults” and (b) none of the Seller Parties have made, or shall be deemed to have made, any other representation or warranty, express or implied, at law or in equity, in respect of the Purchased Interests or the assets, properties, liabilities, condition, operations or prospects of the Company or the Business and the Buyer Group Parties have not relied and are not relying on, any other representation or warranty, express or implied, at law or in equity, in respect of the Company or the Business, including with respect to (i) merchantability or fitness for any particular purpose, (ii) the operation of the Business following the Closing, (iii) the probable success or profitability of the Company or the Business after the Closing or (iv) the accuracy or completeness of any (A) projections, predictions, forecasts, estimates, plans or budgets of future revenues, expenses or expenditures, future results of operations (or any component thereof), future cash flows (or any component thereof) or future financial condition (or any component thereof) that may be contained or referred to in the Disclosure Schedule or elsewhere or (B) information, documents or materials regarding the Business, the Purchased Interests or the assets and properties of the Company, including any information furnished or made available to the Buyer Group Parties in any confidential information memorandum or presentation, “data room,” “virtual data room,” management presentation, functional “break out” discussions, responses to questions submitted on behalf of the Buyer Group Parties or in any other form in expectation of, or in connection with, the Transactions (the items and information referred to in the immediately preceding clauses (A) and (B) collectively, the “Evaluation Material”), or the appropriateness or suitability of the Evaluation Material for the purposes of enabling the Buyer Group Parties to evaluate the consummation of the Transactions. Any such other representations or warranties are hereby expressly disclaimed. Except in the case of Fraud, none of Seller Parties have been or will be subject to any liability or indemnification obligation to the Buyer Group Parties or any other Person resulting from the distribution to the Buyer Group Parties of, or any Buyer Group Party’s use of or reliance on, any Evaluation Material in expectation of the Transactions.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE BUYER

The Buyer Parties, jointly and severally, represent and warrant to the Sellers and the Company that each statement contained in this Article V is true and correct as of the date of this Agreement and as of the Closing, except (i) as set forth in the Buyer Parties’ disclosure schedule accompanying this Agreement (the “Buyer Parties’ Disclosure Schedule”), if applicable, or (ii) as otherwise disclosed in the Parent SEC Reports filed or furnished to the SEC on or prior to the date of this Agreement and publicly available for access via EDGAR:

Section 5.1. Good Standing. Each of the Buyer Parties is in good standing under the Laws of the State of Delaware.

Section 5.2. Authority and Enforceability. Each of the Buyer Parties has all requisite corporate or limited liability company power, as applicable, and authority to execute and deliver this Agreement and the Transaction Documents to which it is a party (the “Buyer Transaction Documents”), to perform its obligations under this Agreement and the Buyer Transaction Documents and to consummate the Transactions and the transactions contemplated by the Buyer Transaction Documents. The execution, delivery and performance by each of the Buyer Parties of this Agreement and the Buyer Transaction Documents, and the consummation by each of the Buyer Parties of the Transactions and the transactions contemplated by the Buyer Transaction Documents, have been duly authorized by all necessary corporate or limited liability company action on the part of the Buyer Parties, and no other corporate or limited liability company action is necessary on the part of the Buyer Parties to authorize this Agreement and the Buyer Transaction Documents or to consummate the Transactions and the transactions contemplated by the Buyer Transaction Documents. This Agreement has been, and at the Closing the Buyer Transaction Documents will be, duly executed and delivered by each of the Buyer Parties, as applicable, and, assuming the due authorization, execution and delivery by the Sellers and the Company, this Agreement constitutes, and at the Closing each of the Buyer Transaction Documents will constitute, a valid and binding obligation of each of the Buyer Parties, enforceable against each of the Buyer Parties, as applicable, in accordance with its terms, except as limited by the General Enforceability Exceptions.

Section 5.3. Noncontravention.

(a) Neither the execution, delivery and performance by the Buyer Parties of this Agreement and the Buyer Transaction Documents, nor the consummation of the Transactions and the transactions contemplated by the Buyer Transaction Documents by the Buyer Parties, will, with or without the giving of notice or the lapse of time or both, (i) violate or contravene the Organizational Documents of the Buyer Parties, (ii) violate any Law or Order applicable to the Buyer Parties or (iii) result in a breach of or default under, require consent under or violate any material Contract to which any Buyer Party is a party, except in the case of the immediately preceding clauses (ii) and (iii) to the extent that any such breach, default, consent or violation would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on either of the Buyer Parties’ ability to perform its obligations under this Agreement.

(b) No Permit or Filing is required by either Buyer Party in connection with the execution and delivery by the Buyer Parties of this Agreement and the Buyer Transaction Documents, the performance by each of the Buyer Parties of its obligations under this Agreement and the Buyer Transaction Documents and the consummation by each of the Buyer Parties of the Transactions and the transactions contemplated by the Buyer Transaction Documents, except for (i) any filings required for compliance with any applicable requirements of federal securities Laws, any applicable state or other local securities Laws and any applicable requirements of a national securities exchange or (ii) Permits and Filings the failure of which to obtain or make would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on either of the Buyer Parties’ ability to perform its obligations under this Agreement.

Section 5.4. Proceedings and Orders. There are no Proceedings pending or, to the knowledge of either of the Buyer Parties, threatened in writing against any of the Buyer Parties, and none of the Buyer Parties is subject to any outstanding Orders, in each case, that (a) challenge or seek to enjoin, alter or materially delay the consummation of the Transactions or (b) could adversely affect either of the Buyer Parties’ ability to perform its obligations under this Agreement.

Section 5.5. Available Funds; Solvency.

(a) The Buyer Parties have, and at the Closing will have, available cash resources (including, without limitation, and taken together with other available cash resources, amounts available under the Buyer Credit Agreement) in amounts sufficient to (i) pay the Cash Purchase Price payable under Article II and to satisfy all other payments required by this Agreement (whether payable before, at or after the Closing), (ii) pay any related fees, costs and expenses incurred by the Buyer Parties or their respective Affiliates in connection with the Transactions and (iii) otherwise consummate the Transactions. The consummation of the Transactions is permitted under the Credit Agreement without the need for any amendment, waiver or consent. Buyer has not received any written notice from any counterparty to the Credit Agreement indicating any violation or default under the Credit Agreement. As of the date of this Agreement, none of the Buyer Parties have amended or modified the terms thereof in any respect that would reasonably be expected to materially and adversely affect their ability to satisfy the obligations set forth in the foregoing subclauses (i) - (iii). None of the Buyer Parties’ obligations under the Buyer Transaction Documents are subject to the availability or consummation of any alternative financing arrangements contemplated under Section 6.10(b), and the Buyer Parties are not relying on any such alternative financing arrangements for purposes of consummating the Transactions.

(b) After giving effect to the Transactions, the Buyer Parties and the Company (assuming the accuracy of the representations in Article IV) will (i) collectively, be able to pay their debts as such debts become due, (ii) have capital sufficient to carry out their respective businesses as now contemplated and (iii) own assets and properties having a value both at fair market valuation and at fair saleable value in the Ordinary Course of Business greater than the amount required to pay their respective Indebtedness and other obligations as the same mature and become due.

Section 5.6. Investment Representations. The Buyer Parties acknowledge that the Purchased Interests being acquired pursuant to this Agreement have not been registered under the Securities Act or under any state or foreign securities Laws, and that the Purchased Interests may not be sold, transferred, assigned, offered for sale, pledged, hypothecated or otherwise disposed of unless such sale, transfer, assignment, offer for sale, pledge, hypothecation or other disposition is completed pursuant to the terms of an effective registration under the Securities Act and in compliance with any applicable state and foreign securities Laws or pursuant to an exemption from registration under the Securities Act and any applicable state or foreign securities Laws. The Buyer is purchasing the Purchased Interests for its own account and not with a view to any public resale or other distribution thereof, except in compliance with applicable securities Laws. The Buyer is an “accredited investor” as defined in Regulation D under the Securities Act.

Section 5.7. Brokers. Neither of the Buyer Parties nor any of their respective Affiliates has any liability or obligation to pay fees or commissions to any broker, finder or agent with respect to the Transactions.

Section 5.8. Antitrust. Neither of the Buyer Parties nor any of their respective Affiliates holds 5% or more of the Equity Securities in any Person that owns, controls or operates a business engaged in any of the lines of business in which the Company also engages. As of the date of this Agreement, no fact or circumstance exists, including any current holding or transaction under consideration by the Buyer Parties or any of their respective Affiliates, that would reasonably be expected to prevent or delay any Filings or Permits required under the HSR Act or any other Antitrust Laws.

Section 5.9. Compliance with Laws; Governmental Approvals(a) . The Buyer Parties and their respective Affiliates are each in compliance in all material respects with all Laws applicable to it or its business. The Buyer Parties do not require any Governmental Approvals, other than Filings under the HSR Act and any filings required for compliance with any applicable requirements of federal securities Laws, any applicable state or other local securities Laws and any applicable requirements of a national securities exchange, to consummate the Transactions.

Section 5.10. Capitalization.

(a) The authorized capital stock of Buyer Parent consists of 750,000,000 shares of Parent Common Stock, and 50,000,000 shares of Parent Preferred Stock. As of January 29, 2026, 85,778,559 shares of Parent Common Stock, and 308,018 shares of Parent Preferred Stock were issued and outstanding.

(b) The shares of Parent Common Stock issued to Sellers hereunder are duly authorized, and are, or will be with respect to shares of Parent Common Stock issued pursuant to Section 2.3(a)(iii), validly issued, fully paid and nonassessable and free of all Liens of any nature and restrictions imposed by or through the Buyer Parties, and not subject to, or issued in violation of, any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Delaware General Corporation Law or Buyer Parent’s Organizational Documents.

Section 5.11. Listing. The Parent Common Stock is listed on the New York Stock Exchange and the NYSE Texas, Inc.

Section 5.12. Financial Statements. Buyer Parent has timely filed all Parent SEC Reports since January 1, 2023. All such Parent SEC Reports filed by Buyer Parent, at the time filed with the SEC (in the case of documents filed pursuant to the Exchange Act) or when declared effective by the SEC (in the case of registration statements filed under the Securities Act) complied as to form in all material respects with the applicable requirements of the Exchange Act or the Securities Act, as the case may be. No Parent SEC Reports at the time described above contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. All financial statements contained or incorporated by reference in such Parent SEC Reports complied as to form when filed in all material respects with the rules and regulations of the SEC with respect thereto, and were prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the financial condition of Buyer Parent and its consolidated Subsidiaries as of the respective dates thereof and the consolidated results of operations and changes in cash flows for the periods indicated (subject, in the case of unaudited financial statements, to normal year-end audit adjustments that are not individually or in the aggregate material). As of the date of this Agreement, there are no outstanding or unresolved comments received from the SEC with respect to any Parent SEC Reports, and no Subsidiary of Buyer Parent is required to file periodic reports with the SEC, either pursuant to the requirements of the Exchange Act or by Contract.

Section 5.13. Form S-3. As of the date of this Agreement, Buyer Parent is eligible to register the resale of the Parent Common Stock to be issued as Equity Consideration under Form S-3 promulgated under the Securities Act.

Section 5.14. Independent Investigation; Acknowledgements and Confirmations. Each Buyer Party has conducted to its satisfaction its own independent review and analysis of, and based thereon has formed an independent judgment concerning, the Transactions, the Purchased Interests and the assets, properties, liabilities, condition, operations and prospects of the Business. In entering into this Agreement, each Buyer Party has relied solely upon its own review and analysis and the specific representations and warranties of the Sellers and the Company expressly set forth in Article III and Article IV (as qualified or modified by the Disclosure Schedule) or in the Sellers’ Closing Certificate Statements and not on any other representations, warranties, statements or omissions (whether by another Person, the Sellers or the Company). Each Buyer Party acknowledges that Purchased Interests are being sold on an “as is, where is” basis and in their condition as of the Closing with “all faults”, except as expressly set forth in Article III and Article IV (as qualified or modified by the Disclosure Schedule) or in the Sellers’ Closing Certificate Statements. Each Buyer Party acknowledges and confirms that, except for the representations and warranties expressly set forth in Article III and Article IV (as qualified or modified by the Disclosure Schedule) and the Sellers’ Closing Certificate Statements, none of the Seller Parties have made, or shall be deemed to have made, and none of the Buyer Group Parties have relied on, are not relying on and hereby disclaim reliance upon, any other representation or warranty, express or implied, at law or in equity, in respect of the Purchased Interests or the assets, properties, liabilities, condition, operations or prospects of the Company or the Business, including with respect to (a) merchantability or fitness for any particular purpose, (b) the operation of the Business after the Closing, (c) the probable success or profitability of the Business after the Closing or (d) the accuracy or completeness of any Evaluation Material or the appropriateness or suitability of the Evaluation Material for purposes of enabling the Buyer Group Parties to evaluate the consummation of the Transactions. None of the Seller Parties will have or be subject to any indemnification or, other in the case of Fraud, any liability or obligation to the Buyer Group Parties or any other Person resulting from the distribution to the Buyer Group Parties of, or any Buyer Group Party’s use of or reliance on, any Evaluation Material in expectation of the Transactions. The Buyer Parties confirm that the Seller Parties have made available to the Buyer Group Parties such opportunity to ask questions of the personnel of the Company, as well as such access to the offices, properties and books and records of the Business as deemed appropriate by the Buyer Group Parties in connection with their determination to enter into this Agreement and consummate the Transactions.

Section 5.15. Disclaimer of Warranties. Except as set forth in Article V (as qualified or modified by the Buyer Parties’ Disclosure Schedule or as otherwise set out in the Parent SEC Reports) and in the Buyer’s Closing Certificate, (a) none of the Buyer Parties have made, or shall be deemed to have made, any other representation or warranty, express or implied, at law or in equity, in respect of the Equity Consideration or the assets, properties, liabilities, condition, operations or prospects of the Buyer Parent, Buyer or any of their respective businesses, and (b) any Other Buyer Reps are hereby expressly disclaimed.

ARTICLE VI

COVENANTS

Section 6.1. Access to Information.

(a) During the Interim Period, the Sellers and the Company shall provide the Buyer and its Representatives with reasonable access to information of the Company and its material operations, in each case, as reasonably requested in advance by the Buyer (but solely to the extent such information is readily available in an existing form without any material or unreasonable interference with the business or operations of, or cost to, the Sellers or the Company), in each case, except for information (i) that the Sellers reasonably believe the Sellers or the Company is prohibited from providing to the Buyer by reason of applicable Law, (ii) that constitutes, or allows access to, information protected by attorney-client privilege or (iii) that the Sellers or the Company is required to keep confidential or prevent access to by reason of any Contract with a third party; provided, however, that such access shall (A) be conducted at the Buyer’s expense, during normal business hours and under the supervision of personnel of the Sellers or the Company, as applicable, (B) not disrupt the normal operations of the Company and (C) comply with all applicable Laws, including those regarding the exchange of competitively sensitive information; provided further, however, that the Sellers and the Company shall be obligated to use commercially reasonable efforts to, and shall cause their respective Affiliates and Representatives to use commercially reasonable efforts to, request consents and waivers necessary for Buyer and its Affiliates and Representatives to gain access to material records or information to the extent reasonably necessary for Buyer to conduct its confirmatory due diligence review of the Company, the Business and the assets relating thereto and the ownership, operation and maintenance thereof. All of such information shall be treated as Evaluation Material hereunder (and as Proprietary Information, as defined in the Confidentiality Agreement) subject to the terms and conditions of the Confidentiality Agreement, the provisions of which are hereby incorporated into this Agreement and acknowledged by the Parties as a continuing obligation in accordance with its terms. Notwithstanding anything to the contrary contained in this Agreement, the Buyer shall not be permitted during the Interim Period to contact the Company’s vendors, Employees, customers or suppliers, or any Governmental Entities (except (x) in connection with applications for Permits or Filings required to be made prior to the Closing under this Agreement and, in such case, only in accordance with the terms of this Agreement, and (y) as reasonably necessary to facilitate the Buyer’s conducting of background checks, interviews and other customary activities as to the Employees in a manner consistent with the Buyer’s policies and procedures consistent with past practice or (z) as reasonably necessary to facilitate obtaining consents from third parties under applicable Material Contracts to authorize the execution, delivery and performance of the transactions contemplated by this Agreement) regarding the operations or legal status of, or any such Person’s relationships with, the Company, without receiving prior written consent from the Sellers (not to be unreasonably withheld, conditioned or delayed). Notwithstanding the foregoing, such restrictions shall not limit or apply to contacts by the Buyer with its existing vendors, customers or suppliers, or any Governmental Entities, solely in connection with the Buyer’s business.

(b) Following the Closing, the Sellers shall be entitled to retain copies (at the Sellers’ sole cost and expense) of any books or records in their possession relating to the Sellers’ direct or indirect ownership of the Company and the Business.

(c) Following the Closing, the Buyer Parties and the Company shall provide the Sellers and their Representatives with reasonable access to information of the Company (including with respect to the Sellers’ ownership of the Purchased Interests) and the Business that relates to any period that includes or precedes the Closing Date, in each case, as reasonably requested in advance by the Sellers (but solely to the extent such information is readily available in an existing form without any material or unreasonable interference with the business or operations of, or cost to the Buyer Parties or the Company), in each case to the extent access to such information is reasonably necessary in connection with (i) the preparation or filing of any Tax Returns, (ii) any Proceeding involving the Seller or its Affiliates or (iii) to enable the Sellers to comply with their covenants and obligations under this Agreement and the other Transaction Documents and in each case, except for information (I) that any of the Buyer Parties reasonably believe the Buyer Parties or the Company are prohibited from providing to the Sellers by reason of applicable Law, (II) that constitutes, or allows access to, information protected by any applicable privilege (including attorney-client privilege) or (III) that any of the Buyer Parties or the Company are required to keep confidential or prevent access to by reason of any fiduciary duty, confidentiality obligation or Contract with a third party; provided, however, that such access shall (A) be conducted at the Sellers’ expense, during normal business hours and under the supervision of personnel of the Buyer Parties and the Company, as applicable, (B) not disrupt the normal operations of the Buyer Parties or the Company and (C) comply with all applicable Laws, including those regarding the exchange of competitively sensitive information. The Buyer Parties will cause such records to be maintained for not less than six years from the Closing Date and will not dispose of such records thereafter without first offering in writing to deliver them to the Sellers; provided, however, that in the event that any of the Buyer Parties transfer all or a portion of the Business to any third party during such period, such Buyer Party may transfer to such third party all or a portion of the books, records, files and documents related thereto, so long as such third-party transferee expressly assumes in writing the obligations of such Buyer Party under this Section 6.1(c).

Section 6.2. Conduct of Business Pending the Closing. During the Interim Period, and except as (i) required by Law, or otherwise permitted or required pursuant to this Agreement, (ii) set forth on Section 6.2 of the Disclosure Schedule or (iii) consented to by the Buyer (which consent shall not be unreasonably withheld, conditioned or delayed), the Sellers and the Company shall each (x) use commercially reasonable efforts to cause the Company to conduct the Company’s business in the Ordinary Course of Business and to preserve intact in all material respects the Business and the assets used in the Business (including Permits and insurance policies applicable thereto) and the present commercial relationships with customers, vendors, suppliers, Governmental Entities and all other key Persons relevant to the Business (y) cause the Company not to:

(a) (i) incur any additional Indebtedness of the Company in excess of $500,000 in the aggregate, other than Indebtedness incurred pursuant to the Credit Agreement, (ii) assume, guarantee, endorse or otherwise become liable or responsible for any material obligations of any other Person or (iii) make any loans, advances or capital contributions to or investments in any other Person;

(b) sell, lease, transfer, abandon, license or otherwise dispose of any of the Company’s properties or assets that are material to its business, taken as a whole (excluding actions as to dealing with surplus, worn-out or obsolete equipment or assets or in accordance with any Material Contract, in each case in the Ordinary Course of Business);

(c) grant, issue, sell or otherwise dispose of any of the Equity Securities of the Company, or any rights to acquire any Equity Interests of the Company, or grant or permit any Liens on the Equity Interests of the Company (other than existing Liens under the Organizational Documents), or make any change in the capital structure of the Company by split, combination, reclassification, repurchase or redemption of any Equity Interests of the Company;

(d) merge or consolidate the Company with or into any other Person, or dissolve or liquidate the Company, or adopt any plan of any of the foregoing;

(e) amend or modify (other than an amendment or modification related to a change in applicable Law), terminate (other than (A) a termination related to a default by the counterparty under the applicable Material Contract where such Material Contract allows for such termination by the Company in such circumstance or change in applicable Law or (B) any non-renewal or expiration thereof in accordance with its terms) or waive any material term under any Material Contract, other than in the Ordinary Course of Business;

(f) enter into any Contract that, if in existence on the date of this Agreement would have been required to be disclosed in Section 4.11(a) of the Disclosure Schedule (other than any renewal of any existing Contract on substantially similar terms or entering into any Contract relating to the rental of Equipment in the Ordinary Course of Business with a term of one year or less);

(g) (i) make any material change in its accounting principles or practices, except as required by GAAP or applicable Law, (ii) materially change any policies, practices or procedures with respect to Closing Working Capital or cash management, accrual of revenue, collection or accrual of accounts receivable, payment or accrual of expenses, accounts payable or other liabilities inconsistent with past practice of the Company, or (iii) other than in the Ordinary Course of Business, make material changes to the Company’s historical payment cycles for any of the payables or receivables of the Company;

(h) except as required by the terms and provisions of any Company Benefit Plan in effect on the date hereof or as required by applicable Law, (A) establish, adopt, amend or terminate any Company Benefit Plan or any other benefit or compensation plan, policy, program, contract, agreement or arrangement that would be a Company Benefit Plan if in effect on the date hereof, (B) other than in the Ordinary Course of Business consistent with past practices for any Employee whose annualized base salary or wage rate, as applicable, would not exceed $150,000, increase or accelerate or commit to accelerate the funding, payment or vesting of the compensation or benefits of any current or former Employee or other individual service provider with respect to the Company (or any of their respective dependents or beneficiaries), or (C) grant any new compensation or benefits, including severance or termination pay, to any current or former Employee or other individual service provider with respect to the Company (or any of their respective dependents or beneficiaries); provided, however, that, notwithstanding anything herein to the contrary the Company shall be permitted to make or cause the Company to make changes to group Company Benefit Plans as part of the annual renewal process in the Ordinary Course of Business and in accordance with past practice;

(i) amend or modify any of the Company’s Organizational Documents;

(j) mortgage, pledge or subject to any Lien (other than Permitted Liens) any of its material assets, other than in the Ordinary Course of Business or in connection with any action permissible under this Agreement;

(k) engage in any material new line of business;

(l) purchase or acquire any assets (including any Equity Securities) of any Person, other than any purchase or acquisition (A) in accordance with the terms of any Material Contract, (B) of inventory and supplies in the Ordinary Course of Business, or (C) that is contemplated by the CapEx Budget;

(m) declare, set aside, make or pay any dividend or other distribution in respect of the Equity Interests to the Company, other than as set forth below in this Section 6.2;

(n) allow any material Permit (including any material environmental Permit) to lapse, expire, terminate or be materially and adversely modified, or fail to obtain or submit for renewal any material Permit (including any material environmental Permit), in each case to the extent any such Permit is required to conduct the material business or operations of the Company;

(o) make (other than in the Ordinary Course of Business and consistent with past practice) or change any material Tax election, file any amendment to any Tax Return with respect to any material Taxes, settle or compromise any material liability for Taxes, audit or other Proceeding, agree to any extension or waiver of the statute of limitations with respect to the assessment or determination of a material amount of Taxes, or enter into any closing agreement with respect to a material amount of Taxes;

(p) (A) make or incur capital expenditures that (x) in the aggregate, exceed 110% of the aggregate budgeted amount set forth on the CapEx Budget or (y) exceed $100,000 for any item not included in the CapEx Budget, or (B) fail to make or incur any material capital expenditures or pursue Capital Projects substantially in accordance with the CapEx Budget, except, in the case of the immediately preceding clause (A)(x), for necessary or routine capital expenditures made in the Ordinary Course of Business that do not exceed $100,000;

(q) enter into any settlement, compromise or conciliation of any Proceeding that (a) results in restrictions or limitations that materially and adversely affect the ability of the Company to conduct its business after the Closing, (b) results in liabilities or obligations of the Company that would be payable after the Closing exceeding $500,000, (c) involves any admission of wrongdoing by the Company, (d) involves any Governmental Entity or alleged criminal wrongdoing or (e) imposes injunctive or equitable remedies on the Company or otherwise results in any non-monetary relief restrictions on the operation of the Company, the Business or the assets used in the Business;

(r) hire, engage, offer, or terminate the employment or engagement of (other than a termination for cause) any employee, officer, director or individual independent contractor whose annual cash compensation is expected to exceed $250,000;

(s) enter into or negotiate the terms of any collective bargaining agreement or similar Contract with any labor union, trade association, works council, labor organization, or similar organization representing any Employees or otherwise establish or recognize any labor union, labor organization, works council or other staff representative body in respect of any Employees other than as required by applicable Law; or

(t) agree or commit to do any of the foregoing.

Notwithstanding anything to the contrary set forth in this Agreement, during the Interim Period, the Company shall be permitted to (A) declare, set aside and pay distributions or dividends and (B) repay or otherwise settle any Indebtedness of the Company; provided, however, that the Company shall not distribute any Company Cash, pay any Company Cash distribution to its equityholders or incur any additional Company Indebtedness (other than interest that is accrued in the Ordinary Course of Business) during the period commencing at the Determination Time through the Closing. Additionally, for the avoidance of doubt, each director, manager and officer of the Company that is also an employee of the Sellers or their Affiliates may, on or prior to the Closing, resign from any and all positions held as a director, manager or officer of the Company. Nothing contained in this Agreement will give any of the Buyer Parties, directly or indirectly, rights to control or direct the business or operations of the Company prior to the Closing, and, prior to the Closing, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its businesses, assets and operations, except that nothing in this sentence shall limit of any of the Buyer Parties’, the Sellers’ or the Company’s respective rights and obligations set out in this Agreement.

Section 6.3. Publicity. The Buyer Parties and the Sellers shall reasonably cooperate to prepare, and mutually agree to the text of, any public announcement regarding the Transactions made following the date of this Agreement. Notwithstanding the foregoing, none of the Parties will make any public announcement or issue any public communication regarding this Agreement or the Transactions or any matter related to the foregoing, without the prior written consent of the Sellers, in the case of a public announcement or communication by the Buyer Parties, or the Buyer, in the case of a public announcement or communication by the Sellers (such consents, in either case, not to be unreasonably withheld, conditioned or delayed), except (a) if such announcement or other communication is required by applicable Law or Order, in which case the disclosing Party shall, to the extent permitted by applicable Law or Order, first allow the Buyer or the Sellers, as applicable, to review such announcement or communication and comment thereon, and the disclosing Party shall consider such comments in good faith, (b) internal announcements to Employees made by the Sellers or the Company and (c) for announcements and communications to Governmental Entities in connection with Filings or Permits relating to the Transactions required to be made under this Agreement; provided, that in the case of the immediately preceding clauses (a) and (b), in no event shall any Party make, or allow to be made, any public announcement or communication that includes or references (i) the Purchase Price or any element thereof, or any of the other economic terms of the Transactions, without the prior written consent of the Buyer or the Sellers, as applicable, or (ii) any Affiliate of the Sellers, (other than the Sellers or the Company) without the prior written consent of the Person referred to in such announcement or statement. For the avoidance of doubt, the Sellers and the Company may make such announcements from time to time to their respective equityholders, directors, officers, Employees, customers, suppliers and other business relations as the Sellers or the Company may reasonably determine is necessary to (I) comply with the requirements of any agreement to which the Sellers or the Company is a party or (II) consummate the Transactions.

Section 6.4. Resignations. On the Closing Date, the Sellers shall cause to be delivered to the Buyer duly signed resignation letters, each substantially in the form attached hereto as Exhibit A and effective as of the Closing, for all directors and officers of the Company (other than such directors and officers that the Buyer notifies the Sellers in writing (email being sufficient) prior to the Closing shall remain in such positions) resigning from their positions as a director or officer of the Company, as applicable (the “Resignation Letters”); provided, however, that no such resignation by any individual shall be a resignation from employment with the Business if such individual is so employed.

Section 6.5. Exclusivity. During the Interim Period, the Sellers and the Company shall not, and shall cause their respective Affiliates and Representatives not to, directly or indirectly, enter into, undertake, authorize, propose, knowingly solicit, initiate or continue any discussions or negotiations with, or knowingly encourage any inquiries or proposals by, or participate in any negotiations with, or provide any information to, or otherwise cooperate in any way with, any Person, concerning any sale of any material assets of the Company, or any of the Purchased Interests, or any conversion, consolidation, liquidation, dissolution or similar transaction involving the Company, in each case, other than with the Buyer Parties and their respective Representatives (each, whether in a single transaction or a series of related transactions, an “Alternate Transaction”). Upon the execution and delivery of this Agreement, the Sellers and the Company shall, and shall cause their respective Affiliates and Representatives to, immediately cease and terminate any existing discussions and/or negotiations with any Person (other than the Buyer Parties and their respective Affiliates and Representatives) regarding or relating in any way to an Alternate Transaction, and the Sellers shall immediately close online data room access to all such Persons.

Section 6.6. Expenses. Except as otherwise expressly provided in this Agreement (including Section 6.12(c)), whether or not the Transactions are consummated, each Party will pay its own costs and expenses incurred in anticipation of, relating to and in connection with the negotiation and execution of this Agreement, the performance of the obligations under this Agreement and the consummation of the Transactions; provided, however, that, at the Closing, the Estimated Closing Transaction Costs shall be paid in accordance with Article II. Notwithstanding the immediately preceding sentence, the Buyer Parties shall pay all filing fees required by Governmental Entities with respect to Filings or Permits required in connection with the execution and delivery of this Agreement, the performance of the obligations under this Agreement and the consummation of the Transactions, including filing fees in connection with Filings under the HSR Act or other Antitrust Laws.

Section 6.7. Governmental Filings.

(a) Without limiting the generality of Section 6.12(a), each Party shall use their reasonable best efforts, as promptly as practicable but in any event within 10 Business Days following the execution of this Agreement, to file with the United States Federal Trade Commission and the United States Department of Justice, the Notification and Report Form required for the Transactions pursuant to the HSR Act. Each Party shall supply as promptly as practicable any additional information or documents that may be requested pursuant to the HSR Act, and shall use reasonable best efforts to cause the expiration or termination of the applicable waiting periods and to obtain any Permit required under the HSR Act as soon as practicable. Each Party shall comply substantially with any additional requests for information, including requests for production of documents and production of witnesses for interviews, investigational hearings or depositions, made by the applicable Antitrust Authorities and take all other reasonable actions to obtain all applicable consents, approvals, clearances or waivers from the applicable Antitrust Authorities required under the HSR Act at the earliest practicable dates. The Buyer Parties shall promptly use reasonable best efforts to secure satisfaction of the mutual Closing conditions set forth in Section 7.3, including (i) negotiating, committing to, agreeing to and effectuating by consent decree, hold separate orders, or otherwise, (x) any sale, divestiture, disposition or other structural remedy or undertaking with respect to the Company’s assets, properties, businesses, or portions thereof, or (y) termination, modification, amendment, restructuring, or other remedy or undertaking with respect to the Company’s existing relationships, contractual rights or obligations, (ii) to litigate in order to avoid the entry of, or to have vacated or terminated any Order (whether temporary, preliminary or permanent) related to the HSR Act; and (iii) to oppose any injunction or initiate a Proceeding to lift any injunction (if applicable) related to a private cause of action that would prevent the consummation of the Transactions; provided that, notwithstanding anything to the contrary in this Agreement, Buyer or its Affiliates shall not be required to take (and the Company and the Sellers shall not take, without the prior written consent of the Company) any action under this Section 6.7 that (i) relates to the assets, properties, or businesses of the Buyer or its Affiliates or (ii) would reasonably be expected to result in a material adverse effect on the financial condition or operations of the Company.

(b) Each of the Buyer Parties, on the one hand, and the Sellers, on the other hand, will promptly inform the other Party of any material (i) communication received by such Party from, or given by such Party to, any Governmental Entity from which any such Permit is required or (ii) communication received or given in connection with any Proceeding by a private party, in each case, regarding this Agreement or any of the Transactions, and will permit the other

Party to review any communication given by it to, and consult with each other in advance of any response to, or meeting or conference with, any such Governmental Entity or, in connection with any Proceeding by a private party, with such other Person, and to the extent permitted by such Governmental Entity or other Person, give the other Party the opportunity to attend and participate in such meetings and conferences.

(c) During the Interim Period, except with the consent of the Sellers, no Buyer Party or its Affiliates shall enter into any transaction, that could reasonably be expected to prevent, delay or make it materially more difficult (i) to obtain expiration of the waiting period required under the HSR Act with or from any Antitrust Authority to consummate the Transactions or (ii) to secure satisfaction at the mutual conditions set forth in Section 7.3, or agree, in writing or otherwise, to do any of the foregoing. During the Interim Period, except with the prior written consent of the Sellers, the Buyer Parties shall not, and shall cause their respective Affiliates to not, take any action that would cause any representation or warranty set forth in Section 5.8 or Section 5.9 to not be true.

(d) Each Party agrees to instruct its respective counsel to cooperate with the other Parties and use its reasonable best efforts to facilitate and expedite the identification and resolution of any issues arising under the HSR Act at the earliest practicable dates. Said reasonable best efforts and cooperation shall include such counsel’s undertaking (to the extent permitted by applicable Law and in each case regarding the Transactions and without waiving attorney-client or any other applicable privilege) to (i) furnish to each other Party’s counsel such reasonably necessary information and reasonable assistance as the other Party may request in connection with its preparation of any Filing or submission that is necessary under the HSR Act (except for sharing any documents required to be submitted under the HSR Act) and (ii) cooperate in the filing of any substantive memoranda, white papers, Filings, correspondence or other written or oral communications explaining or defending this Agreement or any of the Transactions, articulating any regulatory or competitive argument or responding to requests or objections made by any Antitrust Authority or any Person under the HSR Act. No Party or any of their respective Affiliates or Representatives shall independently contact any Antitrust Authority or participate in any meeting or discussion (or any other communication by any means) with any Antitrust Authority in respect of any such Filings, applications, investigations or other inquiry under the HSR Act without giving, in the case of the Buyer Parties and their Affiliates, the Sellers, and in the case of the Sellers, the Company, the Buyer Parties and their respective Affiliates, prior notice of the meeting or discussion, the opportunity to confer with each other regarding appropriate contacts with and responses to personnel of said Antitrust Authority, the opportunity to review and comment on the contents of any representations (oral or otherwise) expected to be communicated at the meeting or discussion, and, to the extent permitted by the relevant Antitrust Authority, the opportunity to attend and participate at the meeting or discussion (which, at the request of the Buyer Parties or the Sellers, as applicable, shall be limited to outside antitrust counsel only); provided, that the Buyer Parties and the Sellers agree to mutually approve any substantive submissions to be communicated to any Antitrust Authority in advance.

Section 6.8. Transfer Taxes. Notwithstanding any provision of this Agreement to the contrary, all Transfer Taxes incurred in connection with this Agreement and the Transactions shall be paid by the Buyer Parties and the Buyer Parties shall, jointly and severally, indemnify and hold harmless the Sellers from any liabilities or obligations arising in respect of such Transfer Taxes. The Buyer Parties and the Sellers shall cooperate in timely making and filing all Filings, Tax Returns, reports and forms as may be required to comply with the provisions of applicable Tax Laws relating to Transfer Taxes.

Section 6.9. Tax Matters.

(a) Tax Treatment. The Parties intend that the acquisition of the Purchased Interests from the Sellers in exchange for the Equity Consideration and cash will be treated for U.S. federal income Tax purposes consistent with Rev. Rul. 99-6, 1999-1 C.B. 432, Situation 2, as follows: (a) with respect to the Sellers, as a taxable sale of the Purchased Interests, (b) with respect to Buyer Group Parties, (i) as Buyer acquiring the Equity Consideration from Buyer Parent and transferring the Equity Consideration to the Sellers in accordance with Section 1032 of the Code and Treasury Regulations Section 1.1032-3(c) and (ii) as an acquisition of the assets of the Company, and (c) the Company (as a result of its termination under Section 708(b) of the Code) shall have an income Tax year that ends on the Closing Date. The Parties shall (and shall cause their Affiliates to) report the transactions pursuant to this Agreement in accordance with, and agree not to take any position on any Tax Return or in any administrative or judicial proceeding relating to the Tax reporting of the transactions under this Agreement that is inconsistent with, this Section 6.9(a) for U.S. federal income Tax purposes unless required to do so by a “determination” within the meaning of Section 1313(a) of the Code (or similar determination for U.S. state or local tax purposes).

(b) Cooperation. The Parties shall, and shall each cause their respective Affiliates to, provide to the other Party such cooperation and information, as and to the extent reasonably requested, in connection with preparing, reviewing and filing of any Tax Return, amended Tax Return or claim for refund, determining liabilities for Taxes or a right to refund of Taxes, or in conducting any audit or other action with respect to Taxes, with respect to the Company, in each case, at the expense of the requesting Party. Such cooperation and information shall include providing copies of all relevant portions of relevant Tax Returns, together with relevant accompanying schedules and relevant work papers and documents relating to rulings and other determinations by Governmental Entities relating to Taxes, and relevant records concerning the ownership and Tax basis of property, that any such Party may possess. Each Party will retain all Tax Returns, schedules, work papers, material records and other documents relating to Tax matters of the Company for the Tax period first ending after the Closing Date and for all prior Tax periods until the later of (i) the expiration of the applicable statute of limitations (and, to the extent notice is provided with respect thereto, any extensions thereof) for the Tax periods to which the Tax Returns and other documents relate and (ii) eight years following the due date (without extension) for such Tax Returns. After expiration of such period, the Party holding such Tax Returns or other documents may dispose of them; provided, that a Party may dispose of such Tax Returns or other documents at any time after giving to the other Party 30 days’ written notice of its intent to dispose of such Tax Returns or other documents and providing the other Party with the opportunity to copy (at such other Party’s cost) such Tax Returns or other documents. Each Party shall make its employees reasonably available on a mutually convenient basis at its cost to provide an explanation of any documents or information so provided.

(c) Preparation of Tax Returns.

(i) The Sellers shall prepare and timely file, or cause to be prepared and timely filed, (A) all Tax Returns for which the Company is required to be included in a U.S. federal, state or local consolidated, combined or unitary group that includes the Sellers or any of the Sellers’ Affiliates, (B) all Tax Returns of the Company that are due on or before the Closing Date, and (C) all Pass-Through Tax Returns of the Company for any taxable period ending on or prior to the Closing Date (including, without limitation, the final IRS Form 1065 and any state and local equivalent form of the Company for the taxable period ending on the Closing Date) (the Tax Returns described in clauses (A), (B) and (C) collectively, the “Seller Tax Returns”). For the avoidance of doubt, notwithstanding anything to contrary herein, Seller Tax Returns shall be prepared in accordance with past practice (except as required by applicable Law), and the Buyer shall not be entitled to review or comment on any Seller Tax Returns.

(ii) Buyer shall prepare and timely file, or shall cause to be prepared and timely filed, all Tax Returns (other than Seller Tax Returns) for Pre-Closing Tax Periods and Straddle Periods that are required to be filed by the Company after the Closing Date. To the extent that any Pass-Through Tax Return of the Company that is due after the Closing relates to a Straddle Period (a “Seller Reviewed Tax Return”), such Seller Reviewed Tax Return shall be prepared in accordance with past practice of the Company (except as required by applicable Law), and the Buyer shall provide a draft of such Seller Reviewed Tax Return to the Sellers for the Sellers’ review and comment reasonably in advance of the due date (taking into account any extension of time within which to file) for the filing of such Seller Reviewed Tax Return. The Buyer shall consider in good faith all reasonable comments to such Seller Reviewed Tax Return from Sellers, and the Parties shall cooperate in good faith and consult with each other in order to finalize such Seller Reviewed Tax Return prior to filing.

(d) Apportionment. If the Company is permitted, but not required, under applicable foreign, state or local Income Tax Laws to treat the Closing Date as the last day of a taxable period, such day shall be treated as the last day of a taxable period. For all purposes of this Agreement, including and for purposes of calculating the Closing Amounts:

(i) Except as otherwise provided in this Agreement, any Taxes for a taxable period beginning on or before the Closing Date and ending after the Closing Date (a “Straddle Period”) with respect to the Company shall be apportioned between the portion of the period ending on the Closing Date and the portion of the period commencing on the day immediately following the Closing Date, based on the actual operations of the Company, as the case may be, by a closing of the books of the Company, as if the Closing Date were the end of a Tax year, and each such portion of such period shall be deemed to be a taxable period (whether or not it is in fact a taxable period), and taking into account any net operating losses, credit or deduction generated in a Pre-Closing Tax Period. For purposes of computing the Taxes attributable to the two portions of a taxable period pursuant to this Section 6.9(c), the amount of any item that is taken into account only once for each taxable period (e.g., the benefit of graduated Tax rates, exemption amounts, etc.) shall be allocated between the two portions of the period in proportion to the number of days in each such portion.

(ii) In the case of any Taxes based on capitalization, debt or Equity Securities authorized, issued or outstanding, or any real property, personal property or similar ad valorem Taxes that are payable for a taxable period that includes, but does not end on, the Closing Date, the portion of such Tax that relates to the portion of such taxable period ending on the Closing Date shall be deemed to be the amount of such Tax for the entire taxable period multiplied by a fraction, the numerator of which is the number of days in the taxable period ending on (and including) the Closing Date and the denominator of which is the number of days in the entire taxable period.

(iii) Notwithstanding anything else in this Agreement, (A) any deduction attributable to an amount included in calculating the Closing Amounts (including any amount that would have been included in calculating the Closing Amounts but for the fact that such amount was paid after the Closing), shall be allocated to the Pre-Closing Tax Period, (B) any Taxes attributable to any action taken by the Buyer or the Company on or after the Closing Date that is not in the Ordinary Course of Business shall be allocated to the taxable period beginning after the Closing Date, and (C) Taxes shall be treated as due for the period during which the base of such Taxes is determined without regard to whether the payment of such Taxes provides the right to do business or other benefits for another period.

(iv) To the fullest extent permitted under applicable Law, including for purposes of determining the Transaction Tax Deductions and preparing U.S. federal and applicable state and local Income Tax Returns described in this Section 6.9, the Parties shall treat any Transaction Tax Deductions as deductible in a Pre-Closing Tax Period (or portion of the Straddle Period ending on the Closing Date). To the extent permitted, the Parties shall, for purposes of preparing such Tax Returns and determining the Transaction Tax Deductions, deduct seventy percent (70%) of any Transaction Tax Deductions that are success-based fees as defined in Treasury Regulation Section 1.263(a)-5(f), consistent with Revenue Procedure 2011-29.

(e) Purchase Price Allocation. Within 60 days following the Closing Date, the Buyer will complete a draft schedule (the “Allocation Schedule”) in accordance with Section 751 and Section 1060 of the Code and the Treasury Regulations thereunder, allocating the Purchase Price (as adjusted) among the assets of the Company and provide a copy to the Sellers for their review and approval. The Sellers shall have 60 days to review the Allocation Schedule and deliver written notice of any objections and proposed changes to the Allocation Schedule (the “Allocation Dispute Notice”) to the Buyer.

(i) If the Buyer receives an Allocation Dispute Notice from the Sellers prior to the expiration of the 60 day review period, then the Buyer and the Sellers will work together in good faith to resolve any objections set forth in such notice. If no Allocation Dispute Notice is received by the Buyer from the Sellers prior to the expiration of the 60 day review period, then the Allocation Schedule will be final and binding upon the Parties.

(ii) If the Parties reach an agreement with respect to the Sellers’ objections within thirty days of Buyer’s receipt of the Allocation Dispute Notice, the Parties’ mutual determination of the allocation of the Purchase Price (as adjusted) shall be deemed to be the final and binding upon the Parties.

(iii) In the event the Parties are unable to resolve any objections set forth in the Allocation Dispute Notice within 30 days of the date of Buyer’s receipt of such notice from the Sellers (or such longer period as the Buyer and the Sellers agree), then each of the Buyer and the Sellers shall use its own allocation for all applicable Tax purposes.

(iv) If an allocation of the Purchase Price (as adjusted) is determined in accordance with Section 6.9(e)(i) or Section 6.9(e)(ii) (the “Final Allocation Schedule”), then (A) any payments subsequent to the Closing Date (such as indemnity payments under the terms of this Agreement) that are treated as an adjustment to the Purchase Price for Tax purposes will be allocated among the Company’s assets in accordance with the Final Allocation Schedule, (B) the Sellers, on the one hand, and the Buyer, on the other hand, will, and shall cause the Company to, make all Tax reports (including IRS Form 8308), Tax Returns and Tax refund claims and other statements in a manner consistent with the Final Allocation Schedule and will not make inconsistent written statements on any Tax Returns or during the course of any IRS or other Tax audit unless required pursuant to a “determination” as defined in Section 1313(a) of the Code, and (C) each Party agrees to notify the other if any Governmental Entity proposes a reallocation of such amounts.

(f) Post-Closing Amendments and Elections; Tax Contests.

(i) Following the Closing, the Buyer and its Affiliates shall not, and shall not permit or cause the Company to, without the prior written consent of the Sellers, (A) file past the original due date (taking into account any extension of time within which to file) or amend (or cause to be amended) or otherwise modify (or cause to be otherwise modified) any Pass-Through Tax Return with respect to any taxable period ending on or prior to the Closing Date or Straddle Period; (B) file any Pass-Through Tax Return for any taxable period ending on or prior to the Closing Date or Straddle Period in a jurisdiction in which the Company did not previously file a Pass-Through Tax Return; (C) make or change any material Tax election with respect to a Pass-Through Tax Return that has retroactive effect to any taxable period ending on or prior to the Closing Date or Straddle Period, other than in accordance with Section 6.9(c) or Section 6.9(f)(iii); (D) agree to the waiver or any extension of the statute of limitations relating to any Pass-Through Tax Return for any taxable period ending on or prior to the Closing Date or Straddle Period; (E) file a ruling request with respect to the Company with any Governmental Entity that relates to a Pass-Through Tax Return or Pass-Through Tax, in each case, for any taxable period ending on or prior to the Closing Date or Straddle Period; (F) enter into or file any voluntary Tax disclosure, amnesty or similar filing or agreement with respect to any Pass-Through Tax Return or Pass-Through Tax, in each case, for any taxable period ending on or prior to the Closing Date or Straddle Period; or (G) cause or permit the Company to engage in any transaction on the Closing Date after Closing that is not in the Ordinary Course of Business the income from which would be reflected on a Pass-Through Tax Return or give rise to a Pass-Through Tax, in each case, for any taxable period ending on or prior to the Closing Date or Straddle Period.

(ii) If any Governmental Entity issues to the Company a notice of its intent to audit or conduct another legal proceeding with respect to Pass-Through Taxes or Pass-Through Tax Returns of the Company for any taxable period ending on or prior to the Closing Date or Straddle Period, the Buyer shall notify the Sellers of its receipt of such communication from the Governmental Entity within ten (10) Business Days of receipt. The Company shall control any audit or other legal proceeding in respect of any Pass-Through Taxes or Pass-Through Returns of the Company for any taxable period ending on or prior to the Closing Date or Straddle Period (a “Tax Contest”); provided, however, (a) subject to Section 6.9(f)(iii), the Sellers shall have the right to control any Tax Contest (including the settlement or resolution thereof) to the extent it relates to a taxable period ending on or prior to the Closing Date (a “Seller-Controlled Tax Contest”); (b) the Sellers shall have the right to participate, at their sole cost and expense, in any Tax Contest (including the settlement or resolution thereof); (c) the Buyer shall not, and shall not allow the Company to, settle, resolve, or abandon a Tax Contest (whether or not the Sellers control or participate in such Tax Contest) without the prior written consent of the Sellers (not to be unreasonably withheld, delayed, or conditioned); (d) Buyer and the Company shall have the right to participate, at their sole cost and expense, in any Seller-Controlled Tax Contest (including the settlement or resolution thereof); and (e) the Parties shall not settle, resolve, or abandon a Seller Controlled Tax Contest without the prior written consent of the Buyer (not to be unreasonably withheld, delayed, or conditioned).

(iii) Notwithstanding anything to the contrary in this Agreement or the limited liability agreement of the Company, with respect to any Tax audit related to the income Tax Returns of the Company for any Tax period or portion thereof ending on or prior to the Closing Date during which the Company was treated as a partnership for U.S. federal (or applicable state or local) income Tax purposes and for which the Partnership Tax Audit Rules apply (each, a “Partnership Tax Audit”), the Parties shall cause the Company to make a timely election pursuant to Section 6226 of the Code (or any similar elections under any applicable state or local Law) (“Push-Out Election”) with respect to any “imputed underpayment” (within the meaning of the Partnership Tax Audit Rules) arising in connection with any such Partnership Tax Audit. The Sellers shall take, and shall cause its Affiliates and the “partnership representative” and any “designated individual” to take, all necessary actions to effectuate such Push-Out Election, including by timely providing information reasonably requested by Buyer or the Company and assisting in the preparation of any statements or other information required to be provided to the IRS (or applicable state or local Tax authority) as required by Section 6226 of the Code and the Treasury Regulations promulgated thereunder (and any corresponding rules under applicable state or local Law), and causing the resignation of the applicable “partnership representative” and “designated individual” in favor of such Persons as are nominated by Buyer.

(g) Tax Sharing Agreements. The Sellers shall cause the Company and its Affiliates to terminate any Tax sharing, Tax allocation or Tax indemnity Contract among the Company and any of its Affiliates at or prior to Closing.

Section 6.10. Financial Statements; Financing Cooperation.

(a) Financial Statements.

(i) During the Interim Period, Sellers shall, and shall cause their Affiliates (including the Company) to, and shall instruct their respective Representatives to, provide reasonable assistance and cooperation as Buyer Parent may reasonably request as may be necessary for Buyer Parent and its Affiliates to prepare and file the Requisite Financial Statement Information with the SEC, which assistance and cooperation includes: (1) using the Company’s reasonable best efforts to prepare and deliver to Buyer Parent, (x) within a reasonable amount of time and no later than February 15, 2026, the Annual Period Requisite Financial Statement Information and (y) within a reasonable amount of time and no later than 45 days following the end of the applicable interim period, the Interim Period Requisite Financial Statement Information, (2) causing the Company’s auditors and officers to reasonably cooperate with Buyer Parent, its Affiliates and its and their respective accountants in connection with the preparation of the Requisite Financial Statement Information, (3) delivering to the Company’s or Buyer Parent’s auditors any customary representation letters that are reasonably required to allow the Company’s auditors to complete an audit or review of any Requisite Financial Statement Information, including providing customary consents as Buyer Parent and its Affiliates may reasonably request, (4) providing information reasonably requested by Buyer Parent that is in the Company’s possession (or in other Seller Parties’ possession) or is prepared by or on behalf of the Company in the ordinary course of business, including financial information subsequent to those delivered under Section 4.6(a) and prior to the Closing Date to the extent required to be included in a Form 8-K to be prepared and filed by Buyer Parent, and (5) providing and making available, upon reasonable notice and during regular business hours, the appropriate employees of the Company or Seller Parties to discuss the materials prepared and delivered in accordance with this Section 6.10(a).

(ii) The Buyer Parties shall, subject to each Seller and the Company’s provision of assistance and cooperation as described herein, be solely responsible for obtaining any auditor consents to the inclusion of audit reports in SEC filings and for all related fees. None of the Sellers or the Company shall have liability for any refusal by any auditor to provide such consent.

(b) Financing Cooperation.

(i) Buyer shall be entitled to seek financing under the Buyer Credit Agreement or from alternative debt or equity financing sources prior to Closing, including private offerings or offerings registered under the Securities Act (such financings, a “Financing”). At the reasonable request of the Buyer, prior to the Closing, the Sellers and the Company shall use commercially reasonable efforts to cooperate with the Buyer and the arrangers of any Financing in connection with the diligence and syndication of such Financing. Such cooperation may include, but not be limited to: (1) furnishing on a confidential basis to the Buyer, its Representatives and any Financing sources as promptly as reasonably practicable, such readily available historical financial information regarding the Company and the Business as may be reasonably requested by the Buyer in connection with the Financing, (2) providing the Buyer, its Representatives and the Financing sources at least three (3) Business Days prior to the Closing Date (provided that it has been requested by the Financing sources not fewer than ten (10) Business Days prior to Closing) with all documentation and other information required by any Governmental Entity under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the PATRIOT Act, (3) instructing the Company’s officers with applicable expertise to participate, on reasonable advance notice, in a reasonable number of meetings, due diligence sessions and similar presentations with prospective lenders, rating agencies and underwriters by telephone conference or other customary virtual communications or at such other reasonable locations agreed to by the Sellers, (4) facilitating the granting of a security interest (and perfection thereof by filing) in collateral, and the preparation, execution and delivery of guarantees, mortgages, other definitive financing documents of the Company or other certificates or documents as may reasonably be requested by the Buyer, to the extent such actions or documents require the cooperation of, or are within the control of, the Sellers or the Company (including obtaining releases of existing Liens), in each case, effective no earlier than and conditional upon the Closing, (5) assisting in the preparation, execution and delivery of customary materials for rating agency presentations, bank information memoranda and other customary marketing and syndication materials necessary or appropriate in connection with the Financing as may be reasonably requested by the Buyer, (6) cooperating in satisfying customary conditions precedent set forth in any definitive document relating to the Financing to the extent satisfaction of any such condition requires the cooperation of, or is within the sole control of, the Sellers or the Company, and (7) subject to this Section 6.10, providing the Requisite Financial Statement Information.

(ii) Nothing contained in this Section 6.10(b) shall require, and in no event shall the commercially reasonable efforts of the Sellers or the Company be deemed or construed to require the Sellers or the Company to (1) allow any arranger or syndicate lender access to the personnel or facilities of the Company that is greater in scope or frequency than the access afforded to the Buyer under this Agreement, (2) make any representations in connection with the Financing or otherwise incur any actual or potential liability or cost in connection with the Financing, (3) be in privity with any arranger, lender or other party to the Financing, (4) make any disclosure not required under this Agreement, (5) waive or modify any terms of this Agreement or any other Contract to which the Sellers or the Company is a party, (6) take any action that will conflict with or violate any applicable Law or (7) approve any Financing prior to the Closing.

(c) Certain Limitations and Conditions.

(i) In each case, the obligations of the Sellers and their Affiliates, including the Company, under this Section 6.10, shall (1) be at the Buyer Parties’ sole cost and expense, (2) not unreasonably interfere with the ongoing operation of the Company’s business, and (3) for the avoidance of doubt, but without limiting the terms and conditions set forth in this Agreement, not require the Company or its Affiliates to prepare any pro forma financial statements required to be prepared by the Buyer Parties.

(ii) The Buyer Parties shall, promptly upon request by the Sellers, reimburse the Sellers and the Company for any and all documented out-of-pocket costs and expenses (including, for avoidance of doubt, the documented and reasonable out-of-pocket costs and expenses of third party Representatives of the Sellers, the Company and its Affiliates) reasonably incurred by the Sellers or the Company as applicable, in connection with this Section 6.10. Notwithstanding anything to the contrary herein, to the extent that any such reimbursement occurs after the preparation of the Estimated Closing Statement, such amount shall nevertheless be deemed to be included for applicable purposes in the Estimated Closing Statement.

(iii) Buyer Parties shall, jointly and severally, indemnify and hold harmless the Sellers, the Company, their Affiliates and their respective Representatives from and against any Losses arising out of or related to (1) any act taken by the Sellers or the Company pursuant to this Section 6.10 (including, without limitation, any cooperation in obtaining Financing), (2) the Buyer Parties or their respective Affiliates’ use of the Requisite Financial Statement Information, and (3) the Buyer Parties’ SEC filings, in each case except to the extent finally determined by a court of competent jurisdiction to have resulted from Fraud by the Sellers, the Company, their Affiliates and their respective Representatives.

(iv) Each of the Buyer Parties expressly acknowledge and agree that (1) neither the availability, the terms nor the obtaining of any Financing is a condition to the Closing or to the obligations of the Buyer Parties to consummate the transactions contemplated by this Agreement, and (2) in no event shall any efforts to obtain any Financing by Buyer or Buyer Parent provide Buyer a right to delay or extend the Closing beyond the time periods required by Section 2.2.

Section 6.11. Support Services. Except as set forth in the Transition Services Agreement or any other Transaction Document, the Buyer Parties agree that as of the Closing Date, neither the Sellers nor their Affiliates shall have any obligation to provide any support or other services to the Buyer Parties or any of its Affiliates (including any of the services paid by the Business prior to the Closing Date).

Section 6.12. Further Actions.

(a) Subject to the terms and conditions of this Agreement, the Parties shall cooperate with the other Parties and shall use (and cause their respective Affiliates to use) their commercially reasonable efforts (except where a different efforts standard is specifically contemplated by this Agreement, in which case such different standard shall apply) (i) to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to promptly comply with all requirements that may be imposed on such Party or its Affiliates under applicable Law with respect to this Agreement and, subject to the conditions set forth in Article VII, to consummate the Transactions as soon as practicable, including, preparing, and, Filing with and obtaining from each applicable Governmental Entity, all Filings and other Permits as may be necessary for the consummation of the Transactions in accordance with the terms of this Agreement and (ii) not to take any action, or fail to take any action, that could reasonably be expected to prevent, delay or make it more difficult to consummate the Transactions. From and after the Closing Date, all cash and other remittances, mail and other communications relating to the Business received by the Sellers shall be promptly turned over to the Buyer by such party. Notwithstanding the foregoing, nothing contained in this Section 6.12 shall require, and in no event shall the best efforts of the Sellers or the Company (or any other efforts standard contained in this Agreement) be deemed or construed to require the Sellers or the Company to (A) pay any fee or (B) incur any other liability, except, in the case of the Company, following the Closing.

(b) Subject to the terms and conditions of this Agreement, at any time and from time to time after the Closing, at a Party’s request and without further consideration, the other Parties shall execute and deliver to such requesting Party such other instruments of sale, transfer, conveyance, assignment and confirmation, provide such materials and information and take such other actions as may be necessary in order to consummate the Transactions. Notwithstanding the foregoing, nothing contained in this Section 6.12(b) shall require, and in no event shall the best efforts of the Sellers (or any other efforts standard contained in this Agreement) be deemed or construed to require, the Sellers or any Seller Party to (A) pay any fee or (B) incur any other liability, except, in the case the Company, following the Closing.

(c) To the extent (i) (A) the Closing Indebtedness exceeds the Estimated Closing Indebtedness or (B) the Closing Transaction Costs exceed the Estimated Closing Transaction Costs, and (ii) any such excess amount has been taken into account in the calculation of the Purchase Price Adjustment pursuant to Section 2.4(f), the Buyer Parties shall, and shall cause the Company to, promptly pay any such excess amounts that remain outstanding to the applicable third-party recipients thereof.

Section 6.13. Sellers Release. Effective upon and as of the Closing, each Seller, on its own behalf, and on behalf of each Seller Party, generally, irrevocably, unconditionally and completely releases, acquits and forever discharges each Buyer Group Party, from all past, present and future disputes, claims, Losses, controversies, demands, rights, liabilities, actions and causes of action of every kind, nature, description or character, whether known or unknown, liquidated or unliquidated, that such Person has, owns or holds, or claims to have, own or hold, or may have, own or hold, in each case, arising from the beginning of time through the Closing Date relating to any matter involving the Purchased Interests, including the such Seller’s ownership thereof, the Company or the Business arising on or prior to the Closing, including for controlling equityholder or lender liability and breach of any fiduciary duty relating to any pre-Closing actions or failures to act by any Buyer Group Party; provided, however, that nothing in this Section 6.13 shall constitute a release or waiver of (a) Proceedings arising out of any employment relationship with the Company, including any obligations for employee benefits under any Company Benefit Plan or any compensation owed to a Seller Party as a result of such Seller Party’s employment with the Company, solely to the extent such Seller Party is employed by the Company following the Closing, (b) any rights provided for under this Agreement or any Transaction Document or (c) to the extent that any of the Organizational Documents of the Company confer rights to indemnification, exculpation and/or advancement of expenses, any Proceedings, or any rights or remedies, arising under or in connection with such rights.

Section 6.14. Buyer Release and Restrictive Covenants.

(a) Effective upon and as of the Closing, each of the Buyer Parties, on its own behalf, and on behalf of each other Buyer Group Party (including, following the Closing, the Company), generally, irrevocably, unconditionally and completely releases, acquits and forever discharges each Seller Party, from all past, present and future disputes, claims, Losses, controversies, demands, rights, liabilities, actions and causes of action of every kind, nature, description or character, whether known or unknown, liquidated or unliquidated, that such Person has, owns or holds, or claims to have, own or hold, or may have, own or hold, in each case, arising from the beginning of time through the Closing Date relating to any matter involving the Purchased Interests, including the Sellers’ ownership thereof, the Company or the Business arising on or prior to the Closing, including for controlling equityholder or lender liability and breach of any fiduciary duty relating to any pre-Closing actions or failures to act by any Seller Party; provided, however, that nothing in this Section 6.14 shall constitute a release or waiver of any rights provided for under this Agreement or any Transaction Document. For purposes of clarification, the foregoing release by the Buyer Parties does not apply to rights of the Buyer Parties or any other Buyer Group Party under any other agreements with Sellers or any Seller Party unrelated to the Company.

(b) In light of the Buyer Parties’ access to confidential information and control of the Company following the Closing Date, each of the Buyer Parties agrees that, during the period beginning on the Closing Date and ending on the first anniversary of the Closing Date, the Buyer Parties shall not, directly or indirectly through one or more Affiliates, (i) (A) solicit or attempt to solicit any current or former employee of PRS, ERS or any of their Subsidiaries for whom both of the following conditions precedent have been satisfied: (1) such employee was introduced to the Buyer Parties or their Affiliates solely in connection with the transactions contemplated by this Agreement, and (2) such employee holds or held a position at PRS, ERS or their Subsidiaries of senior vice president or above (such individuals meeting both such conditions precedent, collectively, the “Buyer Restricted Employees”, and each, a “Restricted Employee”) or (B) encourage any such Buyer Restricted Employee to leave or terminate his or her employment or engagement with PRS, ERS or any of their Subsidiaries or (ii) hire or attempt to hire any Buyer Restricted Employee; provided however, that the foregoing shall not prohibit the Buyer Parties from (x) making solicitations through general advertising media or the use of general search firm services with respect to a particular geographic area, in each case which are not targeted specifically at Buyer Restricted Employees or (y) hiring, engaging, encouraging to leave or terminate employment with respect to any Buyer Restricted Employee whose services have been terminated by PRS, ERS or their Subsidiaries or who otherwise has ceased being an employee of PRS, ERS or any of their Subsidiaries for at least twelve (12) months.

(c) During the period commencing on the Closing Date and continuing until the third anniversary of the Closing Date, Buyer, Buyer Parent and the Company shall not, and shall cause their respective Subsidiaries and Affiliates not to, directly or indirectly on behalf of any other Person, make any statements or representations, or otherwise communicate, directly or indirectly, in writing, orally or otherwise, or take any action that disparages any of the Seller Parties, or any of the respective officers, directors, managers, employees or businesses of each of the foregoing, or its or their reputations; provided, however, that nothing in this sentence shall restrict Buyer, Buyer Parent, the Company or any of its Subsidiaries from engaging in ordinary course discussions from time to time with customers, suppliers, licensors or other counterparties regarding current or then-existing commercial relationships.

(d) The Buyer Parties each acknowledge that the restrictions contained in Section 6.14(b) and Section 6.14(c) are reasonable and necessary to protect the legitimate interests of Seller Parties and their Affiliates and constitute a material inducement to the Seller Parties to enter into this Agreement and consummate the transactions contemplated by this Agreement. In the event that any covenant contained in Section 6.14(b) or Section 6.14(c) should ever be adjudicated to exceed the time, geographic, product or service, or other limitations permitted by applicable Law in any jurisdiction, then any such covenant shall be severed to the minimum extent necessary to render it enforceable, and such covenant shall be deemed reformed, in such jurisdiction to the maximum time, geographic, product or service, or other limitations permitted by applicable Law. The covenants contained in this Section 6.14(b) and Section 6.14(c) are severable and distinct covenants and provisions. The invalidity or unenforceability of any such covenant or provision as written shall not invalidate or render unenforceable the remaining covenants or provisions of this Agreement, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such covenant or provision in any other jurisdiction.

Section 6.15. Employee Matters.

(a) With respect to each individual who is an Employee at the Closing (each, a “Continuing Employee”), the Buyer Parties shall provide, or shall cause the Company to continue providing for the 12-month period following the Closing Date (or, if earlier, the date of the Continuing Employee’s termination of employment) (the “Continuation Period”): (i) a base salary or hourly wage rate, as applicable, that is at least equal to the base salary or hourly wage rate provided to such Continuing Employee immediately prior to the Closing, (ii) annual bonus, commission and other annual incentive compensation opportunities (excluding equity and equity based rights) that are no less favorable than those provided to such Continuing Employee immediately prior to the Closing and (iii) employee benefits (excluding any equity or equity-based, nonqualified deferred compensation, retention, incentive, bonus, change in control, transaction, defined benefit pension and post-employment welfare benefits) that are substantially comparable, in the aggregate, to those provided to such Continuing Employee immediately prior to the Closing. Notwithstanding anything to the contrary contained in this Agreement, the Buyer Parties shall cause the Company to pay, in the manner and at the time paid in accordance with past practice or as otherwise provided for in the applicable Company Benefit Plan or Material Contract, all bonuses and deferred compensation payments payable to Employees for services performed on or prior to the Closing Date, in each case, to the extent included in the calculation of the Closing Amounts or otherwise reflected in the Purchase Price Adjustment, thereby resulting in a decrease in the Cash Purchase Price, in accordance with Section 2.4.

(b) From and after the Closing Date, the Buyer Parties shall, or shall cause its applicable Affiliates to, grant each Continuing Employee credit for all service with the Company earned prior to the Closing Date for vesting, eligibility to participate and level of benefits under the Benefit Plans of the Buyer Parties or their respective Affiliates (as applicable) providing benefits to Continuing Employees (and their covered dependents) after the Closing (the “New Plans”) provided, however, that the foregoing shall not apply with respect to any benefits under a defined benefit pension plan, severance program or to the extent that its application would result in a duplication of benefits with respect to the same period of service. In addition, and without limiting the generality of the foregoing, the Buyer Parties shall, or shall cause their Affiliates to, use commercially reasonable efforts to ensure that (i) each Continuing Employee (and their covered dependents) shall be immediately eligible to participate, without any waiting time, in any and all New Plans to the extent coverage under any such New Plan replaces coverage under any similar Company Benefit Plan in which such Continuing Employee participated or was eligible to participate immediately prior to the Closing (such plans, collectively, the “Old Plans”) and (ii) for purposes of each New Plan providing medical, dental, pharmaceutical, vision, disability, life insurance and/or other welfare benefits to any Continuing Employee (collectively, the “New Welfare Plans”), the Buyer Parties shall, or shall cause their Affiliates to, use commercially reasonable efforts to ensure that (A) all pre-existing conditions, exclusions or limitations, eligibility waiting periods and actively-at-work requirements of such New Welfare Plans are waived for such Continuing Employee and his or her covered dependents (to the extent such conditions, exclusions, limitations, periods and requirements were waived or satisfied as of immediately prior to the Closing under comparable Old Plans), and (B) any eligible expenses incurred by each Continuing Employee and his or her covered dependents during the portion of the plan year of the Old Plan ending on the date such Continuing Employee’s participation in the corresponding New Welfare Plan begins are taken into account under such New Welfare Plan for purposes of satisfying all deductible, co-payment, coinsurance and maximum out-of-pocket requirements applicable to such Continuing Employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Welfare Plan.

(c) With respect to each applicable Continuing Employee whose employment is terminated by any Buyer Party of their Affiliates, including the Company, during the Continuation Period or in connection with the consummation of the Transactions, the Buyer Parties or an Affiliate of the Buyer Parties shall provide severance benefits in accordance with the terms and conditions set forth in Section 6.15(c) of the Disclosure Schedule, which, for the avoidance of doubt, will be the Buyer Parties’ sole obligations as to severance for Continuing Employees.

(d) Unless the Buyer determines otherwise at least ten (10) Business Days prior to the Closing, the Company shall (i) execute resolutions to terminate any Company Benefit Plan or its participation in any PEO Benefit Plan set forth on Section 6.15(d) of the Disclosure Schedule, which in the case of any Company Benefit Plan which is a retirement plan, to be effective at least one (1) day prior to the Closing Date (the “ERISA Effective Date”). On or before the ERISA Effective Date, the Company shall provide the Buyer with executed resolutions authorizing such termination and all other documentation reasonably requested by the Buyer that evidences the termination thereof in accordance with applicable law and the relevant terms and conditions of such Benefit Plans, which resolutions and documentation shall be provided to the Buyer in draft form for Buyer’s reasonable comment prior to the execution thereof. The obligations contained in this Section 6.15(d) are subject to all notice and administrative requirements associated with termination of the applicable PEO Benefit Plan. Notwithstanding any provision in this Section 6.15(d) to the contrary, the Parties hereto shall use commercially reasonable efforts to cooperate and take such other actions as may be appropriate, including contacting and obtaining requisite information and potential accommodations from the PEO, in order to ensure the transactions contemplated by this Section 6.15(d) are fully completed prior to the Closing Date.

(e) The Buyer Parties shall be solely responsible for any liabilities under the WARN Act or any other Law relating to reductions in work force or the impact on Employees of plant closings or sales of business for any actions taken by the Buyer Parties or any of their Affiliates (including the Company) on or after the Closing.

(f) The provisions of this Section 6.15 are solely for the benefit of the parties to this Agreement, and no current or former employee, director, manager, officer or consultant, or any other individual associated therewith, shall be regarded for any purpose as a third-party beneficiary of this Section 6.15. In no event shall the terms of this Agreement be deemed to (i) establish, amend, modify or terminate any “employee benefit plan” as defined in Section 3(3) of ERISA, whether or not subject to ERISA, or any other compensation or benefit plan, program, policy, agreement or arrangement maintained or sponsored by the Company, the Buyer Parties and their respective Subsidiaries or any of their respective Affiliates; or (ii) alter or limit the ability of the Buyer Parties or the Company and their respective Subsidiaries to amend, modify or terminate any compensation or benefit plan, program, policy, agreement or arrangement after the Closing Date; or (iii) confer upon any current or former employee, director, manager, officer or consultant of the Company (or any individual associated therewith ) any right to continued employment or service (or resumed employment or service) subsequent to the Closing or any third-party beneficiary rights under this Agreement.

Section 6.16. Indemnification of Directors and Officers.

(a) The Buyer Parties shall, and shall cause the Company (after the Closing) to, to the fullest extent permitted under applicable Law, indemnify and hold harmless (and advance funds in respect of each of the foregoing) each current or former director, manager or officer, as the case may be, of the Company, and each such person who served as a director, manager, officer, member, trustee, fiduciary, or in a position of similar import with respect to another corporation, limited liability company, partnership, joint venture, trust, pension, Company Benefit Plan or other Person at the request or for the benefit of the Company (each, together with such Person’s heirs, executors, administrators and estate, a “Covered Party”) against any costs or expenses (including advancing attorneys’ fees and other expenses in advance of the final disposition of any claim or other Proceeding to each Covered Party to the fullest extent permitted by applicable Law), losses, judgments, fines, claims, damages, liabilities, amounts paid in settlement or other Losses, in connection with any actual or threatened Proceedings arising out of, relating to, or in connection with any action or omission occurring or alleged to have occurred in such Covered Party’s capacity as a director, manager or officer of the Company or in such Covered Party’s capacity as a director, manager, officer, member, trustee, fiduciary, or position of similar import with respect to another corporation, limited liability company, partnership, joint venture, trust, pension, Company Benefit Plan or other Person before, at, or after the Closing, including, for the avoidance of doubt, in connection with Proceedings to enforce this Section 6.16 or any other indemnification or advancement right of any Covered Party. In the event of any such Proceeding, the Buyer Parties shall, and shall cause the Company (after the Closing) to, reasonably cooperate with the Covered Party in the defense of any such Proceeding.

(b) The Buyer Parties shall cause the Company to ensure that all rights to exculpation, indemnification and advancement of expenses now existing in favor of the current or former directors, managers, officers or employees, as the case may be, of the Company as provided in its Organizational Documents or in any contract with the Company shall survive the Closing and continue in full force and effect in accordance with their terms for a period of not less than six years from the Closing Date; provided, however, that in the event any claim or claims are asserted or made within such survival period, all such rights to indemnification with respect to any such claim or claims shall continue until final disposition of such claim or claims. From and after the Closing, except as set forth above, the Buyer Parties shall cause the Company not to amend, repeal, or otherwise modify any such provisions in any manner that would adversely affect the rights thereunder of any individuals who as of immediately prior to the Closing were current or former directors, managers, officers or employees of the Company (or their heirs, executors, administrators or estates).

(c) The Buyer Parties shall, at Sellers’ sole expense, obtain at or prior to the Closing fully paid “tail” insurance policies (the “D&O Tail Policies”) with respect to directors’ and officers’ liability, employment practices liability, and fiduciary liability insurance for the benefit of the then-current and former directors, managers, officers and employees of the Company. Following the Closing, the Buyer Parties shall, and shall cause the Company to, maintain the D&O Tail Policies in full force and effect for its full term and cause all obligations thereunder to be honored.

(d) The rights of each Person under this Section 6.16 shall be in addition to, and not in limitation of, any other rights such Person may have under the Organizational Documents of the Company, any other indemnification arrangement, the provisions of applicable Law, directors’ and officers’, employment practices liability, or fiduciary liability insurance claims under any policy that is or has been in existence with respect to the Company, or otherwise. The provisions of this Section 6.16 shall survive the consummation of the Closing indefinitely and expressly are intended to benefit, and are enforceable by, each of the Persons named herein, each of whom is an express and intended third-party beneficiary of this Section 6.16.

(e) In the event that, following the Closing, any of the Buyer Parties or the Company, or any of their respective successors or assigns, (i) consolidates with or merges into any other Person and shall not be the continuing or surviving entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, in each such case, proper provision shall be made so that the applicable successors and assigns shall assume the obligations set forth in this Section 6.16.

Section 6.17. R&W Policy. The Buyer shall be entitled to obtain and bind an R&W Policy as of the execution of this Agreement or as of the Closing Date. The Sellers shall provide reasonable cooperation to the Buyer in the event that the Buyer chooses to seek to obtain a R&W Policy in connection with the Transactions; provided, that (a) obtaining such R&W Policy shall be at the sole cost and expense of the Buyer Parties, (b) other than in the case of Fraud, the Sellers shall not have any liability or obligation whatsoever with respect to any such policy or any information provided in connection with obtaining such R&W Policy, and (c) the R&W Policy shall include terms to the effect that the R&W Insurer waives its rights to bring any claim by way of subrogation, claim for contribution or otherwise against any Seller Party, in each case other than for Fraud, and neither the Buyer Parties nor any of their Affiliates (including, after the Closing, the Company) shall amend or waive such waiver in any respect. Notwithstanding the foregoing, for the avoidance of doubt, the Parties acknowledge and agree that obtaining the R&W Policy is not a condition to the Closing, and the Buyer Parties shall remain obligated, subject only to the satisfaction or waiver of the conditions set forth in Article VII, to consummate the Transactions.

Section 6.18. Release of Guarantees. The Parties agree to cooperate and use their commercially reasonable efforts to obtain the release of the Sellers and their Affiliates (other than the Company) that are a party to or otherwise have liability with respect to any Credit Support Obligations set forth on Section 6.18 of the Disclosure Schedule (collectively, the “Seller Guarantees”), on or prior to the Closing, in each case solely to the extent related to the Business. Sellers, the Company, and their respective Affiliates will provide reasonable cooperation to Buyer in connection therewith, including, at Buyer’s request, facilitating introductions to the beneficiaries of the Seller Guarantees as soon as reasonably practicable following the date of this Agreement, after which the Buyer Parties shall use reasonable best efforts to engage with such beneficiaries to obtain the release referenced above. In the event any of the Seller Guarantees are not released prior to or at the Closing (such remaining Seller Guarantees, the “Continuing Guarantees”), the Parties agree to continue to reasonably cooperate to effect the replacement and cancelation thereof as soon as possible following the Closing, and, from and after the Closing, the Buyer Parties will, jointly and severally, indemnify and hold the Sellers and their respective Affiliates that are a party to or otherwise have liability with respect to each such Continuing Guarantee harmless for any and all payments required to be made following the Closing under, and all reasonable costs and expenses incurred following the Closing in connection with, such Continuing Guarantees until all such Continuing Guarantees are released as contemplated by this Section 6.18.

Section 6.19. Termination of Affiliate Contracts. Except for those Affiliate Contracts set forth on Section 6.19 of the Disclosure Schedule, at or prior to the Closing, the Sellers and the Company shall terminate, or cause to be terminated, all Affiliate Contracts pursuant to written agreements in form and substance reasonably satisfactory to the Buyer, which agreements shall provide that the Parties have no further obligations or liabilities under such Affiliate Contracts.

Section 6.20. Confidentiality Agreement. Each Party shall, and shall cause its Affiliates and direct its Representatives to, hold in confidence all information received by or made available to such Party or any of its Affiliates or Representatives pursuant to this Agreement or the other Transaction Documents, including the terms and provisions hereof and thereof (all of which shall constitute “Proprietary Information” as such term is defined in the Confidentiality Agreement), in accordance with the terms and conditions of the Confidentiality Agreement, which shall continue in full force and effect pursuant to the terms thereof until, and shall terminate upon, the Closing; provided, however, that Section 8 of the Confidentiality Agreement is hereby terminated as of the date of this Agreement and this proviso is intended by the Parties to amend the Confidentiality Agreement for such purpose. From and after the Closing for a period of two years, the Sellers shall, and shall cause their Affiliates to, hold, and shall to direct its and their respective Representatives to hold, in confidence any and all Proprietary Information, whether written or oral, concerning the Company, the Business and/or the Purchased Interests, except to the extent that such information (i) is generally available to and known by the public through no improper disclosure of the Sellers or their respective Affiliates or Representatives, (ii) is acquired by the Sellers or their respective Affiliates or Representatives from and after the Closing from sources which are not known to the Sellers to be prohibited from disclosing such information by a legal, contractual or fiduciary obligation, (iii) is independently developed by Sellers or the Affiliates or Representatives following the Closing without the improper use of Proprietary Information, or (iv) is necessary for the Sellers to perform their respective obligations hereunder or enforce their respective rights hereunder, or in connection with any ordinary course Tax, regulatory or similar filings made by the Sellers. If the Sellers or any of their respective Affiliates or Representatives are compelled to disclose any Proprietary Information by judicial or administrative process or by other requirements of Law, they shall promptly notify the Buyer in writing and shall disclose only that portion of such information which they are advised by counsel is legally required to be disclosed; provided, however, that the Sellers shall use commercially reasonable efforts to assist Buyer in obtaining an appropriate protective order or other reasonable assurance that confidential treatment will be accorded such information.

Section 6.21. Insurance. With respect to all insurance policies in place at the Company and its Subsidiaries as of the date of this Agreement, the Sellers shall during the Interim Period, and shall cause the Company and its and their respective Affiliates and Representatives during the Interim Period, (i) to cooperate reasonably with the Buyer and its Representatives and Affiliates to provide reasonable access to the employees engaged in the Business and to the applicable documents and instruments relating to such insurance policies, and (ii) to obtain the Buyer’s written consent prior to entering into new insurance policies during the Interim Period or materially modifying any existing insurance policies during the Interim Period. To the extent that there are any proceeds received by Sellers or their Affiliates following the Closing in respect of claims first made or occurrences first occurring prior to the Closing, in each case relating to the Business and/or the Company’s assets and properties, Sellers shall, and shall cause their Affiliates to, pay all such proceeds to the Buyer or its designee as promptly as practicable following receipt of such proceeds.

Section 6.22. Lock-Up. Each Seller hereby irrevocably agrees that, without the prior written consent of Parent, such Seller will not, during the Restricted Period, Transfer any shares of Parent Common Stock comprising the Equity Consideration other than in a Permitted Transfer.

Section 6.23. NYSE Listing. Buyer Parent shall file with the New York Stock Exchange a supplemental listing application covering the Parent Common Stock to be issued as Equity Consideration, subject to notice of issuance, prior to the Closing.

Section 6.24. Funding. During the Interim Period, the Buyer Parties and their respective Affiliates shall use their commercially reasonable efforts not to take any action, or omit to take any action, in each case that would reasonably be expected to reduce borrowing capacity under the Credit Agreement to such an extent that the Buyer Parties would not have sufficient cash resources at Closing to (i) pay the Cash Purchase Price payable under Article II and to satisfy all other payments required by this Agreement at the Closing, (ii) pay any related fees, costs and expenses incurred by the Buyer Parties or their respective Affiliates in connection with the Transactions and (iii) otherwise consummate the Transactions.

ARTICLE VII

CLOSING CONDITIONS

Section 7.1. The Buyer’s Conditions to Closing. The obligation of the Buyer Parties to consummate the Transactions shall be subject to fulfillment at or prior to the Closing of the following conditions, any one or more of which may be waived in writing by the Buyer:

(a) Representations and Warranties.

(i) The Fundamental Representations of the Sellers and the Company shall be true and correct in all respects (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” or any similar limitation contained in this Agreement) as of the date of this Agreement and as of the Closing as though made as of the Closing (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date).

(ii) All representations and warranties of the Sellers and the Company set forth in Article III and Article IV (other than Fundamental Representations of the Sellers or the Company) shall be true and correct (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” or any similar limitation contained in this Agreement) as of the date of this Agreement and as of Closing as though made as of the Closing (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except where the failure of such representations and warranties of the Sellers or the Company to be so true and correct would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b) Compliance with Agreements. The covenants and agreements required by this Agreement to be performed by the Sellers or the Company at or prior to the Closing shall have been performed in all material respects at or prior to the Closing.

(c) No Material Adverse Effect. There shall not have occurred any Material Adverse Effect during the Interim Period.

(d) Closing Deliverables. The Sellers shall have delivered to the Buyer all of the documents and deliverables referenced in Section 2.3(b).

Section 7.2. The Sellers’ Conditions to Closing. The obligations of the Sellers and the Company to consummate the Transactions shall be subject to fulfillment at or prior to the Closing of the following conditions, any one or more of which may be waived in writing by the Sellers:

(a) Representations and Warranties.

(i) The Fundamental Representations of the Buyer Parties shall be true and correct in all respects (without giving effect to any limitation as to “materiality” or “material adverse effect” or any similar limitation contained in this Agreement) as of the date of this Agreement and as of the Closing as though made as of the Closing (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date).

(ii) All representations and warranties of the Buyer Parties set forth in Article V (other than Fundamental Representations of the Buyer Parties) shall be true and correct (without giving effect to any limitation as to “materiality” or “material adverse effect” or any similar limitation contained in this Agreement) as of the date of this Agreement and as of the Closing as though made as of the Closing (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except where the failure of such representations and warranties of the Buyer Parties to be so true and correct would not reasonably be expected to individually or in the aggregate, prevent or delay the consummation of any of the Transactions.

(b) Compliance with Agreements. The covenants and agreements required by this Agreement to be performed by the Buyer Parties at or prior to the Closing shall have been performed in all material respects at or prior to the Closing.

(c) Closing Deliverables. The Buyer Parties shall have delivered to the Sellers all of the documents, payments and deliverables referenced in Section 2.3(a).

Section 7.3. Mutual Conditions to Closing. The respective obligations of the Buyer Parties, the Sellers and the Company to consummate the Transactions shall be subject to fulfillment at or prior to the Closing of the following conditions, any one or more of which may be waived by mutual written agreement of the Buyer and the Sellers:

(a) HSR and Governmental Approvals. All applicable waiting periods (and any extensions thereof) under the HSR Act shall have expired or otherwise been terminated, and the Parties shall have received or have been deemed to have received all other necessary pre-Closing authorizations, consents, clearances, waivers and approvals of all Antitrust Authorities or Governmental Entities in connection with the execution, delivery and performance of this Agreement and the consummation of the Transactions.

(b) Absence of Orders. No temporary, preliminary or permanent restraining Order prohibiting, enjoining, restricting or making illegal the consummation of the Transactions shall be in effect.

(c) No Proceedings. There shall not be pending any Proceeding initiated by any Governmental Entity challenging or seeking to make illegal or otherwise directly or indirectly restrain or prohibit the consummation of the Transactions.

ARTICLE VIII

TERMINATION

Section 8.1. Grounds for Termination. This Agreement may be terminated:

(a) by either the Buyer (upon written notice from the Buyer to the Sellers) or the Sellers (upon written notice from the Sellers to the Buyer) if the Closing shall not have occurred prior to May 31, 2026 (the “Outside Date”); provided, that the terminating Party shall only be entitled to exercise such right of termination if the terminating Party is not then in breach of any representation, warranty, covenant or other agreement contained in this Agreement such that the conditions to Closing set forth in Article VII, as applicable, would not have been satisfied; provided, further, that, in addition to the extension rights set forth in Section 8.1(b) and Section 8.1(c), if the conditions set forth in Section 7.3(a) are not satisfied as of such date, but all of the other conditions set forth in Article VII have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing), either the Buyer (upon written notice from the Buyer to the Sellers) or the Sellers (upon written notice from the Sellers to the Buyer) may elect to extend the Outside Date by up to 30 days;

(b) by the Buyer (upon written notice from the Buyer to the Sellers) if (i) there exists a breach of any representation or warranty of the Sellers or the Company contained in this Agreement such that the Closing conditions set forth in Section 7.1(a) would not be satisfied or (ii) the Sellers or the Company shall have breached any of the covenants or agreements contained in this Agreement to be complied with by the Sellers or the Company such that the Closing conditions set forth in Section 7.1(b) would not be satisfied; provided, that (A) the Buyer shall not be entitled to terminate this Agreement pursuant to this Section 8.1(b) unless, in the case of the immediately preceding clauses (i) or (ii), such breach is not cured by the Sellers, or the Company, as applicable, within 30 days after the Sellers receive written notice of such breach from the Buyer; provided, further, that the Sellers may elect by written notice to the Buyer to extend the Outside Date if and as required in order for the Sellers or the Company to have a full 30 days after receipt of written notice of such breach from the Buyer within which to cure such breach; and (B) the Buyer shall not be entitled to terminate this Agreement pursuant to this Section 8.1(b) if, at the time of such termination, the Buyer is in breach of any representation, warranty, covenant or other agreement contained in this Agreement in a manner such that the conditions to Closing set forth in Section 7.2(a) or Section 7.2(b), as applicable, would not have been satisfied;

(c) by the Sellers (upon written notice from the Sellers to the Buyer) if (i) there exists a breach of any representation or warranty of the Buyer contained in this Agreement such that the Closing conditions set forth in Section 7.2(a) would not be satisfied or (ii) the Buyer shall have breached any of the covenants or agreements contained in this Agreement to be complied with by the Buyer such that the Closing condition set forth in Section 7.2(b) would not be satisfied; provided, that (A) the Sellers shall not be entitled to terminate this Agreement pursuant to this Section 8.1(c) unless, in the case of the immediately preceding clauses (i) or (ii), such breach is not cured by the Buyer within 30 days after the Buyer receives written notice of such breach from the Sellers; provided, further, that the Buyer may elect by written notice to the Sellers to extend the Outside Date if and as required in order for the Buyer to have a full 30 days after receipt of written notice of such breach from the Sellers within which to cure such breach; and (B) the Sellers shall not be entitled to terminate this Agreement pursuant to this Section 8.1(c) if, at the time of such termination, the Sellers or the Company is in breach of any representation, warranty, covenant or other agreement contained in this Agreement in a manner such that the conditions to Closing set forth in Section 7.1(a) or Section 7.1(b), as applicable, would not have been satisfied;

(d) by either the Buyer (upon written notice from the Buyer to the Sellers) or by the Sellers (upon written notice from the Sellers to the Buyer) if there shall be in effect a final, non-appealable Order prohibiting, enjoining, restricting or making illegal the consummation of the Transactions; or

(e) at any time prior to the Closing by mutual written agreement of the Buyer and the Sellers.

Section 8.2. Effect of Termination. Termination of this Agreement pursuant to Section 8.1 shall terminate all obligations of the Parties, except for the obligations under Section 6.3, Section 6.6, Section 6.10(a)(ii), Section 6.10(c)(ii), Section 6.10(c)(iii), this Section 8.2, Article X and the Confidentiality Agreement; provided, however, that, except as otherwise provided in Section 8.3, termination pursuant to Section 8.1 shall not relieve a breaching Party (whether or not the terminating Party) from any liability to any other Party resulting from any willful breach of this Agreement or Fraud, unless, with respect to a termination pursuant to Section 8.1(e), the Parties have expressly waived such breaching Party from any liability resulting from any such breach under this Agreement. In addition, in connection with any termination under Section 8.1(b), the Sellers agree to each pay (or to reimburse the Buyer Parties if previously paid) 50% of all fees incurred in connection with filings under the HSR Act.

Section 8.3. Termination Fee.

(a) Notwithstanding anything in this Agreement to the contrary (but subject to Section 10.7(d)), in any circumstance in which Sellers elect to terminate this Agreement in accordance with Section 8.1(c), the Buyer Parties shall promptly pay an amount equal to the Termination Fee as liquidated damages to the Sellers (by wire transfer of immediately available funds to the account designated by the Sellers) as promptly as practicable, but in any event within three Business Days after the date that this Agreement is so terminated and the Buyer Parties receive wire transfer instructions from the Sellers. If the Buyer Parties fail to promptly pay the Termination Fee if due pursuant to this Section 8.3, and in order to obtain such payment, the Sellers commence a Proceeding that results in a judgment against any of the Buyer Parties or any of their

Affiliates for the payment to the Sellers of the Termination Fee, then the Buyer Parties shall pay to the Sellers interest on the amount of the Termination Fee at the prime lending rate as published in the Wall Street Journal, in effect on the date such payment was required to be made pursuant to this Section 8.3 (the Termination Fee, together with any such interest, reimbursement amounts or indemnification, collectively, the “Recoverable Amounts”).

(b) Subject to the Sellers’ right to specific performance prior to the termination of this Agreement as provided in Section 10.7, if Sellers terminate this Agreement in accordance with Section 8.1(c) or any Buyer Party fails to effect the Closing as a result of its breach of this Agreement or any Transaction Document or failure to perform hereunder or thereunder (in any case, whether willfully, intentionally, unintentionally or otherwise) (provided Sellers are not then in breach of this Agreement in a manner such that the conditions to Closing set forth in Section 7.1(a) or Section 7.1(b), as applicable, would not have been satisfied), the sole and exclusive remedy (whether under any Law, in equity, contract, tort or otherwise) of the Seller Parties against the Buyer Group Parties for any Losses relating to or arising out of this Agreement, the Transaction Documents, the Transactions or the transactions contemplated by the Transaction Documents (including the circumstances giving rise to any termination of this Agreement or any breach by the Buyer Parties of this Agreement or any Transaction Document prior to termination) shall be to terminate this Agreement and receive the Recoverable Amounts (together with any amounts required to be reimbursed or indemnified by the Buyer Parties pursuant to this Agreement (including under Section 6.10)). Upon the payment of the Recoverable Amounts in full in accordance with the terms of this Section 8.3, none of the Buyer Group Parties shall have any liability or other obligation relating to or arising out of or in connection with this Agreement, the Transaction Documents, the Transactions or the transactions contemplated by the Transaction Documents (other than any amounts required to be reimbursed or indemnified by the Buyer Parties pursuant to Section 6.10).

(c) With respect to situations in which this Section 8.3 applies and Sellers elect to terminate this Agreement, Sellers and the Buyer Parties acknowledge and agree that (A) Sellers’ and the Company’s actual damages upon the event of such a termination described in Section 8.3(a) are difficult to ascertain with any certainty, (B) the Termination Fee is a fair and reasonable estimate by the Parties of such aggregate actual damages of Seller, and (C) such liquidated damages do not constitute a penalty.

ARTICLE IX

SURVIVAL; RECOURSE

Section 9.1. Survival of Representations, Warranties and Covenants. The Parties, intending to modify any applicable statute of limitations, hereby acknowledge and expressly agree that the representations, warranties, covenants and agreements contained in this Agreement (or in any certificate or other document delivered pursuant to this Agreement) shall terminate and cease to be of any further force or effect at the earlier of (a) the Closing or (b) the termination of this Agreement pursuant to Section 8.1 (including, for the avoidance of doubt, with respect to any breach or violation of any such representations, warranties, covenants and agreements on or prior to the Closing), other than as set forth in Section 8.2 and Section 8.3 or, if the Closing occurs, (i) the covenants and agreements contained in this Agreement that explicitly contemplate performance after the Closing, which shall survive the Closing in accordance with their terms until the date on which they have been fully performed or expire in accordance with this Agreement; provided that (A) the covenants and agreements relating to Taxes set forth in Section 6.8 and Section 6.9 shall survive for the period of the applicable statute of limitations (giving effect to any extensions or waivers thereof) plus 60 days, (B) the covenants and agreements contained in this Agreement that explicitly contemplate performance prior to the Closing, which shall survive the Closing until the date that is 180 days following the Closing Date, (C) the Fundamental Representations, which shall survive for a period of one year following the Closing and (D) Article X shall survive indefinitely. For the avoidance of doubt, (a) nothing in this Article IX shall be deemed to limit any rights of the Buyer against the R&W Insurer under the R&W Policy, and (b) the claims period and limitations under the R&W Policy may differ from the terms herein for the purposes of the administration of the R&W Policy and shall have no effect on the obligations of Sellers hereunder.

Section 9.2. Recourse.

(a) Other than in the case of Fraud and as set forth in this Article IX, (i) the Parties acknowledge and agree that from and after the Closing they shall not be permitted to make, and no Party shall have any liability or obligation with respect to, any claims for (x) any breach of any representation or warranty set forth in this Agreement or (y) any covenant or agreement in this Agreement that is to have been performed by any other Party on or prior to the Closing, and (ii) from and after the Closing, each Party hereby waives (on behalf of itself, each of its Affiliates and each of their respective Related Parties), to the fullest extent permitted under Law, any and all rights, claims and causes of action (including any statutory rights to contribution or indemnification) for any breach of any representation or warranty set forth in this Agreement or any covenant or obligation in this Agreement that is to have been performed by any Party on or prior to the Closing or otherwise relating to the Sellers, the Company, the Purchased Interests or the subject matter of this Agreement that such Party may have against the other Parties or any of their Affiliates or any of their respective Related Parties arising under or based upon any theory whatsoever, under any Law, in equity, contract, tort or otherwise.

(b) The Buyer Parties hereby acknowledge and agree that, except as expressly provided in Section 2.4 and this Article IX, following the Closing, no Seller Party shall have any liability or obligation arising under this Agreement or in any certificate or other document delivered pursuant to this Agreement or as a result of the consummation of the Transactions. Section 2.4 and this Article IX (subject to the carve-outs expressly set forth therein) shall be the sole and exclusive remedy for all Losses arising under this Agreement or in any certificate or other document delivered pursuant to this Agreement or as a result of the consummation of the Transactions, whether purporting to sound in under any Law, in equity, Contract, tort or otherwise.

Section 9.3. Indemnification.

(a) From and after the Closing, subject to the limitations set forth in Section 9.1 and Section 9.3, Sellers will, jointly and severally, indemnify and hold harmless the Buyer Indemnified Parties from and against all Losses arising out of or relating to:

(i) any inaccuracy in or breach of any Fundamental Representations of Sellers and the Company contained in this Agreement;

(ii) any breach of any covenant, agreement or undertaking made by the Sellers in this Agreement; and

(iii) the Specified Indemnity Matter.

(b) From and after the Closing, subject to the limitations set forth in Section 9.1 and Section 9.3, the Buyer Parties will, jointly and severally, indemnify and hold harmless the Seller Indemnified Parties from and against all Losses arising out of or relating to:

(i) any breach of any covenant, agreement or undertaking made by the Buyer Parties in this Agreement which require performance or compliance following the Closing Date.

(c) All claims for indemnification under Section 9.3(a) and Section 9.3(b) shall be asserted and resolved as follows:

(i) For purposes of this Article IX, the term “Indemnifying Party”, when used in connection with particular Losses, shall mean the Party having an obligation to indemnify another Party or Person(s) with respect to such Losses pursuant to this Article IX, and the term “Indemnified Party”, when used in connection with particular Losses, shall mean the Party or Person(s) having the right to be indemnified with respect to such Losses by another Party pursuant to this Article IX.

(ii) To make a claim for indemnification under Section 9.3(a) or Section 9.3(b), an Indemnified Party shall promptly notify the Indemnifying Party of its claim in writing under this Section 9.3(c), including the details of and basis under this Agreement for its claim, the amount of Losses sought in connection with such claim and any copies of any relevant and available written materials with respect to such claim (the “Claim Notice”) prior to the expiration of such representation, warranty, covenant or agreement, if applicable, pursuant to Section 9.1. In the event that the claim for indemnification is based upon a claim by a third party against the Indemnified Party (a “Third Party Claim”), the Indemnified Party shall provide its Claim Notice promptly after the Indemnified Party has actual knowledge of the Third Party Claim and shall enclose a copy of all papers (if any) applicable to the Third Party Claim; provided, however, that the failure of any Indemnified Party to give notice of a Third Party Claim as provided in this Section 9.3(c) shall not relieve the Indemnifying Party of its obligations under Section 9.3(a) or Section 9.3(b) (as applicable) except to the extent such failure materially prejudices the Indemnifying Party. In the event that the claim for indemnification is based upon an inaccuracy or breach of a representation, warranty, covenant or agreement, the Claim Notice shall specify the representation, warranty, covenant or agreement that was inaccurate or breached.

(iii) In the case of a claim for indemnification based upon a Third Party Claim, the Indemnifying Party shall have 30 calendar days from its receipt of the Claim Notice to notify the Indemnified Party whether the Indemnifying Party elects to assume control over the defense of such Third Party Claim at the sole cost and expense of the Indemnifying Party. The Indemnified Party is authorized, during such 30 day period with prior written notice at least two (2) days prior to taking such action, to file any motion, answer or other pleading that is necessary to protect its interests or those of the Indemnifying Party and that is not prejudicial to the Indemnifying Party.

(iv) If the Indemnifying Party admits in writing its obligation to indemnify as to a Third Party Claim, it shall have the right and obligation to diligently defend, at its sole cost and expense, the Third Party Claim; provided, however, that where the Third Party Claim consists of a civil, criminal or regulatory proceeding, action, indictment or investigation against the Indemnified Party by any Governmental Entity, the Indemnified Party shall at its option have the right to control the defense and proceedings. Except as provided in the preceding sentence, the Indemnifying Party shall have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that the Indemnifying Party shall not be permitted to settle, compromise, take any corrective action or remedial action or enter into any agreed Order that subjects the Indemnified Party to any Liability, requires an admission of guilt or wrongdoing on the part of the Indemnified Party or imposes any continuing obligation on, or requires any payment from, the Indemnified Party without the Indemnified Party’s prior written consent. If requested by the Indemnifying Party, the Indemnified Party agrees to use commercially reasonable efforts to cooperate in contesting any Third Party Claim that the Indemnifying Party elects to contest; provided, however, that the Indemnified Party shall not be required to bring any counterclaim or cross-complaint against any Person or to incur any out-of-pocket costs or expenses or to admit any Liability or commitment to any payments. Subject to Section 9.3(c)(v), the Indemnified Party may participate in, but not control, at its own expense, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this Section 9.3(c)(iv). An Indemnifying Party shall not, without the written consent of the Indemnified Party, (x) settle any Third Party Claim or consent to the entry of any judgment with respect thereto which does not result in a final resolution of the Indemnified Party’s liability in respect of such Third Party Claim (including in the case of a settlement an unconditional written release of the Indemnified Party from all liability for Losses in respect of such Third Party Claim) or (y) settle any Third Party Claim or consent to the entry of any judgment with respect thereto in any manner that may materially and adversely affect the Indemnified Party (other than as a result of money damages covered by the indemnity).

(v) If the Indemnifying Party does not admit its obligation to indemnify and bear all expenses associated with a Third Party Claim or admits its obligation to indemnify and bear all expenses associated with a Third Party Claim but fails to diligently prosecute or settle the Third Party Claim, then the Indemnified Party shall have the right to defend against the Third Party Claim at the sole cost and expense of the Indemnifying Party, with counsel of the Indemnified Party’s choosing, subject to the right of the Indemnifying Party to admit its obligation to indemnify and bear all expenses associated with a Third Party Claim and assume the defense of the Third Party Claim at any time prior to settlement or final determination thereof. If the Indemnifying Party has not yet admitted its obligation to indemnify and bear all expenses associated with a Third Party Claim, the Indemnified Party shall send written notice to the Indemnifying Party of any proposed settlement and the Indemnifying Party shall have the option for ten Business Days following receipt of such notice to (x) admit in writing its obligation to indemnify and bear all expenses associated with a Third Party Claim and (y) if such obligation is so admitted, reject, in its reasonable judgment, the proposed settlement.

(vi) In the case of a claim for indemnification not based upon a Third Party Claim, the Indemnifying Party shall have 30 calendar days from its receipt of the Claim Notice to (x) cure the Losses complained of, (y) admit its obligation to indemnify for and bear all expenses associated with such Losses or (z) dispute the claim for such Losses. If the Indemnifying Party does not notify the Indemnified Party within such 30 day period that it has cured the Losses or that it disputes the claim for such Losses, the amount of such Losses shall conclusively be deemed a liability of the Indemnifying Party hereunder.

(d) Notwithstanding anything in this Agreement to the contrary, Sellers’ cumulative liability for any indemnification under Section 9.3(a)(i) shall not exceed the Retention Amount.

(e) Notwithstanding anything in this Agreement to the contrary, Sellers’ cumulative liability for any indemnification under Section 9.3(a)(iii) shall not exceed the Specified Indemnity Matter Cap.

(f) Notwithstanding anything in this Agreement to the contrary, the cumulative liability of the Sellers under and with respect to this Agreement shall in no event exceed the Purchase Price proceeds actually received by the Sellers. Neither Buyer Parties nor Sellers shall be liable under this Article IX for any punitive or special damages, except to the extent awarded by a court of competent jurisdiction to a Person other than an Indemnified Party pursuant to a Third Party Claim.

(g) Each Buyer Indemnified Party and each Seller Indemnified Party shall take commercially reasonable steps to mitigate any Loss upon becoming aware of any event, state of facts, circumstances or developments which would reasonably be expected to, or does, give rise to a claim assertable under this Article IX. Such efforts shall include using commercially reasonable efforts to collect under any applicable Contract or insurance policy, including, if applicable, the R&W Policy. The amount of any and all Losses shall be determined net of any amounts actually received by any Indemnified Party under or pursuant to any insurance coverage indemnity, reimbursement arrangement or Contract; provided, however, that Losses shall not be reduced to the extent of (i) any retentions or deductibles paid by the Indemnified Party under any insurance policies; (ii) any increase in premium under such insurance policies directly attributable to the Loss giving rise to such offsetting recoveries; or (iii) any reasonable costs and expenses incurred by the Indemnified Party in connection with the recovery of such offsetting recoveries. If any Indemnified Party receives any amounts under applicable insurance policies or from any other Person responsible for any Losses (and such amounts exceed the cost of recovery) after such Indemnified Party receives an indemnification payment in respect of such Losses, then such Indemnified Party shall promptly reimburse the Indemnifying Party for any payment to such Indemnified Party in respect of such Losses up to the amount received by such Indemnified Party (net of the costs and expenses incurred by the Indemnified Party in connection therewith).

(h) Any indemnification payable under this Article IX shall be, to the extent permitted by Law, an adjustment to the Purchase Price.

(i) Except as set forth in Section 10.7, from and after the Closing, the rights of the Indemnified Parties to indemnification pursuant to this Article IX shall be the sole and exclusive remedies of the Indemnified Parties with respect to any matter in any way arising from or relating to this Agreement or the transactions contemplated hereby, and no Indemnified Party will be entitled to pursue, and each hereby expressly waives, any and all rights that may otherwise be available either at Law or in equity against the Indemnifying Parties with respect to this Agreement or the transactions contemplated hereby, including any claims for rescission. Notwithstanding anything to the contrary contained herein, this Section 9.3(i) does not (a) apply to, waive or affect any claims based on Fraud against the Person committing such Fraud, (b) waive or affect any equitable remedies to which a party may be entitled, (c) limit the Buyer’s right to pursue recovery under the R&W Policy, or (d) apply to, waive or affect any claims based on the breach of any other Transaction Documents, which claims will be subject to the terms of the applicable Transaction Document.

ARTICLE X

MISCELLANEOUS

Section 10.1. Notices. Any notice, request, demand, waiver, consent, approval or other communication that is required or permitted under this Agreement shall be in writing and shall be deemed given: (a) on the date established by the sender as having been delivered personally, (b) on the date delivered by a private courier as established by the sender by evidence obtained from the courier, (c) on the date sent by email, provided that the sender sends a confirming copy of such notice on the same day by a nationally recognized overnight courier service (costs prepaid), or (d) on the fifth Business Day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such notices, to be valid, must be addressed as follows:

(a) if to the Buyer, Buyer Parent or the Company (following the Closing), to:

Kodiak Gas Services, LLC

9950 Woodloch Forest Dr., Ste. 1900

The Woodlands TX 77380

Attention:     Jennifer Howard, General Counsel; Jason Stewart,

Executive Vice President of Corporate Development and Treasurer

Email:     jennifer.howard@kodiakgas.com; Jason.stewart@kodiakgas.com with a required copy (which shall not constitute notice), to:

Sidley Austin LLP

1000 Louisiana, Suite 5900

Houston, TX 77002

Attention:     David C. Buck; Atman Shukla

Email:     dbuck@sidley.com; ashukla@sidley.com

(b) if to LMC or the Company (prior to Closing), to:

Louisiana Machinery Company, L.L.C.

3799 W. Airline Highway

Reserve, LA 70084

Attention:     Mr. Bobby Webb

Email:     bobby.webb@louisianacat.com

With copy to Jason Maurin at the same address

Email:     jason.maurin@louisianacat.com

(c) if to Mustang or the Company (prior to Closing), to:

Mustang PRS, LLC

12800 Northwest Freeway

Houston, TX 77040

Attention:     Sam Tucker

Email:     stucker@mustangcat.com

With a copy to: Mr. Brad Tucker at the same address

Email:     btucker@mustangcat.com

(d) in each case with respect to any communication sent to Mustang, LMC or the Company (prior to the Closing) with required copies (which shall not constitute notice) to:

Jones Walker LLP

201 St. Charles Avenue, Suite 5100

New Orleans, LA 70170

Attention:     Benjamin Woodruff; Britton Seal

Email:     bwoodruff@joneswalker.com; bseal@joneswalker.com

Winston & Strawn LLP

2121 North Pearl Street, Suite 900

Dallas, TX 75201

Attention:     Matt Stockstill; Billie Ellis, Jr.

Email:     mstockstill@winston.com; bellis@winston.com

or to such other address or to the attention of such Person or Persons as the recipient Party has specified by prior written notice in the manner set forth in this Section 10.1 to the sending Party (or in the case of counsel, to such other readily ascertainable business address as such counsel may maintain from and after the date of this Agreement). If more than one method for sending notice as set forth above is used, the earliest notice date established as set forth above shall control.

Section 10.2. Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance from and after the date of this Agreement and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms of such illegal, invalid or unenforceable provision as may be possible.

Section 10.3. Limited Recourse. Each Party covenants and agrees that, such Party shall not institute, and shall cause its Affiliates not to institute, any Proceeding arising under or in connection with this Agreement or the consummation of the Transactions against any Related Party of any Party. Any claim or cause of action based upon, arising out of, or related to this Agreement or the consummation of the Transactions may only be brought against Persons that are expressly named as Parties, and then only with respect to the specific obligations set forth in this Agreement. No Related Party of any Party and no Related Party of a Related Party shall have any liability or obligation for any of the representations, warranties, covenants, agreements, obligations or liabilities of any Party under this Agreement or of or for any Proceeding based on, in respect of, or by reason of, the consummation of the Transactions (including the breach, termination or failure to consummate the Transactions), in each case whether based on Contract, tort, Fraud, strict liability, other Laws or otherwise and whether by piercing the corporate veil, by a claim by or on behalf of a Party or another Person or otherwise.

Section 10.4. Entire Agreement; Third-Party Beneficiaries.

(a) This Agreement, the Transaction Documents, the Appendices, Schedules, Exhibits and the other documents, instruments, certificates and agreements specifically referred to in this Agreement or therein or delivered pursuant to this Agreement or thereto set forth the entire understanding of the Parties with respect to the Transactions. Any and all previous agreements and understandings between or among the Parties regarding the subject matter of this Agreement, whether written or oral, are superseded by this Agreement, except for the Confidentiality Agreement.

(b) The terms and provisions of this Agreement are intended solely for the benefit of the Parties and their respective successors and permitted assigns. This Agreement will not confer, and it is not the intention of the Parties for this Agreement to confer, any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns, other than (i) Section 6.16, Section 6.18 and Section 10.3, which will be for the benefit of the Persons set forth therein, and any such Person will have the rights provided for therein, and (ii) this Article X in respect of the Sections set forth under the immediately preceding clause (i).

Section 10.5. Governing Law. This Agreement, the Appendices, Exhibits and Schedules to this Agreement, the Transactions and the other transactions contemplated thereby (whether sounding at law or in equity, in contract, in tort or otherwise) shall be governed by and interpreted and enforced in accordance with the Laws of the State of Delaware, without giving effect to any choice of Law or conflict of Laws rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

Section 10.6. Consent to Jurisdiction; Waiver of Jury Trial. Except as provided in Section 2.4(d), each Party irrevocably submits to the exclusive jurisdiction of the Court of Chancery located in Wilmington, Delaware or, if such court does not have subject matter jurisdiction, any other state or federal court located in Wilmington, Delaware for the purposes of any Proceeding arising out of this Agreement, the Transactions or the other transactions contemplated by any of the foregoing, and irrevocably agrees to commence and litigate any such Proceeding only in such courts. Each Party further agrees that service of any process, summons, notice or document in accordance with Section 10.1 shall be effective service of process, summons, notice or documents for any such Proceeding. Nothing in this Agreement shall in any way be deemed to limit the ability of either Party to serve any such process, summons, notice or document in any other manner permitted by applicable Law. Each Party hereby (a) irrevocably and unconditionally waives any objection to the laying of venue of any Proceeding arising out of this Agreement or the consummation of the Transactions in such courts, (b) irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Proceeding brought in any such court has been brought in an inconvenient forum, and (c) irrevocably and unconditionally agrees to be bound by any judgment rendered by any such court. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS OR THE OTHER TRANSACTIONS CONTEMPLATED BY ANY OF THE FOREGOING OR THE ACTIONS, INCLUDING COUNTERCLAIMS, OF THE PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT OR THEREOF.

Section 10.7. Right to Specific Performance.

(a) The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached (including, without limitation, the Buyer Parties’ obligations to fund the Purchase Price (including issuance of the Equity Consideration) and consummate the Transactions). It is accordingly agreed that (i) the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement (including any Order requiring the Buyer Parties to fund the Purchase Price (including the issuance of the Equity Consideration) and consummate the Transactions in accordance with this Agreement), such injunction or injunctions being in addition to any other remedy to which such Party is entitled at law, in equity, in contract, in tort or otherwise and (ii) the limitations on remedies of the Parties following termination of this Agreement set forth in Section 8.2 and Section 8.3 shall not limit the right of the Sellers to seek specific performance pursuant to this Section 10.7 in each case prior to termination of this Agreement.

(b) The Parties hereby agree not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches of this Agreement by the Parties, as applicable, and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the respective covenants and obligations of the Parties under this Agreement, all in accordance with the terms of this Section 10.7.

(c) No Party shall be required to provide any evidence of irreparable harm or bond or other security in connection with seeking an injunction or injunctions to prevent breaches of this Agreement or to specifically enforce the terms and provisions of this Agreement.

(d) For the avoidance of doubt and notwithstanding anything in this Agreement to the contrary, while the Sellers may pursue both a grant of specific performance pursuant to this Section 10.7 and payment of the Recoverable Amounts, under no circumstances shall the Seller Parties be permitted or entitled to receive both a grant of specific performance to require the Buyer Parties to consummate the Closing and payment of the Recoverable Amounts.

Section 10.8. Assignment. Neither this Agreement nor any of the rights or obligations under this Agreement shall be assigned by any of the Parties without the prior written consent of (a) the Buyer, in the case of an assignment by the Sellers or the Company (prior to the Closing), and (b) the Sellers, in the case of an assignment by the Buyer or the Company (following the Closing); provided however that the Buyer shall have the right to assign this Agreement and its rights and obligations hereunder to any of its controlled Affiliates without obtaining the consent of the other Parties; provided, further, that any such assignment made pursuant to the foregoing proviso shall not relieve any Buyer Party of any of its obligations under this Agreement. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and permitted assigns. Any attempted assignment in violation of the terms of this Section 10.8 shall be null and void, ab initio.

Section 10.9. Headings. All headings contained in this Agreement are for convenience of reference only, do not form a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

Section 10.10. Construction. For the purposes of this Agreement, except as otherwise expressly provided in this Agreement or unless the context otherwise requires: (a) the meaning assigned to each term defined in this Agreement shall be equally applicable to both the singular and the plural forms of such term and vice versa, and words denoting either gender shall include both genders as the context requires; (b) where a word or phrase is defined in this Agreement, each of its other grammatical forms shall have a corresponding meaning; (c) the terms “hereof,” “herein,” “hereunder,” “hereby” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement; (d) when a reference is made in this Agreement to an Article, Section, subsection, paragraph, Exhibit, Schedule or other attachment, such reference is to an Article, Section, subsection, paragraph, Exhibit, Schedule or other attachment to this Agreement unless otherwise specified, and a reference to a subsection without further reference to a Section is a reference to such subsection as contained in the same Section in which the reference appears; (e) unless otherwise specified, the word “include,” “includes” and “including” when used in this Agreement shall be deemed to be followed by the words “without limitation,” and the rule known as ejusdem generis shall not be applicable to limit a general statement, followed by or referable to an enumeration of specific matters, to matters similar to those specifically mentioned; (f) a reference to any Party to this Agreement or any other agreement or document shall include such Party’s predecessors, successors and permitted assigns; (g) all accounting terms used and not defined in this Agreement have the respective meanings given to them under GAAP; (h) any event, the scheduled occurrence of which would fall on a day that is not a Business Day, shall be deferred until the next succeeding Business Day; (i) any statement in this Agreement to the effect that any information, document or other material has been “made available” by the Sellers shall mean such information, document or material was included in and available in the “Project Tiger” online data room hosted by Datasite no later than three (3) Business Days prior to the execution and delivery of this Agreement; (j) all references to “dollars” or “$” or “US$” in this Agreement shall refer to United States dollars, which is the currency used for all purposes in this Agreement; (k) the word “or” shall be disjunctive and not exclusive; and (l) reference to any Law means such Law, as amended, modified, codified, replaced or reenacted from time to time, and all rules and regulations promulgated thereunder. The Parties have participated jointly in the negotiation and drafting of this Agreement, and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any Party by virtue of the authorship of this Agreement shall not apply to the construction and interpretation of this Agreement.

Section 10.11. Amendments and Waivers. This Agreement may not be amended, supplemented or modified except by an instrument in writing signed on behalf of the Buyer Parties and the Sellers. Any term or condition of this Agreement may be waived at any time in a written instrument duly executed by the Party that is entitled to the benefit of such term or condition; provided, that (a) the Sellers may waive any such term or condition on behalf of the Company (prior to the Closing), and (b) the Buyer Parties may waive any such term or condition on behalf the Buyer or the Company (following the Closing). No waiver by any Party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any prior or future occasion or affect in any way any rights arising by virtue of any such prior or future occasion.

Section 10.12. Attorney-Client Privilege; Conflict Waiver.

(a) Jones Walker LLP and Winston & Strawn LLP (each, a “Firm” and collectively, the “Firms”) have acted as legal counsel to the Company prior to the Closing in connection with this Agreement and the Transactions (the “Pre-Closing Engagement”). All of the Parties recognize and agree on the commonality of interest that exists and will continue to exist until Closing, and the Parties agree that such commonality of interest should continue to be recognized after the Closing and such Parties recognize and agree that certain communications between or among the Firms, the Company, the Sellers or any of their Subsidiaries or Affiliates are protected under certain privileges and doctrines, including the attorney-client privilege and the common interest doctrine. Specifically, the Parties agree that (a) neither the Buyer Parties nor, following the Closing, the Company and their respective Subsidiaries or Affiliates shall, and each of them shall cause the Company not to, seek to have either of the Firms disqualified from representing the Sellers and/or the Seller Parties in connection with any dispute that may arise between the Seller Parties or their respective Affiliates, on the one hand, and any of the Buyer Parties or any of its Subsidiaries or Affiliates (including, after the Closing, the Company), on the other hand, in connection with this Agreement, any Transaction Document, the Transactions or the transactions contemplated by the Transaction Documents, and effective as of the date of this Agreement, each of the Buyer Parties and, effective as of the Closing, the Company (on behalf of itself and its respective Affiliates and Subsidiaries) expressly waives any claim that either Firm has a conflict of interest that would preclude it from engaging in such a representation even though the Firms may have represented any such Person in a matter substantially related to such dispute and (b) in connection with any such dispute that may arise between, on the one hand, any of the Seller Parties or their respective Affiliates and, on the other hand, any of the Buyer Parties and its Subsidiaries and Affiliates (including, after the Closing, the Company), the Seller Parties or their respective Affiliates involved in such dispute (and not the Buyer Parties and their Subsidiaries and Affiliates (including, after the Closing, the Company)) will have the right to decide whether or not to waive the attorney-client privilege or any other privilege that may apply to any communications between the Company and the Firms that occurred on or prior to the Closing in connection with this Agreement, any Transaction Document, the Transactions or the transactions contemplated by the Transaction Documents.

(b) Each of the Buyer Parties further agrees, on behalf of itself and the Buyer Group Parties (including, after the Closing, the Company), and the Sellers agree on behalf of itself and its Affiliates, that all communications in any form or format whatsoever between or among any of the Firms, the Sellers or their respective Affiliates that relate in any way to the negotiation, documentation and consummation of this Agreement, any Transaction Document, the Transactions, the transactions contemplated by the Transaction Documents or any alternative transactions presented to or considered by the Company, or that otherwise relate to any dispute related to, arising under or otherwise in connection with this Agreement, any Transaction Document, the Transactions or the transactions contemplated by the Transaction Documents (collectively, the “Deal Communications”) shall be deemed to be retained, controlled and owned solely by the Sellers and their designee(s) and shall not pass to (by operation of law or otherwise) or be claimed by any Buyer Party or any other Buyer Group Party (including, after the Closing, the Company). The Company shall not, without the Sellers’ consent, have access to the files of the Firms relating to the Pre-Closing Engagement. All Deal Communications that are attorney-client privileged or otherwise subject to any legal privilege relating to its engagement with respect to the Transactions (the “Privileged Deal Communications”) shall remain privileged after the Closing and the privilege and the expectation of client confidence relating thereto shall belong solely to the Sellers and their designee(s), shall be controlled by the Sellers and their designee(s) and shall not pass to or be claimed by any Buyer Party or any other Buyer Group Party (including, after the Closing, the Company), and to the extent any Buyer Party or any other Buyer Group Party (including, after the Closing, the Company) should discover in its possession after the Closing any Privileged Deal Communications, it will take reasonable steps to preserve the confidentiality thereof and promptly deliver the same to the Sellers or their designee(s), keeping no copies, and will not by reason thereof assert any loss of confidentiality or privilege protection. Neither of the Firms shall have any duty whatsoever to reveal or disclose any such Privileged Deal Communications or files to the Company by reason of any attorney-client relationship between or among the Firms and the Company or otherwise. Notwithstanding anything to the contrary in the foregoing, nothing contained herein shall (i) limit the rights of any Buyer Party or any other Buyer Group Party or its Affiliates (including, after the Closing, the Company) (A) to challenge whether any communication constitutes a Privileged Deal Communication or Deal Communication, or (B) to seek discovery of the Deal Communications in accordance with the rules of discovery or (ii) be deemed to be a waiver by a Buyer Group Party or any of its applicable Affiliates (including, after the Closing, the Company) of any applicable privileges that can or may be asserted to prevent disclosure of any Deal Communications to any third party.

(c) Notwithstanding the foregoing, in the event that, following the Closing a dispute arises between the Buyer Parties and the Buyer Group Parties (including, after the Closing, the Company), on the one hand, and a third party (other than, after the Closing, the Sellers or the Company), on the other hand, the Buyer Parties may assert the attorney-client privilege to prevent the disclosure of the Privileged Deal Communications to such third party and if requested by the Buyer Parties, the Sellers shall use commercially reasonable efforts (at the sole cost and expense of the Buyer Parties) to assert such privilege; provided, however, that none of the Buyer Parties or its Subsidiaries and Affiliates (including, after the Company) may waive such privilege without the prior written consent of the Sellers (which may be given or withheld in the Sellers’ sole discretion). In the event that any of the Buyer Parties and the Buyer Group Parties (including, after the Closing, the Company) are legally required by order of a Governmental Entity or otherwise to access or obtain a copy of all or a portion of the Deal Communications, the Buyer

Parties shall immediately (and, in any event, within two Business Days) notify the Sellers in writing (including by making specific reference to this Section) so that the Sellers can seek (at their expense) a protective order and the Buyer Parties agree to, and to cause the Buyer Group Parties (including, after the Closing, the Company) to use all commercially reasonable efforts requested by the Sellers to assist therewith.

Section 10.13. Appendices, Schedules and Exhibits. Except as otherwise provided in this Agreement, all Appendices, Exhibits and Schedules referred to in this Agreement are intended to be and hereby are made a part of this Agreement. The Disclosure Schedule and the Buyer Parties’ Disclosure Schedule has been arranged, for purposes of convenience only, in sections corresponding to the Sections of this Agreement. The disclosure of any item in any section or subsection of Disclosure Schedule or the Buyer Parties’ Disclosure Schedule will be deemed disclosed with respect to each other section and subsection of the Disclosure Schedule or the Buyer Parties’ Disclosure Schedule. Certain information set forth in the Disclosure Schedule and the Buyer Parties’ Disclosure Schedule is or may be included solely for informational purposes, is not an admission of liability with respect to the matters covered by the information, and may not be required to be disclosed pursuant to this Agreement. The specification of any dollar amount in the representations and warranties contained in this Agreement or the inclusion of any specific item in the Disclosure Schedule or the Buyer Parties’ Disclosure Schedule is not intended to imply that such amounts (or higher or lower amounts) or items (a) are or are not material to the business, assets, liabilities, financial condition, results of operation or prospects of the Company (or with respect to the Buyer Parties’ Disclosure Schedule, of the Buyer Parties’), (b) amount to a Material Adverse Effect (or material adverse effect on the Buyer Parties) or (c) occurred outside of the Ordinary Course of Business of the Company (or of the Buyer Parties). No Party shall use the fact of the setting of such amounts or the fact of the inclusion of any such item in the Disclosure Schedule or the Buyer Parties’ Disclosure Schedule in any dispute or controversy between the Parties as to whether any obligation, item or matter not described in this Agreement or included in a Disclosure Schedule or the Buyer Parties’ Disclosure Schedule is or is not material for purposes of this Agreement.

Section 10.14. Counterparts. This Agreement, and the other documents, agreements and instruments to be delivered in connection with this Agreement, may be executed in counterparts, and any Party may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. This Agreement shall become effective when each Party shall have received a counterpart of this Agreement signed by the other Parties. The Parties agree that the delivery of this Agreement, and the other documents, agreements and instruments to be delivered in connection with this Agreement, may be effected by means of an exchange of electronically transmitted signatures (including by electronic mail in .pdf format).

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the day and year first above written.

BUYER PARTIES:

KODIAK GAS SERVICES, LLC

By:	/s/ John B. Griggs
Name: John B. Griggs
Title: Executive Vice President and Chief Financial Officer

KODIAK GAS SERVICES, INC.

By:	/s/ John B. Griggs
Name: John B. Griggs
Title: Executive Vice President and Chief Financial Officer

Signature Page to Membership Interest Purchase Agreement

COMPANY:

DISTRIBUTED POWER SOLUTIONS, LLC

By:	/s/ Scott Milligan
Name: Scott Milligan
Title: President

SELLERS:

MUSTANG PRS, LLC

By:	/s/ Brad Tucker
Name: Brad Tucker
Title: President

LOUISIANA MACHINERY COMPANY, L.L.C.

By:	/s/ Robert D. Webb, Jr.
Name: Robert D. Webb, Jr.
Title: CEO

Signature Page to Membership Interest Purchase Agreement

Appendix A

Definitions

When used in this Agreement, the following terms have the meanings assigned to them in this Section:

“Accounting Principles” means GAAP, unless otherwise specified in the accounting methodologies, principles and procedures set forth on Schedule A.

“Accounts Payable” has the meaning set forth in Section 4.6(c).

“Accounts Receivable” has the meaning set forth in Section 4.6(b).

“Affiliate” of any Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such first Person. For purposes of this definition, “control” (including the terms “controlled by” and “under common control with”) of a Person means the power to, directly or indirectly, direct or cause the direction of the management and policies of such Person whether through ownership of voting securities or other ownership interests, by Contract or otherwise, including, with respect to a corporation, partnership or limited liability company, the direct or indirect ownership of 50% or more of the voting securities in such corporation or of the voting interest in a partnership or limited liability company. For the avoidance of doubt, the Company shall be considered Affiliates of (a) the Sellers prior to the Closing and (b) the Buyer Parties following the Closing.

“Affiliate Contract” means any Contract (other than any Organizational Documents) between (a) the Company, on the one hand, and (b) (i) any Seller or any of its Affiliates or (ii) any Related Party of a Seller or any of its Affiliates, on the other hand.

“Agreement” has the meaning set forth in the preamble to this Agreement.

“Allocation Dispute Notice” has the meaning set forth in Section 6.9(e).

“Allocation Schedule” has the meaning set forth in Section 6.9(e).

“Alternate Transaction” has the meaning given to such term in Section 6.5.

“AML/CTF” has the meaning set forth in Section 4.10(b).

“Annual Statements” has the meaning set forth in Section 4.6(a).

“Anticipated Interim Period Growth CapEx” means the capital expenditures anticipated to be incurred by the Company after January 12, 2026, in each case as described on Schedule B attached hereto.

“Antitrust Authorities” means the Federal Trade Commission, the Antitrust Division of the United States Department of Justice, the attorneys general of the several states of the United States.

“Antitrust Laws” means the Sherman Act, the Clayton Act, the HSR Act, the Federal Trade Commission Act and all other applicable merger control, competition, antitrust or foreign investment Laws issued by a Governmental Entity that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

“Assignment of Purchased Interests” means the Assignment of Purchased Interests between the Sellers, on the one hand, and the Buyer on the other hand, substantially in the form attached hereto as Exhibit B.

“Base Cash Purchase Price” has the meaning set forth in Section 2.1.

“Benefit Plan” means any “employee benefit plan” as defined in ERISA Section 3(3) (whether or not subject to ERISA), and any other compensation or benefit plan, program, policy, arrangement or agreement, including any pension, retirement, profit-sharing, nondiscretionary bonus, compensation, incentive, stock option, equity or equity-based compensation, deferred compensation, stock purchase, severance, retention, change of control, sick leave, vacation pay, paid time off, disability, hospitalization, health, medical, life insurance, material fringe benefit, tax gross-up, tuition reimbursement, flexible spending account or scholarship, or similar plan, program, policy, arrangement or agreement, in each case, whether written or unwritten.

“Business” has the meaning set forth in the Recitals.

“Business Day” means any day, other than Saturday, Sunday or any other day on which banks located in the State of Texas are authorized or required to close.

“Business Systems” means software, computer firmware, computer hardware, electronic data processing, telecommunications networks, network equipment, interfaces, platforms, peripherals, computer systems, and information contained therein or transmitted thereby, including any outsourced systems and processes, in each case used or relied upon by the Company in the conduct of the Business.

“Buyer” has the meaning set forth in the preamble to this Agreement.

“Buyer’s Closing Certificate” has the meaning set forth in Section 2.3(a)(x).

“Buyer Credit Agreement” means the Fourth Amended and Restated Credit Agreement, as amended, of the Buyer Parties with JPMorgan Chase Bank, N.A., as administrative agent, and the lenders thereunder, in effect on the date hereof.

“Buyer Group Parties” means the Buyer, its Affiliates (including, Buyer Parent and, post-Closing, the Company), and their respective Representatives and Related Parties, and its successors and assigns of any of the foregoing.

“Buyer Indemnified Parties” means each Buyer Party and their respective Affiliates, and all of their respective equityholders, partners, members, directors, officers, managers, employees, agents and Representatives.

“Buyer Parent” has the meaning set forth in the preamble to this Agreement.

“Buyer Parties” has the meaning set forth in the preamble to this Agreement.

“Buyer Parties’ Disclosure Schedule” has the meaning set forth in the lead in to Article V.

“Buyer Restricted Employees” has the meaning set forth in Section 6.14(b).

“Buyer Transaction Documents” has the meaning set forth in Section 5.2.

“CapEx Budget” has the meaning set forth in Section 4.25.

“Capital Projects” has the meaning set forth in Section 4.25.

“CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act, and all regulations and guidance issued by any Governmental Entity with respect thereto, as in effect from time to time, including subsequent legislation in effect as of the date of this Agreement amending paragraph 36 of Section 7(a) of the Small Business Act.

“Certificated Assets” has the meaning set forth in Section 4.22(f).

“Claim Notice” has the meaning set forth in Section 9.3(c)(ii).

“Closing” has the meaning set forth in Section 2.2.

“Closing Amounts” means, collectively, Closing Working Capital, Closing Cash, Closing Growth CapEx Amount, Closing Indebtedness and Closing Transaction Costs, and each individually, a “Closing Amount.”

“Closing Cash” means, as of the Determination Time, the aggregate amount of Company Cash, (i) as determined in accordance with the Accounting Principles and (ii) excluding any amounts taken into account in calculating any other Closing Amount.

“Closing Conditions” has the meaning set forth in Section 2.2.

“Closing Date” has the meaning set forth in Section 2.2.

“Closing Growth CapEx Amount” means, as of the Determination Time, the aggregate amount of capital expenditures actually paid by the Company in respect of the Anticipated Interim Period Growth CapEx; provided, that in no event shall the Closing Growth CapEx Amount exceed an amount equal to Twenty Million Dollars ($20,000,000) without Buyer’s prior written consent (which may be withheld, delayed or conditioned in Buyer’s sole and absolute discretion); provided, further, that the Closing Growth CapEx Amount shall exclude all amounts constituting upward adjustments in the Closing Amount, it being the Parties’ intent not to duplicate any payments by Buyer at the Closing.

“Closing Indebtedness” means, as of the Determination Time, the aggregate amount of Company Indebtedness, (i) as determined in accordance with the Accounting Principles and (ii) excluding any amounts taken into account in calculating any other Closing Amount.

“Closing Working Capital” means, as of the Determination Time, (a) the aggregate amount of Current Assets, minus (b) the aggregate amount of Current Liabilities, in each case, excluding any amounts taken into account in calculating any other Closing Amount.

“Closing Payment” means an amount equal to (a) the Base Cash Purchase Price, plus (b) an amount (which may be positive or negative) equal to (i) Estimated Closing Working Capital, minus (ii) Target Working Capital, plus (c) Estimated Closing Cash, plus (d) the Estimated Closing Growth CapEx Amount, minus (e) Estimated Closing Indebtedness, minus (d) Estimated Closing Transaction Costs.

“Closing Statement” has the meaning set forth in Section 2.4(b).

“Closing Transaction Costs” means, as of the Closing, the aggregate amount of Transaction Costs that remain unpaid (including those amounts that are to be paid by the Buyer Parties at Closing pursuant to Section 2.3(a)(viii)), (i) as determined in accordance with the Accounting Principles and (ii) excluding any amounts taken into account in calculating any other Closing Amount.

“COBRA” means Part 6 of Subtitle B of Title I of ERISA, Section 4980B of the Code, or similar state or local Law.

“Code” means the U.S. Internal Revenue Code of 1986, as amended. All references herein to sections of the Code shall include any corresponding provision or provisions of succeeding Law.

“Company” has the meaning set forth in the preamble to this Agreement.

“Company Benefit Plan” means any Benefit Plan established, sponsored, maintained, contributed to, or required to be contributed to by the Company to provide compensation or benefits to any current or former Employee or individual service provider of the Company or any beneficiary or dependent thereof, or under which the Company is a party has any liability or obligation (including contingent liability); provided, however, that the foregoing definition shall expressly exclude any PEO Benefit Plan.

“Company Cash” means, with respect to the Company, (a) all money, currency or credit balance in a deposit account at a financial institution, (b) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, (c) marketable direct obligations issued by any state of the United States of America or any political subdivision of such state or any public instrumentality thereof, (d) commercial paper issued by any bank or any bank holding company owning any bank, (e) certificates of deposit or bankers acceptances issued by any commercial bank organized under the applicable laws of the United States of America, (f) checks and money orders on hand, in lock boxes or in financial institutions, in each case under each of the forgoing clauses (a)-(f) only to the extent constituting cash equivalents in accordance with GAAP. For the avoidance of doubt, Company Cash as of any given time shall (a) exclude (or be net of) (i) the amount of any checks, drafts and wires issued as of such time that have not yet cleared (only to the extent that such checks, drafts and wires are not included as Current Liabilities in the calculation of Closing Working Capital), (ii) any amounts included as Current Assets in the calculation of Closing Working Capital, and (iii) any restricted balances of any of the foregoing that are not freely and immediately usable, distributable or transferable (including any security deposits, bond guarantees, collateral reserve accounts or amounts held in escrow or held by the Company on behalf of any third parties), and (b) except as excluded by the foregoing clause (a) in this sentence, include any deposits in transit as of such time that have not yet cleared, solely to the extent constituting cash equivalents in accordance with GAAP.

“Company Indebtedness” means all Indebtedness of the Company.

“Company-Owned Intellectual Property” means all Intellectual Property owned by the Company.

“Confidentiality Agreement” means that certain Non-Disclosure Agreement, dated April 30, 2025, by and between the Company and the Buyer.

“Continuation Period” has the meaning set forth in Section 6.15(a).

“Continuing Guarantees” has the meaning set forth in Section 6.18.

“Continuing Employee” has the meaning set forth in Section 6.15(a).

“Contract” means any contract, lease, license, indenture, undertaking, commitment or other agreement that is legally binding, in each case, whether oral or written.

“Covered Party” has the meaning set forth in Section 6.16(a).

“Credit Agreement” means that certain Credit Agreement, dated August 1, 2025, by and among the Company, the Guarantors and the Lenders defined therein, and Bank OZK, as Administrative Agent, Swingline Lender and L/C Issuer (including all other agreements and instruments related thereto).

“Credit Support Obligations” means any letters of credit, guarantees, surety bonds and other credit support instruments issued by or on behalf of either Seller or by any of the Sellers’ Affiliates or the Company in respect of obligations of the Company.

“Current Assets” means, without duplication, those line items shown in the Sample Calculation as current assets of the Company, each as determined in accordance with the Accounting Principles.

“Current Liabilities” means, without duplication, those line items shown in the Sample Calculation as current liabilities of the Company, each as determined in accordance with the Accounting Principles. For the avoidance of doubt, Current Liabilities shall include (i) current Tax liabilities (determined in accordance with Section 6.9(d)), and shall exclude (i) any Finance Lease obligations (which are included in Indebtedness), (ii) accrued fees related to the PRS TSA

(which are included in Indebtedness), (iii) accrued, earned and unpaid compensation, bonuses, commissions or other incentive payments (which are included in Indebtedness), (iv) customer deposits, and (v) liabilities for long-term incentive compensation (including, for the avoidance of doubt, compensation under the PRS LTIP (as defined in the Disclosure Schedule)).

“Customs and International Trade Laws” means any Law applicable to a party’s activities and for which that party is the entity responsible for compliance concerning the importation of merchandise, or the export or re-export of goods, technology, software, data or services, or economic sanctions, including (i) the Tariff Act of 1930 and other laws and programs administered or enforced by U.S. Customs and Border Protection, (ii) the Export Administration Act of 1979, (iii) the Export Control Reform Act of 2018, (iv) the Export Administration Regulations, (v) the International Emergency Economic Powers Act, (vi) the Arms Export Control Act, (vii) the International Traffic in Arms Regulations, (viii) Executive Orders of the President of the United States regarding economic sanctions and restrictions on Transactions with designated entities (including countries, terrorists, organizations and individuals), (ix) the anti-boycott regulations administered by the United States Department of Commerce, (x) the antiboycott provisions administered by the United States Department of Treasury, and (xi) other Laws and regulations administered and enforced by OFAC, the U.S. Department of State Directorate of Defense Trade Controls, and the U.S. Department of Commerce Bureau of Industry and Security.

“D&O Tail Policies” has the meaning set forth in Section 6.16(c).

“Deal Communications” has the meaning set forth in Section 10.12(b).

“Determination Time” has the meaning set forth in Section 2.2.

“Disclosure Schedule” has the meaning set forth in the lead in to Article III.

“Employee” means any employee of the Company, including any PEO Employee, as of the applicable date of determination.

“Environmental Law” means any Law relating to pollution, the protection of the environment (including ambient air, water, soil and natural resources), health and safety (to the extent relating to exposure to Hazardous Substances) or the use, generation, management, manufacture, processing, treatment, storage, transportation, remediation, cleanup, handling, disposal or Release or threatened Release of, or exposure to, Hazardous Substances.

“Equity Consideration” means 2,401,278 shares of Parent Common Stock.

“Equity Interest” means capital stock, shares, partnership or membership interests or units (whether general or limited), and any other interest or participation that confers on a Person the right to receive a share of the profits and Losses of, or distribution of assets of, the issuing entity or a right to control such entity via the right to appoint members of a board of directors or board equivalent.

“Equity Securities” means (a) Equity Interests, (b) subscriptions, calls, warrants, options, purchase rights or commitments of any kind or character relating to, or entitling any Person to acquire, any Equity Interest, (c) stock appreciation, phantom stock, equity participation or similar rights and (d) securities convertible into or exercisable or exchangeable for any Equity Interests.

“ERISA” means the Employee Retirement Income Security Act of 1974 and the rules and the regulations promulgated thereunder.

“ERISA Affiliate” means any corporation, trade or business (whether or not incorporated) that is treated as a single employer within the meaning of Section 414 of the Code or Section 4001(a)(14) of ERISA.

“ERISA Effective Date” has the meaning set forth in Section 6.15(d).

“ERS” means Energy Rental Solutions, a Texas limited liability company and Affiliate of Sellers and the Company.

“Estimated Closing Cash” has the meaning set forth in Section 2.4(a).

“Estimated Closing Growth CapEx Amount” has the meaning set forth in Section 2.4(a).

“Estimated Closing Indebtedness” has the meaning set forth in Section 2.4(a).

“Estimated Closing Working Capital” has the meaning set forth in Section 2.4(a).

“Estimated Closing Statement” has the meaning set forth in Section 2.4(a).

“Estimated Closing Transaction Costs” has the meaning set forth in Section 2.4(a).

“Evaluation Material” has the meaning set forth in Section 4.26.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.

“Filing” means a registration, declaration or filing with a Governmental Entity.

“Final Allocation Schedule” has the meaning set forth in Section 6.9(e)(iv).

“Final Closing Cash” has the meaning set forth in Section 2.4(e)(i).

“Final Closing Growth Capex Amount” has the meaning set forth in Section 2.4(e)(i).

“Final Closing Indebtedness” has the meaning set forth in Section 2.4(e)(i).

“Final Closing Working Capital” has the meaning set forth in Section 2.4(e)(i).

“Final Closing Transaction Costs” has the meaning set forth in Section 2.4(e)(i).

“Finance Lease” means any lease or other Contract obligations required to be classified and accounted for as finance lease obligations on a balance sheet under GAAP (including the current portion thereof, but excluding, for the avoidance of doubt, any obligations classified and accounted for as operating lease obligations on a balance sheet in accordance with the Accounting Principles). Notwithstanding the foregoing and for the avoidance of doubt, the term “Finance Lease” shall include that certain Wells Fargo Equipment Finance Arrangement set forth on Section 4.11(a)(v)(2) of the Disclosure Schedule.

“Financial Statements” has the meaning set forth in Section 4.6(a).

“Financing” has the meaning set forth in Section 6.10(a).

“Firm” and “Firms” has the meaning set forth in Section 10.12(a).

“Fraud” means an act, committed by the Sellers, the Company or any of the Buyer Parties in the making of a representation or warranty set forth in Article III, Article IV or Article V, as applicable (including any “bringdown” certificate or other written confirmation of any such representation and warranty), and requires: (a) a false representation of fact in Article III, Article IV or Article V, as applicable, (b) with actual knowledge (as opposed to constructive, imputed or implied knowledge) that such representation is false when made, (c) with an intention to induce the Party to whom such representation is made to act or refrain from acting in reliance upon such false representation, (d) causing that Party, in reasonable reliance upon such false representation, to take or refrain from taking action, (e) causing such Party to suffer damage by reason of such reliance and (f) compliance with any other applicable legal requirements for asserting a claim of fraud (including, pleading with particularity). For the avoidance of doubt, “Fraud” shall not include any claim for equitable fraud, promissory fraud, unfair dealings fraud or any torts based on negligence or recklessness.

“Fundamental Representations” means the representations and warranties contained in Section 3.1 (Organization and Good Standing), Section 3.2 (Authority and Enforceability), Section 3.5 (Title to Purchased Interests), Section 3.6 (Brokers), Section 4.1(a) (Organization and Existence), Section 4.2 (Authority and Enforceability), Section 4.3 (Capitalization of the Company), Section 4.4 (Company Subsidiaries), Section 4.5 (Noncontravention), Section 4.22(a) (Title to Company Assets), Section 5.1 (Good Standing), Section 5.2 (Authority and Enforceability), Section 5.3 (Noncontravention) and Section 5.7 (Brokers).

“GAAP” means generally accepted accounting principles in the United States.

“General Enforceability Exceptions” has the meaning set forth in Section 3.2.

“Generators” has the meaning set forth in Section 4.22(c).

“Governmental Approvals” means all Filings required to operate the Business.

“Governmental Entity” means any court, tribunal, arbitrator or arbitral body (public or private), authority, agency, instrumentality, commission, legislative body, official, self-regulated organization or other non-governmental regulatory authority or quasi-Governmental Entity (to the extent that the rules, regulations or orders or such organization or authority have the force of Law) of the United States, any state or locality, or similar governing entity in a foreign jurisdiction.

“Hazardous Substance” means (a) any substance, material or waste that is listed, classified, regulated or defined pursuant to any Environmental Law as hazardous or toxic or as a pollutant or contaminant or for which liability or standards of care have been imposed under Environmental Laws, and (b) any petroleum, petroleum product and any derivative or by-product thereof, any asbestos or asbestos-containing material, any radioactive material or waste, per- and polyfluoroalkyl substances and polychlorinated biphenyls.

“Hedging Arrangement” means any swap transaction, option, warrant, forward purchase or sale transaction, futures transaction, cap transaction, floor transaction or collar transaction relating to one or more currencies, commodities (including natural gas or power), bonds, equity securities, loans, interest rates, catastrophe events, weather-related events, credit-related events or conditions or any indexes, or any other similar transaction (including any option with respect to any of these transactions) or combination of any of these transactions, including collateralized mortgage obligations or other similar instruments or any debt or equity instruments evidencing or embedding any such types of transactions, and any related credit support, collateral or other similar arrangements related to such transactions.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations promulgated thereunder.

“Income Tax” means any income, capital gains, franchise and similar Taxes.

“Indebtedness” means any of the following: (a) any indebtedness for borrowed money; (b) any obligations evidenced by bonds, debentures, notes or other similar instruments; (c) any obligations for the deferred purchase price of property, goods or services which have been delivered or provided to the Company (including “earn outs” and “seller notes,” but excluding current trade payables incurred in the Ordinary Course of Business and deferred revenue of the Company); (d) any obligations, contingent or otherwise, under acceptance, letters of credit or similar facilities, in each case, solely to the extent drawn upon; (e) any accrued interest, fees and charges in respect of any of the foregoing; (f) all Finance Lease obligations, including the principal and accrued interest components of such Finance Lease obligations under GAAP; (g) any obligations under Hedging Arrangements; (h) 50% of any customer deposits; (i) 50% of any liabilities for long-term incentive compensation (including, for the avoidance of doubt, compensation under the PRS LTIP (as defined in the Disclosure Schedule)); (j) accrued fees related to the PRS TSA; (k) excluding liabilities for long-term incentive compensation set forth in clause (i) immediately above in this definition of Indebtedness, any obligations and liabilities in respect of (A) accrued, earned and unpaid severance or termination payments, (B) accrued, earned and unpaid compensation, bonuses, commissions or other incentive payments (including, for purposes of clarification, any compensation under the Annual Bonus Program and Sales Commission Plan (each as defined in the Disclosure Schedule)), or (C) any unfunded or underfunded pension or pension-like liabilities or obligations and any unfunded or underfunded post-retirement and post-employment benefits, liabilities or obligations, or (D) any nonqualified deferred compensation plan, programs, agreements or arrangement, in each case of clauses (A)

through (D), together with the employer’s portion of all payroll, employment, unemployment, social security or similar Taxes in connection with such amounts; (l) any guaranty of any of the obligations described in clauses (a) through (k); and (m) any prepayment premiums and penalties, late charges, “make-whole amounts,” and other agreed payment obligations and any other fees, expenses, indemnities and other amounts payable as a result of the prepayment or discharge of any of the foregoing described in clauses (a) through (l) at or prior to the Closing. For the avoidance of doubt, any Transaction Costs or amounts included in Closing Working Capital shall not constitute Indebtedness.

“Independent Expert” has the meaning set forth in Section 2.4(d).

“Intellectual Property” means all (a) patents and patent applications; (b) trademarks, service marks and trademark and service mark applications, registrations and renewals therefor, trade dress, logos, trade names and domain names, and all goodwill associated with any of the foregoing; (c) copyrights, together with all applications, registrations and renewals therefor; and (d) trade secrets.

“Interim Period” means the period beginning on the date of this Agreement and ending on the earlier of (a) the Closing and (b) the termination of this Agreement.

“Interim Statements” has the meaning set forth in Section 4.6.

“Interim Statement Date” has the meaning set forth in Section 4.6.

“Interrogatories” has the meaning set forth in Section 2.4(d).

“IRS” means the Internal Revenue Service.

“Knowledge of the Company” means the actual knowledge, after reasonable and due inquiry, of any or all of the following: Scott Milligan, James Jones, Jana Hargrave and Dennis Carroll.

“Law” means, with respect to any Person, any statute, law (including common law), Code, treaty, ordinance, rule or regulation of any Governmental Entity applicable to such Person.

“Leased Real Property” has the meaning set forth in Section 4.12(b).

“Lien” means with respect to any property or asset, any lien, mortgage, deed of trust, pledge, charge, security interest, lease, sublease, right of way, servitude, conditional sale agreement or other encumbrance in respect of such property or asset.

“LMC” has the meaning set forth in the preamble to this Agreement.

“Losses” means any loss, liability, obligation, demand, charge, Proceeding, assessed interest, claim, interest payment, award, sanction, judgment, settlement, fine, penalty, damage, Tax, cost and expense of every kind and nature (including reasonable attorneys’ fees and advisors’ fees).

“Major Customer” means the top ten customers of the Business based on gross revenues received in exchange for goods or services provided to such customers during the 12 months ending on the Interim Statement Date.

“Major Vendor” means the top ten suppliers and vendors of goods and services to the Business based on gross amounts paid for such goods or services during the 12 months ending on the Interim Statement Date.

“Material Assets” has the meaning set forth in Section 4.22(a).

“Material Adverse Effect” means any circumstance, change, fact, event, effect, occurrence or development that either (x) is or would reasonably be expected to be materially adverse to the business, assets, properties, results of operations or condition (financial or otherwise) of the Company, taken as a whole, or (y) materially impairs, or would reasonably be expected to materially impair, the ability of the Sellers to consummate the Transactions; provided, however, that any circumstance, change, fact, event, effect, occurrence or development resulting from the following items shall not be considered when determining whether a Material Adverse Effect has occurred: (a) changes in economic, political, regulatory, financial or capital market conditions generally or in the industries in which the Company operates, (b) any acts of war, sabotage, terrorist activities or changes imposed by a Governmental Entity associated with national security, (c) effects of weather or meteorological events, (d) any change of Law, accounting standards, regulatory policy or industry standards after the date of this Agreement, (e) the announcement, execution, delivery or performance of this Agreement or the consummation of the Transactions or the fact that the prospective owner of the Company is the Buyer, (f) changes in the Ongoing RFPs, (g) any condition expressly described in the Disclosure Schedule, (h) any actions taken by, or at the written request of, any of the Buyer Parties (including any breach by any Buyer Party of this Agreement), and (i) any failure by the Company to meet projections or forecasts or revenue or earnings predictions for any period (but, for the purposes of clarity, not the underlying cause of such failure); provided, further, however, that, notwithstanding the immediately preceding proviso, a circumstance, change, fact, event, effect, occurrence or development may nonetheless be taken into account in determining whether a “Material Adverse Effect” has occurred or would reasonably be expected to occur to the extent such circumstance, change, fact, event, effect, occurrence or development has had or would reasonably be expected to have a disproportionate adverse impact on (A) the Company, or (B) business, assets, properties, results of operations or condition (financial or otherwise) of the Company as compared to other Persons similarly situated in the businesses in which the Company operates.

“Material Contracts” has the meaning set forth in Section 4.11(b).

“Mustang” has the meaning set forth in the preamble to this Agreement.

“New Plans” has the meaning set forth in Section 6.15(b).

“New Welfare Plans” has the meaning set forth in Section 6.15(b).

“Notice of Objection” has the meaning set forth in Section 2.4(c).

“Off-the-Shelf Software” has the meaning set forth in Section 4.11(a)(xii).

“Old Plans” has the meaning set forth in Section 6.15(b).

“Ongoing RFP” means a request for proposal or competitive solicitation or bid process that the Company, on the one hand, and any existing or potential customer of the Company, on the other hand, are party to, as of the date hereof, regarding contractual services to be provided by the Company for which an award, or a post-award material modification or contractual extension, is pending.

“Order” means any award, injunction, judgment, order, writ, or decree entered, issued, made, or rendered by any Governmental Entity that possesses competent jurisdiction.

“Ordinary Course of Business” means, with respect to a Person, actions taken by such Person if such actions are consistent with the past practices of such Person, and are taken in the ordinary course of normal, day-to-day operations of such Person, but shall not include actions that are in violation of any Law or that are inconsistent with reasonably prudent operation of the Business.

“Organizational Documents” means, with respect to any Person that is not an individual, the articles or certificate of incorporation or formation, by-laws, limited partnership agreement, partnership agreement, limited liability company agreement, shareholders agreement, trust agreement or such other organizational documents of such Person.

“Other Buyer Reps” has the meaning set forth in Section 3.8(b).

“Outside Date” has the meaning set forth in Section 8.1(a).

“Parent Common Stock” means common stock, par value $0.01 per share, of Buyer Parent.

“Parent Preferred Stock” means Series A Preferred Stock, par value $0.01 per share, of Buyer Parent.

“Parent SEC Reports” means all periodic reports, current reports and registration statements, including exhibits and other information incorporated therein, required to be filed by Buyer Parent with the SEC under the Exchange Act or the Securities Act.

“Partnership Tax Audit Rules” means Code Sections 6221 through 6241 as amended, together with any final or temporary Treasury Regulations, Revenue Rulings, and case law interpreting Code Sections 6221 through 6241, as amended, and any similar provision of state or local tax Laws.

“Partnership Tax Audit” has the meaning set forth in Section 6.9(f)(iii).

“Party” or “Parties” has the meaning set forth in the preamble to this Agreement.

“Pass-Through Tax Return” means, with respect to the Company, any Income Tax Return for which income of the entity for which such Tax Return is filed flows through such entity to such entity’s member(s) (or other owner(s) for Tax purposes).

“Pass-Through Taxes” means any Taxes that result from income that would be reflected on a Pass-Through Tax Return.

“Payoff Indebtedness” has the meaning set forth in Section 2.3(b)(viii).

“Payoff Letters” has the meaning set forth in Section 2.3(b)(viii).

“PEO” means G&A Outsourcing III, LLC, or its successor.

“PEO Employee” means a co-employee of the Company and PEO who provides services to the Company pursuant to a contractual relationship between the Company and PEO.

“PEO Benefit Plan” means any Benefit Plan sponsored, maintained, contributed to, or required to be contributed to, by PEO or an Affiliate of PEO to provide compensation or benefits to any current or former PEO Employee or any beneficiary or dependent thereof.

“Permit” means any clearance, consent, approval, authorization, amendment, franchise, license, registration, permit, exemption, waiver, variance, qualification, declaration, designation or certificate of, with or to, granted by, or obtained from, any Governmental Entity.

“Permitted Lien” means: (a) any Lien for Taxes that are not yet due or delinquent or that are being contested in good faith in the Ordinary Course of Business, in each case to the extent adequate reserves have been maintained in the Financial Statements in accordance with GAAP; (b) any landlords’, mechanics’, workmen’s, repairmen’s, warehousemen’s, carriers’ or other like Lien and maritime Liens imposed by applicable Law, in each case, arising in the Ordinary Course of Business and for which amounts have been appropriate reserved in accordance with GAAP; (c) imperfections or irregularities of title and other Liens that do not and would not, individually or in the aggregate, materially detract from the value of, or materially interfere with, the present use and enjoyment of the asset or property subject thereto or affected thereby; (d) zoning, planning, building and other similar limitations, restrictions and rights of any Governmental Entity to regulate property; (e) any Lien set forth on Schedule C; (f) any Lien arising pursuant to, or as a result of the Transactions; (g) with respect to real property, any condition that may be shown on a current survey or by inspection of a property; (h) any Lien that a reputable title insurance company would be willing to omit as an exception or affirmatively insure against in a title insurance policy for the affected property; and (i) any Lien recorded or filed in any land register or other public register affecting the Leased Real Property.

“Permitted Transfer” means any Transfer (i) to an Affiliate of a Seller; (ii) to Buyer Parent or any of its Subsidiaries, including pursuant to a share buyback, tender offer or any other lawful purchase of Parent Common Stock by Buyer Parent or any of its Subsidiaries; (iii) pursuant to a liquidation, merger, consolidation, share exchange, reorganization, tender offer or other similar transaction involving Buyer Parent or any of its Subsidiaries that has been approved, authorized or recommended by the board of directors of Buyer Parent; provided, however, that in the case of any Transfer or distribution pursuant to clause (i), each transferee or distributee must sign and deliver a lock-up agreement to Buyer Parent containing (i) representations substantially to the effect as set forth in Section 3.8, Section 3.9 and Section 3.10 (including that such transferee or distributee is an “accredited investor” as such term is defined in Regulation D under the Securities Act) and (ii) substantially the same terms as set forth in Section 6.22 of this Agreement for a period terminating upon the expiration of the Restricted Period.

“Person” means any natural person, corporation, general partnership, limited partnership, limited liability company, joint venture, trust, proprietorship, other business organization or Governmental Entity.

“Personal Information” means any information that identifies, relates to, describes, is reasonably capable of being associated with, or could reasonably be linked, directly or indirectly, with a particular individual or household.

“Policies” has the meaning set forth in Section 4.16.

“Pre-Closing Engagement” has the meaning set forth in Section 10.12(a).

“Pre-Closing Tax Period” means any taxable period ending on or before the Closing Date and the portion through the end of the Closing Date for any Straddle Period.

“Privileged Deal Communications” has the meaning set forth in Section 10.12(b).

“Proceeding” means any action, cause of action, suit, claim, complaint, lawsuit, litigation, investigation, audit, arbitration or proceeding (in each case, whether civil, criminal or administrative or at law or in equity) by or before a Governmental Entity.

“PRS” means Power Rental Solutions, LLC, a Texas limited liability company.

“PRS TSA” means that certain Transition Services Agreement, effective as of August 1, 2025, by and between PRS and the Company.

“Purchase Price” has the meaning set forth in Section 2.1.

“Purchase Price Adjustment” has the meaning set forth in Section 2.4(e)(ii).

“Purchased Interests” has the meaning set forth in the recitals to this Agreement.

“Push-Out Election” has the meaning set forth in Section 6.9(f)(iii).

“R&W Insurer” means the insurance carrier under the R&W Policy.

“R&W Policy” means a buyer-side representation and warranty insurance policy issued by the R&W Insurer to the Buyer in connection with the transactions contemplated by this Agreement, naming the Buyer as an insured and providing coverage for certain Losses incurred by the Buyer Parties with respect to this Agreement, subject to the terms and conditions set forth in the R&W Policy.

“Real Property Leases” has the meaning set forth in Section 4.12(b).

“Recoverable Amounts” has the meaning set forth in Section 8.3(a).

“Registered Intellectual Property” means Company-Owned Intellectual Property that is issued by, registered with, renewed by or the subject of a pending application before any Governmental Entity or internet domain name registrar.

“Registration Rights Agreement” means that certain Registration Rights Agreement, in the form attached hereto as Exhibit E.

“Related Party” means, with respect to a Person, such Person’s former, current and future direct or indirect equityholders, controlling Persons, shareholders, members, general or limited partners, Affiliates, Representatives, sources of financing, and each of their respective successors and assigns.

“Release” means any release, spill, emission, leaking, pumping, pouring, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Substances into or through the indoor or outdoor environment, including the movement of Hazardous Substances through or in the air, soil, sediment, surface water or groundwater.

“Representatives” means, with respect to any Person, such Person’s members, partners, other equityholders, trustees, directors, managers, officers, employees, attorneys, accountants, financial advisors, consultants, other advisors, representatives and other agents acting for or on behalf of such Person.

“Requisite Financial Statement Information” means the financial statements Buyer Parent is required to file with the SEC pursuant to Rule 3-05 Regulation S-X in order for the Buyer Parent comply with its obligations under the Exchange Act and the Securities Act (which the parties acknowledge and agree includes Buyer Parent’s obligation to file pro forma financial statements that comply with the rules and regulations of the SEC (including the requirements of Regulation S-X under the Securities Act)), which includes (a) the audited consolidated balance sheets and related statements of income and cash flows of the Company as of and for the years ended December 31, 2025, together with all related notes thereto (in each case, prepared in accordance with the Company’s historical practice), accompanied by an independent auditor’s report, and in compliance with the requirements of Rule 3-05 of Regulation S-X under the Securities Act (as applicable to financial statements of acquired companies that are non-public entities) (the “Annual Period Requisite Financial Statement Information”), and (b) with respect to any interim period since December 31, 2025 that is completed prior to the Closing Date, unaudited consolidated balance sheets and related statements of income and cash flows of the Company as of and for the applicable interim period together with all related notes thereto (in each case, prepared in accordance with the Company’s historical practices) and in compliance with the requirements of Rule 3-05 of Regulation S-X under the Securities Act (as applicable to financial statements of acquired companies that are non-public entities) (the “Interim Period Requisite Financial Statement Information”).

“Resignation Letters” has the meaning set forth in Section 6.4.

“Restricted Party” means each of the Sellers and Brad Tucker, Sam Tucker, Ben Tucker, Scott Milligan, Robert Webb Jr., Sally Boyce Rinehart and Jason Maurin.

“Restricted Period” means the period commencing on the date of the Closing and ending on the date that is 180 days after the date of the Closing.

“Restrictive Covenant Agreement” means the applicable Restrictive Covenant Agreement between the Sellers and each other Restricted Party, on the one hand, and the Buyer and the Company, on the other hand, substantially in the form attached hereto as Exhibit D.

“Retention Amount” means the retention amount of Buyer set forth under the R&W Policy.

“Review Period” has the meaning set forth in Section 2.4(c).

“Sample Calculation” means for purposes of illustrating the line accounts to be included in each of the Closing Amounts, the sample calculation of each of the Closing Amounts set forth on Schedule A, calculated as if the Closing Date were the Interim Statement Date.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the regulations promulgated thereunder.

“Seller” or “Sellers” has the meaning set forth in the preamble to this Agreement.

“Sellers’ Closing Certificate” has the meaning set forth in Section 2.3(b)(vii).

“Sellers’ Closing Certificate Statements” has the meaning set forth in Section 4.26.

“Seller Guarantees” has the meaning set forth in Section 6.18.

“Seller Indemnified Parties” means each Seller Party and their respective Affiliates, and all of their respective equityholders, partners, members, directors, officers, managers, employees, agents and Representatives.

“Seller Parties” means the Sellers, their Affiliates (including, prior to the Closing, the Company), and each of their respective Representatives and Related Parties, and each of the successors and assigns of any of the foregoing.

“Seller Reviewed Tax Return” has the meaning set forth in Section 6.9(c)(ii).

“Seller Tax Returns” has the meaning set forth in Section 6.9(c)(i).

“Seller Transaction Documents” has the meaning set forth in Section 3.2.

“Specified Indemnity Matter” has the meaning set forth on Section 1.1A of the Disclosure Schedule.

“Specified Indemnity Matter Cap” means an amount equal to $6,000,000.

“Straddle Period” has the meaning set forth in Section 6.9(d)(i).

“Subsidiary” means, with respect to any Person, any other Person of which more than 50% of the outstanding voting securities or other voting Equity Securities are owned, directly or indirectly, by such first Person.

“Target Working Capital” means $17,500,000.

“Tax” or “Taxes” means (a) all taxes, assessments, duties, levies, imposts or other similar charges in the nature of a tax imposed by a Governmental Entity (whether payable directly or by withholding and whether or not requiring the filing of a Tax Return), including all income, franchise, profits, capital gains, capital stock, gross receipts, sales, use, transfer, service, occupation, ad valorem, property, escheat or unclaimed property, excise, production, severance, windfall profit, premium, stamp, license, payroll, employment, social security, unemployment, disability, environmental, alternative minimum, add-on, value-added, withholding (including backup withholding) and estimated taxes, (b) any interest, fine, penalty or additions to tax imposed by a Governmental Entity in connection with any item described in clause (a), above, and (c) any liability in respect of any item described in clause (a) or clause (b), above, that arises by reason of a contract, assumption, transferee or successor liability, operation of Law (including by reason of being a member of a consolidated, combined or unitary group) or otherwise.

“Tax Contest” has the meaning set forth in Section 6.9(f).

“Tax Returns” means any return, report or similar statement required to be filed with any Governmental Entity with respect to any Taxes (including any attached schedules), including any information return, claim for refund, amended return and declaration of estimated Tax.

“Termination Fee” means $37,125,000.

“Third Party Claim” has the meaning set forth in Section 9.3(c)(ii).

“Transaction Costs” means all out-of-pocket fees, costs and expenses of the Sellers or the Company, other than fees, costs and expenses incurred on behalf of the Buyer Parties or any Affiliate thereof, in each case, (a) incurred prior to or as a result of the Closing in connection with the negotiation, preparation and execution of this Agreement and (b) to the extent not paid at or prior to the Closing. For the avoidance of doubt, (i) the Transaction Costs shall include any bonus (including compensation under the Company Transaction Incentive Plan (as defined in the Disclosure Schedule)), change in control payments, severance or other compensatory amounts or benefits due and payable to any past, present or former employee or other individual service provider of the Company as a result of or in connection with the execution, delivery or consummation of the transactions contemplated by this Agreement (either alone or in combination with other events following the Closing) (and the employer portion of any payroll, employment, social security, and similar Taxes payable with respect thereto), and the cost of any D&O Tail Policy, and (ii) the Transaction Costs shall not include (A) any bonuses awarded or payable in the Ordinary Course of Business in each case solely to the extent accrued and included as Current Liabilities in the Closing Working Capital on the Closing Statement, or (B) any Indebtedness.

“Transaction Documents” means the Transition Services Agreement, the Restrictive Covenant Agreements, the Assignment of Purchased Interests, and the Registration Rights Agreements.

“Transaction Tax Deductions” means all applicable deductions attributable to Indebtedness, the Closing Working Capital, the Transaction Costs, the payment of consulting fees, severance obligations, bonus obligations, “success fees,” bonuses payable to Employees, and deferred unamortized financing fees.

“Transactions” means the transactions contemplated by this Agreement.

“Transfer” means, with respect to the Parent Common Stock, directly or indirectly, by operation of Law, contract or otherwise, (a) the sale, transfer, assignment, pledge, hypothecation, mortgage, license, gift, creation of a security interest in or lien on, placement in trust (voting or otherwise), encumbrance or other disposition to any Person of such Parent Common Stock, in whole or in part, including as a result of foreclosure on a security interest, (b) any hedging, swap, forward contract or other transaction that is designed to or which reasonably could be expected to lead to or result in a transfer or other disposition of Beneficial Ownership (as defined in Rule 13d-3 promulgated under the Exchange Act) of, or pecuniary interest in, or the economic consequences of having Beneficial Ownership of, such Parent Common Stock, including any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to such Parent Common Stock, (c) any short sale of, or trade in, such Parent Common Stock, or entry into any transaction with respect to derivative securities representing the right to vote or economic benefits of, such Parent Common Stock, or (d) any entry into any contract, option or other arrangement or understanding with respect to the matters described in the foregoing clauses (a) to (c). The entry into a Rule 10b5-1 plan that does not authorize transactions during the Restricted Period shall not constitute a Transfer; provided, that no public announcement or disclosure of such is made prior to the termination of the Restricted Period with respect to any of the Parent Common Units subject thereto.

“Transfer Taxes” means all transfer, sales, use, real property transfer, goods and services, value added, documentary, stamp duty, gross receipts, excise, transfer and conveyance Taxes and other similar Taxes, duties, fees or charges.

“Transition Services Agreement” means the Transition Services Agreement between PRS, on the one hand, and the Buyer and the Company, on the other hand, substantially in the form attached hereto as Exhibit C.

“Treasury Regulations” means the final or temporary regulations promulgated by the U.S. Department of the Treasury under the Code.

“U.S. Trade Controls” means, collectively, all applicable United States Laws, regulations, and Orders pertaining to trade and economic sanctions and export controls, including such Laws and regulations administered and enforced by OFAC, the U.S. Department of State Directorate of Defense Trade Controls, and the U.S. Department of Commerce Bureau of Industry and Security.

“WARN Act” has the meaning set forth in Section 4.14(f).

Schedule A

Accounting Principles; Sample Calculation; Closing Statement Format

[see attached]

Schedule B

Anticipated Interim Period Growth CapEx

[see attached]

Schedule C

Permitted Liens

[see attached]

Exhibit A

Form of Resignation Letter

[see attached]

RESIGNATION LETTER

[•], 2026

Reference is made to the Membership Interest Purchase Agreement (the “Purchase Agreement”), dated as of February [•], 2026, among Kodiak Gas Services, LLC, Kodiak Gas Services, Inc., Mustang PRS, LLC, Louisiana Machinery Company, L.L.C. and Distributed Power Solutions, LLC (the “Company”). Capitalized terms used in this Resignation Letter and not otherwise defined in this Resignation Letter shall have the meanings ascribed to such terms in the Purchase Agreement.

Pursuant to Section 2.3(b)(vi) of the Purchase Agreement, the undersigned hereby resigns from any and all positions the undersigned holds as an officer or director of the Company, contingent upon, and effective as of the Closing. If the Closing does not occur, this Resignation Letter shall be null and void.

This Resignation Letter may be executed electronically.

IN WITNESS WHEREOF, the undersigned has executed and delivered this Resignation Letter as of the first date set forth above.

Signature:

Printed Name:

Exhibit B

Form of Assignment of Purchased Interests

[see attached]

ASSIGNMENT OF PURCHASED INTERESTS

This ASSIGNMENT OF PURCHASED INTERESTS (this “Assignment”) is made and entered into on [•], 2026 (the “Closing Date”), by and between Mustang PRS, LLC (“Mustang”), a Texas limited liability company and Louisiana Machinery Company, L.L.C. (“LMC” and, together with Mustang, each an “Assignor” and collectively, the “Assignors”), and Kodiak Gas Services, LLC, a Delaware limited liability company (“Assignee” and, together with the Assignors, each a “Party” and collectively, the “Parties”). Capitalized terms used herein and not defined herein shall have the meanings set forth in the Purchase Agreement, as defined below.

RECITALS

A. Assignors collectively own 100% of the issued and outstanding membership interests in Distributed Power Solutions, LLC, a Texas limited liability company (the “Purchased Interests”);

B. Assignee and Assignors and the other parties thereto have entered into that certain Membership Interest Purchase Agreement, dated February [•], 2026 (the “Purchase Agreement”), pursuant to which, among other things, Assignors have agreed to sell to Assignee, and Assignee has agreed to purchase from Assignors, the Purchased Interests; and

C. To effect the sale and purchase of the Purchased Interests, Assignors and Assignee are executing and delivering this Assignment.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignors and Assignee hereby agree as follows:

AGREEMENTS

1. Assignment. Each Assignor hereby assigns and conveys unto Assignee, as of the Closing Date, all of such Assignor’s right, title, interest and obligations in, to and under the Purchased Interests.

2. Assumption. Assignee hereby accepts the foregoing assignment and assumes, as of the Closing Date, all of Assignors’ right, title, interest and obligations in, to and under the Purchased Interests.

3. Terms of the Purchase Agreement. This Assignment is made in accordance with, and is subject to, the terms and conditions of the Purchase Agreement. Nothing in this Assignment, express or implied, is intended to or shall be construed to modify, expand, or limit any of the terms of the Purchase Agreement. Assignors and Assignee acknowledge and agree that no representations and warranties are made in this Assignment. The representations, warranties, covenants, agreements, and indemnities contained in the Purchase Agreement shall not be superseded by this Assignment but shall remain in full force and effect to the full extent provided therein. In the event of any conflict or inconsistency between the terms of the Purchase Agreement and the terms hereof, the terms of the Purchase Agreement shall govern

4. Counterparts. This Assignment may be executed in counterparts, and any Party may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. The Parties agree that the delivery of this Assignment may be effected by means of an exchange of electronically transmitted signatures (including by electronic mail in .pdf format).

5. Further Assurances. The Parties hereto agree to take all such further actions and execute, acknowledge and deliver all such further documents, instruments or agreements as may be reasonably necessary to further effectuate the assignment and transfer of the Purchased Interests.

6. Governing Law. This Assignment (whether sounding at law or in equity, in contract, in tort or otherwise) shall be governed by and interpreted and enforced in accordance with the Laws of the State of Delaware, without giving effect to any choice of Law or conflict of Laws rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

7. Consent to Jurisdiction; Waiver of Jury Trial. Each Party irrevocably submits to the exclusive jurisdiction of the Court of Chancery located in Wilmington, Delaware or, if such court does not have subject matter jurisdiction, any other state or federal court located in Wilmington, Delaware for the purposes of any Proceeding arising out of this Assignment and irrevocably agrees to commence and litigate any such Proceeding only in such courts. Each Party further agrees that service of any process, summons, notice or document in accordance with Section 10.1 of the Purchase Agreement shall be effective service of process, summons, notice or documents for any such Proceeding. Nothing in this Assignment shall in any way be deemed to limit the ability of either Party to serve any such process, summons, notice or document in any other manner permitted by applicable Law. Each Party hereby (a) irrevocably and unconditionally waives any objection to the laying of venue of any Proceeding arising out of this Assignment in such courts, (b) irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Proceeding brought in any such court has been brought in an inconvenient forum, and (c) irrevocably and unconditionally agrees to be bound by any judgment rendered by any such court. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS ASSIGNMENT, INCLUDING COUNTERCLAIMS, OF THE PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS ASSIGNMENT OR THEREOF.

8. Successors and Assigns. This Assignment shall be binding upon and inure to the benefit of, and be enforceable by, Assignors and Assignee and their respective successors and permitted assigns.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, Assignors and Assignee have caused this Assignment of Purchased Interests to be duly executed as of the day and year first above written.

ASSIGNORS:

MUSTANG PRS, LLC a Texas limited liability company

By:
Name:
Title:

LOUISIANA MACHINERY COMPANY, L.L.C. a Louisiana limited liability company

By:
Name:
Title:

Signature Page to Assignment of Purchased Interests

ASSIGNEE:

KODIAK GAS SERVICES, LLC a Delaware limited liability company

By:
Name:
Title:

Signature Page to Assignment of Purchased Interests

Exhibit C

Form of Transition Services Agreement

[see attached]

TRANSITION SERVICES AGREEMENT

This Transition Services Agreement (this “Agreement”) is entered into by and between Power Rental Solutions, LLC, a Texas limited liability company (“Service Provider”), Kodiak Gas Services, LLC, a Delaware limited liability company (“Buyer”), and Distributed Power Solutions, LLC, a Texas limited liability company (“Service Recipient” and, collectively with Service Provider and Buyer, the “Parties,” and each individually, a “Party”), effective as of [•], 2026 (the “Effective Date”). Capitalized terms which are used but not otherwise defined in this Agreement have the respective meanings ascribed to such terms in the Purchase Agreement (as defined below).

WHEREAS, Buyer and Service Recipient are parties to that certain Membership Interest Purchase Agreement, dated as of February [•], 2026 (the “Purchase Agreement”), pursuant to which, among other things, Mustang PRS, LLC, a Texas limited liability company (“Mustang”) and Louisiana Machinery Company, L.L.C., a Texas limited liability company (“LMC” and, together with Mustang, collectively, the “Sellers”) will sell to Buyer, and Buyer will purchase from Sellers, all of Sellers’ right, title and interest in and to 100% of the issued and outstanding equity interests of Service Recipient;

WHEREAS, prior to the Closing, Service Provider has provided, or caused to be provided, certain services in connection with the operation of the Business; and

WHEREAS, as contemplated by the Purchase Agreement, the Parties desire to enter into this Agreement for the provision of certain transition services by Service Provider to Service Recipient, for an interim period following the Closing to assist with the transition of the Business, on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants set forth in this Agreement and the Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I

PROVISION OF SERVICES

Section 1.1 Transition Services.

(a) Provision of Services.

(i) Upon the terms and subject to the conditions set forth in this Agreement, Service Provider shall provide, or shall cause to be provided, to Service Recipient, the transition services (individually, a “Service”, and collectively, the “Services”) set forth on Schedule A hereto (together with the appendices thereto, as Schedule A and such appendices may be amended or supplemented pursuant to the terms of this Agreement, the “Service Exhibits”), during the applicable service term period set forth in the respective Service Exhibits (each individually a “Service Term” and collectively, the “Service Terms”) and on the terms and conditions set forth in this Agreement and in the respective Service Exhibits, as applicable.

(ii) The Parties acknowledge the transitional nature of the Services. Accordingly, as promptly as commercially reasonable following the execution of this Agreement, Service Recipient agrees to use its best efforts to end its reliance on Service Provider for each Service by either undertaking the performance of such Service on its own or contracting with alternate third parties to provide the Services.

(b) Modifications.

(i) Connections. Service Recipient shall not implement, install, connect, affix or otherwise attach any hardware, software, peripheral or other device to any physical network (except when physically connecting a device to gain access to the virtual network) of Service Provider, without the prior written consent of Service Provider.

(ii) Change Control Procedures. Service Recipient may request a change in the terms and conditions relating to the performance of a Service in order to reflect, among other things, new procedures, processes, or practices, for providing such Service, or the use of new or modified networks, equipment, configurations, or systems in connection with the provision or receipt of a Service (a “Service Modification”). Unless otherwise specified in the Service Exhibits, all requests for Service Modifications (each a “Change Request”) shall be submitted to Service Provider’s Project Manager (as defined in Section 1.2 below) and be administered in accordance with this Section 1.1(b)(ii). The Project Managers shall, within three (3) Business Days of receipt of any Change Request, discuss between themselves the request and any issues which need to be resolved in order to accommodate the Change Request. All Change Requests must be approved in writing by Service Provider’s Project Manager, in his or her sole discretion, before the applicable Service Modification is implemented.

(c) Third-Party Service Providers. Service Recipient understands and agrees that Service Provider may retain third-party service providers, in its reasonable discretion, to provide certain of the Services to Service Recipient. Service Provider shall in all cases retain responsibility and liability for any Services performed by any third-party service provider.

(d) Standard of Service. Service Provider agrees to provide, or cause to be provided, the Services that it is obligated to provide pursuant to this Agreement in a manner and at a level of quality generally consistent with past practices of Service Provider, as applicable, in providing the same or similar services during the twelve-month period immediately prior to the execution of the Purchase Agreement; provided, however, that if any Service was not provided on or prior to the Closing Date, Service Provider will provide such Services in a good and workmanlike manner that is at least equivalent in type and quality to comparable services provided by Service Provider or its Affiliates to its business units or its customers (or if there are no such comparable services, in a commercially reasonable manner). Notwithstanding the foregoing, Service Provider shall in no event use (or cause third party service providers to use) less than reasonable care and diligence in the provision of the Services (including with respect to quality, skill, performance, diligence, and timeliness) and shall provide (or cause third party service providers to provide) the Services in accordance with Law and the terms and conditions of this Agreement.

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Section 1.2 Project Managers. Each Party will appoint a project manager, who shall be responsible for all day-to-day matters arising hereunder, and who shall be the primary contact for the other Party for any issues arising hereunder (each, a “Project Manager”). [Jana Hargrove] shall be the Project Manager on behalf of Service Provider, and [•] shall be the Project Manager on behalf of Buyer and Service Recipient. Following the Effective Date, each Party may change its designated Project Manager upon three (3) days’ notice to the other Party.

ARTICLE II

FINANCIAL TERMS

Section 2.1 Responsibility for Wages and Fees. For such time as any employees or contractors of Service Provider or its Affiliates are providing the Services to Service Recipient under this Agreement, (a) such employees or contractors will be employees or contractors of Service Provider or its Affiliates, as applicable, and they will not be deemed to be employees of Service Recipient for any purpose, and (b) Service Provider or its Affiliates, as applicable, will be solely responsible for the payment and provision of all wages, fees, bonuses, commissions, employee benefits, including severance and worker’s compensation, and the withholding and payment of applicable Taxes relating to such employment or arrangement.

Section 2.2 Service Fees and Expenses. In consideration of the Services provided to Service Recipient by Service Provider hereunder, for each Service provided by Service Provider during the applicable Service Term, Recipient shall pay to Service Provider a fee equal to the amount set forth opposite such Service in the Service Exhibits (individually, a “Service Fee,” and collectively, the “Service Fees”).

Section 2.3 Payment Terms. Unless otherwise agreed and provided for herein, Service Provider shall deliver to Service Recipient, on a monthly basis, an invoice setting forth the Service Fees and related reasonable and documented out-of-pocket expenses actually incurred in connection with providing the Services for each Service that Service Provider has provided (or has caused to be provided), as applicable, to Service Recipient for the preceding calendar month (together, the “Monthly Fees and Expenses”), which invoice shall include the basis, in reasonable detail, for the calculation of the Monthly Fees and Expenses. Service Recipient shall pay to Service Provider all Monthly Fees and Expenses promptly upon receipt by Service Recipient of the invoice relating thereto, but in no event later than thirty (30) days following the receipt of such invoice. Any amount of any Monthly Fees and Expenses not paid when due hereunder, shall bear interest, from the thirty-first (31st) day following receipt of the invoice relating thereto to the date such amount is paid, at the rate per annum equal to the prime rate of U.S. commercial banks as published in the Wall Street Journal. Service Recipient agrees that Service Provider will deduct, and shall be entitled to retain for its own account, any amounts otherwise owing to Service Provider from Service Recipient and instead will fund a net amount to Service Recipient.

Section 2.4 Disputed Amounts. If Service Recipient disputes the accuracy of any invoice for Service Fees or expenses claimed to be reimbursable under Section 2.3, then Service Recipient shall (a) provide written notice of such dispute describing in reasonable detail the amount disputed and the basis for such dispute, and (b) promptly pay the undisputed amount of the invoice within thirty (30) days following receipt of the invoice in accordance with Section 2.3. Disputes must be

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submitted in writing within ninety (90) days from the date of the applicable invoice. The Parties shall promptly seek to resolve the disputed amount of the invoice in accordance with the provisions of Section 8.5(b) and (c) below. If any invoice is resolved in favor of Service Provider, Service Recipient shall pay Service Provider any amount owed within ten (10) Business days after resolution of the dispute. Service Recipient may not offset disputed amounts from one invoice against any other payments due to Service Provider under any other invoices issued pursuant to this Agreement or under any other account with Service Provider.

Section 2.5 Terminated Services. Upon termination or expiration of any or all Services pursuant to this Agreement, or upon the termination of this Agreement in its entirety, Service Provider will have no further obligation to provide the applicable terminated Services and Service Recipient will have no obligation to pay any future compensation or Service Fees or expenses relating to such Services (other than for or in respect of Services already provided in accordance with the terms of this Agreement prior to such termination).

Section 2.6 Taxes. All charges and fees to be paid by Service Recipient under this Agreement are exclusive of any applicable Tax that may be assessed on the provision, receipt, or use of the Services. Service Recipient shall pay and, as applicable, reimburse and indemnify Service Provider for, any such Taxes. The Parties will cooperate with each other to minimize any applicable Taxes and shall provide and make available to each other any certificates or other documents (such as resale certificates, information regarding out-of-state or country use of materials, services or sale, and other exemption certificates or information reasonably requested by either Party). This Section 2.6 shall have no application to any Tax based upon the income of either Party. Any and all payments by Service Recipient shall be made free and clear of and without deduction for or on account of Taxes, unless Service Recipient is required to make such a payment subject to the deduction or withholding of Taxes, in which case the sum payable by such Service Recipient (in respect of which such deduction or withholding is required to be made) shall be increased to the extent necessary to ensure that Service Provider receives a sum net of any withholding or deduction equal to the sum which it would have received had no such deduction or withholding been made or required to be made.

ARTICLE III

TERMINATION

Section 3.1 Termination of Agreement and Services.

(a) Subject to earlier termination governed by this Article III, this Agreement will terminate in its entirety on the date upon which Service Provider has no continuing obligation to perform any Services as a result of the expiration of each Service’s respective Service Term (the time period between the Effective Date and the date Service Provider ceases to have any continuing obligation to perform any Services, the “Agreement Term”).

(b) Service Provider’s obligation to provide the Services shall terminate on the date set forth in the Service Exhibits attached hereto with respect to such Service (each, a “Service Termination Date”); provided, however, any Service Term may otherwise be extended by a term mutually agreed upon by the Parties in writing (each, an “Extension Term”); provided, further, Service Recipient shall have the right to terminate any Service in whole or in part prior to the

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applicable Service Termination Date upon ten (10) days prior written notice to Service Provider. If such termination results in Service Provider incurring any out-of-pocket expense, whether to any third-party service provider or otherwise, then Service Recipient shall be responsible for such out-of-pocket expense, subject to reasonable documentation of the same being provided to Service Recipient (it being agreed that Service Provider shall use its commercially reasonable efforts to mitigate any such liability or expense); provided, however, that, if Service Recipient submits a notice under this Section 3.1(b) to terminate a Service only in part, then Service Recipient shall consider in good faith any objections thereto if Service Provider provides written notice that it would be impractical within the reasonable judgment of Service Provider to terminate such Service in part. If all Services shall have been terminated under this provision prior to the expiration of the Agreement Term, this Agreement shall immediately terminate.

Section 3.2 Termination for Default. In the event (a) Service Recipient shall fail to pay any amount of any Monthly Fees and Expenses in accordance with the terms of this Agreement; (b) either Party shall default, in any material respect, in the due performance or observance by it of any of the other terms, covenants or agreements contained in this Agreement; or (c) any Party or its ultimate parent entity files a petition in bankruptcy, becomes or is declared insolvent, or becomes the subject of any proceedings (not dismissed within sixty (60) days) related to its liquidation, insolvency, or the appointment of a receiver, makes an assignment on behalf of its creditors, or takes any corporate action for its winding up or dissolution, any non-defaulting Party shall have the right, at its sole discretion, (i) in the case of a default under clause (c), to immediately terminate its participation with the defaulting Party under this Agreement, and (ii) in the case of a default under clause (a) or (b), to terminate its participation with the defaulting Party under this Agreement if the defaulting Party has failed to cure the default within ten (10) days of written notice of default.

Section 3.3 Effect of Termination.

(a) Upon termination of this Agreement in its entirety pursuant to this Article III, all obligations of the Parties will terminate, except for (i) the provisions of Article IV, Article VII, Section 5.5, Section 8.5 and Section 8.15, and (ii) any obligation for payment with respect to Services performed prior to such termination, each of which will survive any termination or expiration of this Agreement.

(b) Subject to the limitations with respect to the Services set forth in the Service Exhibits attached hereto, as a Service Term is terminated, each of Service Provider, Buyer and Service Recipient will, and will cause their respective Affiliates to, return all material, documentation and property owned by the other Party and its Affiliates, including, without limitation, any and all material and property of a proprietary nature involving the other Party and its Affiliates relevant to the provision of that Service and no longer needed regarding the performance of other Services under this Agreement within thirty (30) days after the applicable termination. Upon termination of this Agreement, each of Service Provider, Buyer and Service Recipient will, and will cause their respective Affiliates to, return any and all material and property of a proprietary nature involving the other Party and its Affiliates, in its possession or control, within thirty (30) days after the termination of this Agreement. Notwithstanding anything to the contrary contained in this Agreement, but subject to the terms of the Purchase Agreement, upon the termination or expiration of this Agreement, Service Recipient shall no longer be entitled to, and shall cease all access to Service Provider’s information, data, systems and other assets.

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Section 3.4 Force Majeure. The obligations of Service Provider under this Agreement with respect to any Service will be suspended during the period and to the extent that Service Provider is prevented or hindered from providing such Service, or Service Recipient is prevented or hindered from receiving such Service, due to any of the following causes beyond such Party’s reasonable control (each a “Force Majeure Event”): (a) acts of God, (b) flood, fire, or explosion, (c) war, invasion, riot, or other civil unrest, (d) governmental order or Law, (e) actions, embargoes, or blockades in effect on or after the date of this Agreement, (f) action by any governmental authority, (g) national or regional emergency (including as may result from any pandemic or other epidemic, disease outbreak or public health emergency), (h) strikes, labor stoppages or slowdowns, or other industrial disturbances, (i) shortage of adequate power or transportation facilities, or (j) any other event which is beyond the reasonable control of such Party. The Party suffering a Force Majeure Event will give notice of suspension as soon as reasonably practicable to the other Party stating the date and extent of such suspension and the cause thereof, and Service Provider will resume the performance of its obligations as soon as reasonably practicable after the removal of the Force Majeure Event. Neither Party shall be liable for the nonperformance or delay in performance of its respective obligations under this Agreement when such failure is due to a Force Majeure Event.

ARTICLE IV

LIMITATION OF LIABILITY; INDEMNIFICATION

Section 4.1 Service Provider Indemnification. Service Provider shall indemnify and hold Service Recipient and its officers, directors, managers, employees, agents or representatives, any of their respective successors or assigns (collectively, “Representatives”) harmless from and against any Losses, to the extent that any such Loss (i) is a result of the gross negligence or willful misconduct of the Service Provider or any of its Representatives or (b) Service Provider’s breach of the terms of this Agreement.

Section 4.2 Service Recipient Indemnification. Service Recipient shall indemnify and hold Service Provider and its Representatives harmless from and against any Losses, to the extent that any such Loss (a) is a result of the gross negligence or willful misconduct of the Service Recipient or its Representatives or (b) Service Recipient’s breach of the terms of this Agreement.

Section 4.3 Limitation on Liability. NO PARTY SHALL HAVE ANY LIABILITY TO, OR OTHERWISE BE RESPONSIBLE FOR ANY LOSSES OF THE OTHER WITH RESPECT TO THE MATTERS CONTEMPLATED BY THIS AGREEMENT, WHETHER ARISING IN CONTRACT (INCLUDING WARRANTY), TORT (INCLUDING ACTIVE, PASSIVE OR IMPUTED NEGLIGENCE) OR OTHERWISE, FOR CONSEQUENTIAL, INCIDENTAL, INDIRECT, SPECIAL OR PUNITIVE DAMAGES, INCLUDING ANY CLAIMS FOR DAMAGES BASED ON LOSS OF REVENUE, INCOME OR PROFITS, DIMINUTION OF VALUE OR LOSS OF BUSINESS REPUTATION OR OPPORTUNITY AND NO “MULTIPLE OF PROFITS”, “MULTIPLE OF CASH FLOW”, “MULTIPLE OF BOOK VALUE” OR SIMILAR VALUATION METHODOLOGY SHALL BE USED IN CALCULATING THE AMOUNT OF ANY DAMAGES, WHETHER FORESEEABLE OR NOT. FURTHERMORE,

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SERVICE PROVIDER’S TOTAL LIABILITY TO SERVICE RECIPIENT, ITS AFFILIATES OR ANY OTHER PERSON ARISING OUT OF OR UNDER THIS AGREEMENT, REGARDLESS OF THE CLAIM, DEMAND OR THE FORM OF ANY PROCEEDING, WHETHER IN TORT OR CONTRACT, SHALL NOT EXCEED THE AMOUNT RECEIVED BY SERVICE PROVIDER FROM SERVICE RECIPIENT UNDER THIS AGREEMENT, AND TO THE EXTENT RELATING TO THE PROVISION OF A PARTICULAR SERVICE, THE AMOUNT RECEIVED BY SERVICE PROVIDER FOR SUCH PARTICULAR SERVICE. THE LIMITATIONS OF LIABILITY UNDER THIS SECTION 4.3 SHALL NOT APPLY TO LOSSES ARISING UNDER ANY BREACH OF THE CONFIDENTIALITY COVENANTS UNDER SECTION 8.15.

ARTICLE V

OTHER REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 5.1 Compliance with Laws. Each Party shall comply, at its own expense, with the provisions of all Laws applicable to the performance of its obligations under this Agreement.

Section 5.2 General Cooperation. Subject to the terms and conditions set forth in this Agreement, Service Provider and Buyer shall each use commercially reasonable efforts to (a) provide information and documentation sufficient for each Party to perform the Services substantially as they were performed before the date of this Agreement, such information and documentation to be provided in a format that is mutually agreed upon by the Parties, and (b) make available, as reasonably requested by the other Party, sufficient resources and timely decisions, approvals and acceptances in order that each Party may accomplish its obligations under this Agreement in a timely and efficient manner.

Section 5.3 Licenses. During the term of this Agreement, Service Provider shall maintain, at its sole cost and expense, all licenses, authorizations, permits and qualifications from Governmental Entities that Service Provider is required to maintain under Law in order to perform the Services in the manner required by this Agreement.

Section 5.4 Compliance with Third Party Vendor Agreements. Service Recipient shall comply with the terms of all third party vendor agreements, if any, used by Service Provider in providing the Services.

Section 5.5 [Reserved].

(a)

Section 5.6 No Representations or Warranties. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, ALL SERVICES ARE PROVIDED “AS IS.” NEITHER PARTY NOR ANY OTHER PERSON MAKES ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY ON BEHALF OF EITHER PARTY WITH RESPECT TO THE SERVICES, AT LAW OR IN EQUITY, INCLUDING, WITHOUT LIMITATION, WITH RESPECT TO MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE, AND ANY SUCH REPRESENTATIONS OR WARRANTIES ARE HEREBY EXPRESSLY DISCLAIMED.

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ARTICLE VI

ACCESS

Section 6.1 Access. In order for Service Provider to provide the Services, Service Recipient agrees to provide Service Provider’s and its Affiliates’ employees and any third-party service providers or subcontractors who provide Services, at no cost to Service Provider, reasonable access to the facilities, assets, and books and records of Service Recipient, in all cases to the extent reasonably necessary for Service Provider to fulfill its obligations under this Agreement.

Section 6.2 Facilities and Systems Security. If either Party or its personnel will be given access to the other Party’s facilities, premises, equipment or systems, such Party will use commercially reasonable efforts to abide by all such other Party’s written security policies, procedures and requirements made available by each Party to the other, and will not tamper with, compromise, or circumvent any security or audit measures employed by such other Party. Each Party shall use commercially reasonable efforts to ensure that only those of its personnel who are authorized to have access to the facilities, premises, equipment or systems of the other Party gain such access. In furtherance of the foregoing, no third-party, acting on behalf of one of the Parties, shall be granted access to the other Party’s equipment or systems without the prior written consent of the other Party, such consent not to be unreasonably withheld, conditioned or delayed.

ARTICLE VII

DATA AND INTELLECTUAL PROPERTY RIGHTS

Section 7.1 Ownership of Data. As between the Parties, all data provided by Service Recipient and its Affiliates for processing by Service Provider through the Services shall be deemed the Confidential Information (as defined below) of Service Recipient. As among the Parties, all data provided by Service Provider in connection with its provision of the Services shall be deemed the Confidential Information of Service Provider. Notwithstanding the immediately preceding sentence, any data that is created by Service Provider specifically and exclusively for Service Recipient in performing the Services will be owned by Service Recipient. Service Provider shall be the sole and exclusive owner of all data of a technical or administrative nature relating to the operation, development and maintenance of the systems used to provide the Services.

Section 7.2 Ownership of Intellectual Property Rights.

(a) Except as otherwise expressly set forth herein, as among Service Recipient, Service Provider and their respective Affiliates, Service Recipient, Service Provider and their respective Affiliates shall each remain the exclusive owner of all right, title and interest throughout the world in and to all their respective Intellectual Property. To the extent any materials or software are provided by Service Provider to Service Recipient and necessary for Service Recipient to access and use the Services as contemplated by this Agreement, Service Provider hereby grants to Service Recipient a limited, royalty-free, non-sublicensable (other than to the Affiliates of Service Recipient receiving the Services hereunder), non-exclusive, non-transferable and non-assignable license under any of Service Provider’s right, title and interest in or to such materials or software, solely during the period during which the applicable Services are provided to Service Recipient (or its applicable Affiliate) and solely in any jurisdiction in which the applicable Services are provided by Service Provider or received by Service Recipient (or its applicable Affiliate) under

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this Agreement, specifically and solely for Service Recipient’s access to and use (or its applicable Affiliate’s access to and use if such Affiliate is receiving the applicable Services from Service Provider) in connection with the Services provided under this Agreement. To the extent any materials or software are provided by Service Recipient to Service Provider and necessary for Service Provider to provide the Services as contemplated by this Agreement, Service Recipient hereby grants to Service Provider a limited, royalty-free, non-sublicensable (other than to the Affiliates and contractors of Service Provider providing the Services hereunder), non-exclusive, non-transferable and non-assignable license under any of Service Recipient’s right, title and interest in or to such materials or software, solely during the period during which the applicable Services are provided by Service Provider (or its applicable Affiliate or contractor) and solely in any jurisdiction in which the applicable Services are provided by Service Provider (or its applicable subcontractors) or received by Service Recipient (or its applicable Affiliate) under this Agreement, specifically and solely for Service Provider’s provision (or its applicable Affiliate’s or contractor’s provision if such Affiliate or contractor is providing the applicable Services to Service Recipient) of the Services under this Agreement. All right, title and interest in any Intellectual Property covered by a license provided under this Section 7.2(a) is provided on an “as is,” warranty-free basis without any express or implied warranties of any kind, including any warranties of merchantability, fitness for a particular purpose or non-infringement.

(b) The Parties acknowledge and understand that the Intellectual Property (and/or right, title or interest thereto) of third parties may be used in providing the Services, and that access to and use of such Intellectual Property is subject to any terms, conditions and restrictions imposed by such third parties, and each Party hereby agrees to, and to cause its Affiliates to, comply with all such terms, conditions and restrictions. Subject to the terms of the Purchase Agreement, each Party agrees not to use, and to cause its Affiliates not to use, Intellectual Property of the other party for any purpose other than in connection with the provision of Services. Each of Service Provider and Service Recipient shall cooperate in good faith, and use its reasonable efforts to obtain any third-party consents, waivers, approvals or authorizations necessary to obtain access to and use such Intellectual Property in providing the Services, and the costs of obtaining such third-party consents, waivers, approvals or authorizations shall be borne by Service Recipient.

(c) Service Provider, on the one hand, and Service Recipient on the other hand, shall, and shall cause their respective Affiliates to, promptly execute any and all documents and take any and all other actions reasonably requested to effectuate the purposes of this Section 7.2.

(d) Subject to the terms of the Purchase Agreement, neither Party may use the other Party’s Intellectual Property without the other Party’s prior written consent.

Section 7.3 Reservation of Rights. Except as otherwise expressly set forth herein, neither Service Provider nor Service Recipient shall have any rights or licenses, express or implied, with respect to any Intellectual Property, data, hardware systems, technology or facility of the other Party or any of its Affiliates. All rights and licenses not expressly granted in this Agreement are expressly reserved by such other Party and its Affiliates.

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ARTICLE VIII

MISCELLANEOUS

Section 8.1 Relationship of the Parties. The Parties acknowledge and agree that each Party is engaged in a business that is independent from that of the other Party and each Party shall perform its obligations as an independent contractor. Furthermore, it is expressly acknowledged and agreed that Service Recipient and Service Provider are not partners or joint ventures, and nothing contained herein is intended to create an agency relationship or a partnership or joint venture. Neither Service Provider nor any of its Affiliates is an agent of Service Recipient or any of its Affiliates and has no authority to represent Service Recipient or any of its Affiliates as to any matters, except as authorized in this Agreement or in any writing delivered by Service Recipient from time to time. Neither Service Recipient nor any of its Affiliates is an agent of Service Provider or any of its Affiliates and has no authority to represent Service Provider or any of its Affiliates as to any matters, except as authorized in this Agreement or in writing delivered by Service Provider from time to time.

Section 8.2 Employees of the Parties. Service Provider shall be solely responsible for payment of compensation to its employees and for any injury to them in the course of their employment. Service Provider shall assume full responsibility for payment of all federal, state and local taxes or contributions imposed or required under unemployment insurance, social security and income tax Laws with respect to such persons. Service Recipient shall be solely responsible for payment of compensation to its employees and for any injury to them in the course of their employment. Service Recipient shall assume full responsibility for payment of all federal, state and local taxes or contributions imposed or required under unemployment insurance, social security and income tax Laws with respect to such persons.

Section 8.3 Interpretation.

(a) For the purposes of this Agreement, except as otherwise expressly provided herein or unless the context otherwise requires: (a) the meaning assigned to each term defined in this Agreement shall be equally applicable to both the singular and the plural forms of such term and vice versa, and words denoting either gender shall include both genders as the context requires; (b) where a word or phrase is defined in this Agreement, each of its other grammatical forms shall have a corresponding meaning; (c) the terms “hereof,” “herein,” “hereunder,” “hereby” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement; (d) when a reference is made in this Agreement to an Article, Section, subsection, paragraph, Exhibit, Schedule or other attachment, such reference is to an Article, Section, subsection, paragraph, Exhibit, Schedule or other attachment to this Agreement unless otherwise specified, and a reference to a subsection without further reference to a Section is a reference to such subsection as contained in the same Section in which the reference appears; (e) unless otherwise specified, the word “include,” “includes” and “including” when used in this Agreement shall be deemed to be followed by the words “without limitation,”; (f) a reference to any Party to this Agreement or any other agreement or document shall include such Party’s predecessors, successors and permitted assigns; (g) any event, the scheduled occurrence of which would fall on a day that is not a Business Day, shall be deferred until the next succeeding Business Day; (h) all references to “dollars” or “$” or “US$” in

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this Agreement shall refer to United States dollars, which is the currency used for all purposes in this Agreement; (i) the word “or” shall be disjunctive and not exclusive; and (j) reference to any Law means such Law, as amended, modified, codified, replaced or reenacted from time to time, and all rules and regulations promulgated thereunder. The Parties have participated jointly in the negotiation and drafting of this Agreement, and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any Party by virtue of the authorship of this Agreement shall not apply to the construction and interpretation of this Agreement.

(b) If there is any conflict or inconsistency between the terms and conditions set forth in the main body of this Agreement and any of the Schedules attached hereto or thereto, the provisions of the Schedules attached hereto and thereto shall control with respect to the rights and obligations of the Parties regarding the Services. If there is any conflict or inconsistency between the terms and conditions of this Agreement and the Purchase Agreement, the provisions of this Agreement shall control solely with respect to the rights and obligations of the Parties regarding the Services.

Section 8.4 Headings; Definitions. The section and article headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement.

Section 8.5 Governing Law; Dispute Resolution; Jurisdiction and Forum; Waiver of Jury Trial.

(a) Governing Law. This Agreement and all Appendices, Exhibits and Schedules to this Agreement shall be governed by and interpreted and enforced in accordance with the Laws of the State of Delaware, without giving effect to any choice of Law or conflict of Laws rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

(b) Dispute Resolution. The Parties shall attempt in good faith to resolve any dispute arising out of or relating to this Agreement promptly by submitting such dispute to the Project Managers for resolution, and if the Project Managers are unable to resolve the dispute within ten (10) days, either Party may, by written notice to the other Party, submit the dispute to negotiation between senior representatives of each Party, who have authority to settle the controversy and who are at a higher level of management than the Project Managers. Within thirty (30) days after delivery of such notice, the receiving Party shall submit to the other Party a written response. Such notice and the response will include (i) a statement of the Party’s position, (ii) a summary of arguments supporting that position, and (iii) the name and title of the representative who will represent the Party and of any other person who will accompany the representative. If the dispute is not resolved within sixty (60) days of the initiation of such procedure or other time period as mutually agreed to by the Parties, each Party shall be free to exercise all rights under law and equity.

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(c) Jurisdiction and Forum. If the Parties cannot resolve any dispute under Section 8.5(b), either Party may file suit in a court of competent jurisdiction in accordance with the following provisions. Each Party irrevocably submits to the exclusive jurisdiction of the state courts located in Harris County, Texas and the United States District Court for the Southern District of Texas or, if such courts do not have subject matter jurisdiction, any other state or federal court located in Texas for the purposes of any Proceeding arising out of this Agreement, and irrevocably agrees to commence and litigate any such Proceeding only in such courts. Each Party further agrees that service of any process, summons, notice or document in accordance with Section 8.8 hereof shall be effective service of process, summons, notice or documents for any such Proceeding. Nothing in this Agreement shall in any way be deemed to limit the ability of either Party to serve any such process, summons, notice or document in any other manner permitted by applicable Law. Each Party hereby (a) irrevocably and unconditionally waives any objection to the laying of venue of any Proceeding arising out of this Agreement in such courts, (b) irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Proceeding brought in any such court has been brought in an inconvenient forum, and (c) irrevocably and unconditionally agrees to be bound by any judgment rendered by any such court.

(d) WAIVER OF JURY TRIAL. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS, INCLUDING COUNTERCLAIMS, OF ANY PARTY IN CONNECTION WITH THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT OR ANY SUCH TRANSACTIONS.

Section 8.6 Entire Agreement. This Agreement, the transactions contemplated hereby and the Appendices, Schedules, Exhibits and the other documents, instruments, certificates and agreements specifically referred to in this Agreement or delivered pursuant to this Agreement set forth the entire understanding of the Parties with respect to the subject matter hereof. Any and all previous agreements and understandings between or among the Parties regarding the subject matter of this Agreement, whether written or oral, are superseded by this Agreement.

Section 8.7 No Third-Party Beneficiaries. Subject to Section 10.4 of the Purchase Agreement, and with the exception of the Parties to this Agreement and their respective successors and permitted assigns, there shall exist no right of any Person to claim a beneficial interest in this Agreement or any rights arising out of this Agreement.

Section 8.8 Notices. Any notice, request, demand, waiver, consent, approval or other communication that is required or permitted under this Agreement shall be in writing and shall be deemed given: (a) on the date established by the sender as having been delivered personally, (b) on the date delivered by a private courier as established by the sender by evidence obtained from the courier, (c) on the date sent by email, provided that the sender sends a confirming copy of such notice on the same day by a nationally recognized overnight courier service (costs prepaid), or (d) on the fifth Business Day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such notices, to be valid, must be addressed as follows:

(a) if to Buyer or Service Recipient, to:

Kodiak Gas Services, LLC

9950 Woodloch Forest Dr., Ste. 1900

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The Woodlands, TX 77380

Attention:   Jennifer Howard, General Counsel; Jason Stewart,

Executive Vice President of Corporate Development and Treasurer

Email:     jennifer.howard@kodiakgas.com;

       jason.stewart@kodiakgas.com

with a required copy (which shall not constitute notice) to:

Sidley Austin LLP

1000 Louisiana, Suite 5900

Houston, TX 77002

Attention:   David C. Buck; Atman Shukla

Email:     dbuck@sidley.com; ashukla@sidley.com

(b) if to Service Provider, to:

Power Rental Solutions, LLC

4300 Rice Drier Road

Pearland, TX 77581

Attention:   Sam Tucker; Brad Tucker

Email:     stucker@mustangcat.com; btucker@mustangcat.com

with a required copy (which shall not constitute notice) to:

Winston & Strawn LLP

2121 North Pearl Street, Suite 900

Dallas, TX 75201

Attention:   Matt Stockstill; Billie Ellis, Jr.

Email:     mstockstill@winston.com; bellis@winston.com

or to such other address or to the attention of such Person or Persons as the recipient Party has specified by prior written notice in the manner set forth in this Section 8.8 to the sending Party (or in the case of counsel, to such other readily ascertainable business address as such counsel may maintain from and after the date of this Agreement). If more than one method for sending notice as set forth above is used, the earliest notice date established as set forth above shall control.

Section 8.9 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns; provided, however, that no Party to this Agreement may directly or indirectly assign any or all of its rights or delegate any or all of its obligations under this Agreement without the express prior written consent of each other Party to this Agreement, except that the Buyer shall have the right to assign this Agreement and its rights and obligations hereunder to any of its controlled Affiliates without obtaining the consent of the other Parties, but any such assignment made pursuant to the foregoing proviso shall not relieve Buyer of any of its obligations under this Agreement.

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Section 8.10 Amendments and Waivers. This Agreement may not be amended, supplemented or modified except by an instrument in writing signed on behalf of Buyer, Service Recipient and Service Provider. Any term or condition of this Agreement may be waived at any time in a written instrument duly executed by the Party that is entitled to the benefit of such term or condition. No waiver by any Party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any prior or future occasion or affect in any way any rights arising by virtue of any such prior or future occasion.

Section 8.11 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance from and after the date of this Agreement and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms of such illegal, invalid or unenforceable provision as may be possible.

Section 8.12 Specific Performance. The Parties hereto agree that irreparable damage, for which monetary damages (even if available) would not be an adequate remedy, would occur in the event that the Parties hereto do not perform the provisions of Section 5.5 or Section 8.15 hereof (collectively, the “Specified Provisions”) in accordance with their express terms or otherwise breach such provisions. Accordingly, the Parties acknowledge and agree that the Parties shall be entitled to an injunction, specific performance, and other equitable relief to prevent breaches of the Specified Provisions and to enforce specifically the terms and provisions thereof, in addition to any other remedy to which they are entitled at law or in equity. Each of the Parties agrees that it will not oppose the granting of such an injunction, specific performance, or other equitable relief on the basis that any other Party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity. Any Party seeking an injunction or injunctions to prevent breaches of the Specified Provisions and to enforce specifically the terms and provisions thereof shall not be required to provide any bond or other security in connection with such order or injunction.

Section 8.13 Counterparts. This Agreement, and the other documents, agreements and instruments to be delivered in connection with this Agreement, may be executed in counterparts, and any Party may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. This Agreement shall become effective when each Party shall have received a counterpart of this Agreement signed by the other Parties. The Parties agree that the delivery of this Agreement, and the other documents, agreements and instruments to be delivered in connection with this Agreement, may be effected by means of an exchange of electronically transmitted signatures (including by electronic mail in .pdf format).

Section 8.14 No Set-Off. Except as otherwise provided herein, the obligations under this Agreement shall not be subject to set-off for non-performance or any monetary or non-monetary claim by any Party or any of their respective Affiliates under any other agreement between the Parties or any of their respective Affiliates.

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Section 8.15 Confidentiality.

(a) During the Agreement Term and for three (3) years following the expiration or termination hereof, neither Party will disclose all information disclosed by a Party (“Disclosing Party”) to the other Party (“Receiving Party”) that is contemplated by this Agreement (collectively, “Confidential Information”). Non-public information of the Parties relating to their business activities, financial affairs, technology, maps, customer lists, customer base, price lists, data, business or marketing or sales plans that is exchanged by the Parties in the formation and implementation of the Agreement, and the terms and pricing of the Agreement, shall be considered Confidential Information even in the absence of such confidential or proprietary marking. Each Party will take all reasonable precautions to protect the other Party’s Confidential Information, using at least the same standard of care as it uses to maintain the confidentiality of its own Confidential Information (but no less than a reasonable degree of care). A Party may disclose Confidential Information to its employees, contractors, consultants or agents and to its legal, financial and accounting advisors who have a need to know to perform obligations under this Agreement; provided, that the Party notifies in advance any recipient of the information’s confidential nature and any such recipient has agreed to be bound by terms no less protective than the non-disclosure obligations of this Section 8.15. Upon termination or expiration of this Agreement, all Confidential Information, including all copies thereof, must either be returned to the Disclosing Party or, at Disclosing Party’s option, destroyed. Confidential Information must not be reproduced except to the extent necessary to accomplish the purpose and intent of this Agreement, or as otherwise may be permitted in writing by the Disclosing Party. Notwithstanding anything to the contrary provided herein, the Receiving Party may retain (a) solely for compliance purposes, copies of the Confidential Information as required to comply with law, regulation or professional standards, (b) any Confidential Information to the extent it is incorporated or included in any materials forming part of the records of the Receiving Party’s Board of Directors or similar governing body, and (c) electronic copies resulting from automatic processes or in accordance with bona fide document or communications retention policies, such as from back-up and archival electronic storage; provided, in the case of clause (c), (i) the Receiving Party’s personnel whose functions are not primarily information technology in nature do not access such retained copies and (ii) such Receiving Party’s personnel whose functions are primarily information technology in nature access such copies only as reasonably necessary for the performance of their information technology duties (e.g., in connection with system recovery).

(b) Information will not be considered confidential if it (i) is or becomes generally known to the public through no act or omission of the Receiving Party; (ii) becomes known to the Receiving Party from another source without any obligation to maintain its confidentiality, or (iii) is independently developed by the Receiving Party without reliance on Confidential Information and other than by a breach of this Agreement.

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(c) If a Party is involved in a Proceeding related to this Agreement and is required by a court of competent jurisdiction to disclose or attach any portion of this Agreement or any other Confidential Information, the Party seeking to make the disclosure must take reasonable steps to (i) limit such disclosure; (ii) not make such disclosure without first allowing the Disclosing Party the opportunity to oppose the action (unless providing notice of such proceeding to the Disclosing Party is expressly prohibited by the legal authority requiring disclosure); and (iii) obtain an order from such court to prevent further disclosure of the Agreement or other Confidential Information without the consent of both Parties. However, a Party may disclose this Agreement or any other proprietary or Confidential Information delivered hereunder to a court of competent jurisdiction on a confidential basis, and only to the extent necessary, in connection with obtaining any order or ruling to limit disclosure as stated above.

(d) The Parties agree that a breach of this Section 8.15 may materially harm the Disclosing Party in a manner that cannot be compensated by monetary damages and that, if a breach occurs, the Disclosing Party shall be entitled to seek injunctive relief (without the posting of any bond and without proof of actual damages), in addition to allowing the Disclosing Party to reduce Service commitments and to exercise termination rights.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement as of the date first above written.

SERVICE PROVIDER:

POWER RENTAL SOLUTIONS, LLC

By:
Name:
Title:

SERVICE RECIPIENT:

DISTRIBUTED POWER SOLUTIONS, LLC

By:
Name:
Title:

[Signature Page to Transition Services Agreement]

IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement as of the date first above written.

BUYER:

KODIAK GAS SERVICES, LLC

By:
Name:
Title:

[Signature Page to Transition Services Agreement]

SCHEDULE A

TRANSITION SERVICES

[Schedule A to Transition Services Agreement]

Exhibit D

Form of Restrictive Covenant Agreement

[see attached]

RESTRICTIVE COVENANT AGREEMENT

THIS RESTRICTIVE COVENANT AGREEMENT, dated as of [__], 2026 (this “Agreement”), is entered into by and among Kodiak Gas Services, LLC, a Delaware limited liability company (the “Buyer”), Kodiak Gas Services, Inc., a Delaware corporation (“Buyer Parent” and together with the Buyer, the “Buyer Parties”), and the undersigned (the “Restricted Party”). All capitalized terms used but not otherwise defined in this Agreement shall have the meanings assigned thereto in the Purchase Agreement (as defined below).

RECITALS:

A. The board of directors of Buyer Parent has approved that certain Membership Interest Purchase Agreement (as may be amended, restated, supplemented or otherwise modified from time to time in accordance with its terms, the “Purchase Agreement”), dated as of February [___], 2026, by and among the Buyer, Buyer Parent, Distributed Power Solutions, LLC, a Texas limited liability company (the “Company”), Mustang PRS, LLC, a Texas limited liability company (“Mustang”) and Louisiana Machinery Company, L.L.C., a Louisiana limited liability company (“LMC” and, together with Mustang, each a “Seller” and collectively, the “Sellers”), pursuant to which, among other things, on the terms and subject to the conditions set forth in the Purchase Agreement, the Buyer will acquire all of the issued and outstanding membership interests (the “Purchased Interests”) in the Company.

B. In connection with the transactions contemplated by the Purchase Agreement, the Sellers, as the direct sellers thereunder, the members of the Sellers and their respective members, as well as certain management of the Company and the Sellers, including the Restricted Party, will receive certain direct and/or indirect payments either pursuant to the Purchase Agreement or as a result of the transactions contemplated by the Purchase Agreement.

C. In connection with, and as an inducement to the Buyer Parties’ consummation of the transactions contemplated by the Purchase Agreement, and to enable the Buyer Parties to secure more fully the benefits of the transactions contemplated by the Purchase Agreement, including the protection of goodwill and other legitimate business interests of the Company and the Buyer Parties, the Buyer Parties have required that the Restricted Party enter into this Agreement, and the Restricted Party desires to enter into this Agreement in order to induce the Buyer Parties to consummate the transactions contemplated by the Purchase Agreement.

D. The Restricted Party desires to enter into this Agreement, including the release described in Section 2 below and the restrictive covenants set forth in Section 3 below.

1. ACKNOWLEDGMENT OF TRANSACTIONS

1.1 The Restricted Party has received the Purchase Agreement, and the Restricted Party has had the opportunity to review and understands all the terms and provisions of this Agreement and the Purchase Agreement. The Restricted Party has had the full opportunity to consult with independent legal, tax, accounting, regulatory and financial advisors regarding the Restricted Party’s rights and obligations under this Agreement prior to its execution and has been advised to do so by the Sellers and the Company.

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2. RELEASE OF CLAIMS

2.1 Effective upon and as of the Closing, each Restricted Party, on its own behalf, and on behalf of each of its Affiliates, agents, trustees, beneficiaries, estate, heirs, successors and assigns (each, a “Restricted Party Releasor”), generally, irrevocably, unconditionally and completely releases, acquits and forever discharges each Buyer Group Party, from all past, present and future disputes, claims, Losses, controversies, demands, rights, liabilities, actions and causes of action of every kind, nature, description or character, whether known or unknown, liquidated or unliquidated, that such Restricted Party Releasor has, owns or holds, or claims to have, own or hold, or may have, own or hold, in each case, arising from the beginning of time through the Closing Date relating to any matter involving the Purchased Interests, including the such Seller’s ownership thereof, the Company or the Business arising on or prior to the Closing, including for controlling equityholder or lender liability and breach of any fiduciary duty relating to any pre-Closing actions or failures to act by any Buyer Group Party; provided, however, that nothing in this Section 2.1 shall constitute a release or waiver of (a) Proceedings arising out of any employment relationship with the Company, including any obligations for employee benefits under any Company Benefit Plan or any compensation owed to a Restricted Party Releasor as a result of such Restricted Party Releasor’s employment with the Company, solely to the extent such Restricted Party Releasor is employed by the Company following the Closing, (b) any rights provided for under the Purchase Agreement or any Transaction Document or (c) to the extent that any of the Organizational Documents of the Company confer rights to indemnification, exculpation and/or advancement of expenses, any Proceedings, or any rights or remedies, arising under or in connection with such rights.

3. RESTRICTIVE COVENANTS

3.1 In light of the Restricted Party’s access to confidential information and position of trust and confidence with the Company, the Restricted Party agrees that, during the period beginning on the Closing Date and ending on the third anniversary of the Closing Date (the “Restricted Period”), the Restricted Party shall not, directly or indirectly through one or more Affiliates, (a)(i) solicit or attempt to solicit (A) any current employee then engaged by the Company or any of its Subsidiaries, (B) any former employee of the Company or any of its Subsidiaries whose employment was terminated within the last twelve (12) months, or (C) any employee who is at the Closing Date or was at any time at or during the twelve (12) months prior to the Closing Date employed by the Company or any of its Subsidiaries (such individuals described in (A) through (C), collectively, the “Restricted Employees”, and each, a “Restricted Employee”) or (ii) encourage any such Restricted Employee to leave or terminate his or her employment or engagement with the Company or any of its Subsidiaries or Affiliates or (b) hire or attempt to hire any Restricted Employee; provided, that the foregoing shall not prohibit the Restricted Party from (1) making solicitations through general advertising media or the use of general search firm services with respect to a particular geographic area, in each case which are not targeted specifically at employees of the Company or any of its Subsidiaries, (2) hiring a Restricted Employee that holds a title below the level of senior vice president of the Company or its Subsidiaries that responds to a general solicitation meeting the requirements of subsection (1) above, or (3) hiring, engaging, encouraging to leave or terminate employment or taking any other action set forth in this Section 3.1 with respect to any Restricted Employee who has ceased being an employee of the Company or any of its Subsidiaries for at least twelve (12) months.

3.2 The Restricted Party acknowledges and agrees that the Company is engaged in the business of renting and leasing mobile, semi-permanent and permanent power generation services through the deployment of gas reciprocating engines and turbines solely to the datacenter and microgrid industries in the United States (such business, the “Restricted Business”). Accordingly, as a necessary measure to ensure that the Buyer Parties and the Company realize the goodwill and associated benefits of the transactions contemplated by this Agreement and the Purchase Agreement, during the Restricted Period, (a) the Restricted Party shall not, and shall cause its Affiliates not to, directly or indirectly, in any capacity, develop, engage, assist or have an interest in (including as a founder, equityholder, member, manager, operator, partner, owner, lender, creditor, consultant, advisor, or in any similar capacity), any business or enterprise that is engaged in the Restricted Business anywhere in the United States; provided, however, that nothing herein shall prohibit (i) ownership of equity in the Buyer Parties or other passive ownership of up to one-and-one-half percent (1.5%) of any class of publicly traded securities, or (ii) passive investments in

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private funds or vehicles that are not Affiliates of the Restricted Party of up to five percent (5.0%) where the Restricted Party controls (as such term is defined in the Purchase Agreement) none of the following for such funds or vehicles: (x) the general partner or manager (or similar entity or person with decision-making authority for, or control (as such term is defined in the Purchase Agreement) over, such funds or vehicles), (y) any portfolio company or (z) any portfolio company operations, and (b) the Restricted Party shall not, and shall cause its Affiliates not to, directly or indirectly, in any capacity, intentionally interfere with the business relationships between the Company and/or any of its Subsidiaries, on the one hand, and any current or prospective customer or supplier of the Company or any of its Subsidiaries, on the other hand, to the extent related to the Restricted Business and of which Restricted Party is aware, or otherwise cause, induce or encourage any actual or prospective client, customer, supplier, or licensor of the Company or any of its Subsidiaries (or any other Person who has a material business relationship with the Company or any of its Subsidiaries) and of which Restricted Party is aware (or should be reasonably expected to be, or have been, aware), to terminate, reduce or otherwise adversely modify any such relationship. For the avoidance of doubt, nothing in this Section 2.3 shall prohibit the Restricted Party or its Affiliates from continuing to own and operate its Caterpillar dealerships doing business as Mustang Cat (including selling Caterpillar equipment and other power generation equipment), its utility and power rental business doing business as Energy Rental Solutions (including renting and leasing power generation equipment outside of datacenter and microgrid industries), or any other business, in each case so long as and to the extent such businesses do not engage in the Restricted Business.

3.3 During the Restricted Period, the Restricted Party shall not, directly or indirectly on behalf of any other Person, make any statements or representations, or otherwise communicate, directly or indirectly, in writing, orally or otherwise, or take any action that disparages Buyer Parent or any of its Subsidiaries (including the Company) or any of their respective Affiliates, officers, directors, managers, employees or businesses, or its or their reputations. Nothing in this Section 3.3 will restrict the Restricted Party or the Buyer Parties or any of their respective Affiliates from (a) complying with any applicable Law or a valid order of a court of competent jurisdiction or a Governmental Authority (including depositions in connection with any legal action), (b) making truthful communications (whether oral or written) or making truthful statements in any proceeding to enforce the rights of the Restricted Party or Buyer Parent, as applicable, against the other party, or such party’s Subsidiaries and Affiliates, under this Agreement, the Purchase Agreement or any other Transaction Document or (c) engaging in ordinary course discussions from time to time with customers, suppliers, licensors or other counterparties regarding current or then-existing commercial relationships.

3.4 The Restricted Party acknowledges that the restrictions contained in this Section 3 are reasonable and necessary to protect the legitimate interests of Buyer Parent and its Subsidiaries (including the Company) and constitute a material inducement to Buyer Parent to enter into this Agreement and the Purchase Agreement and consummate the transactions contemplated by this Agreement and the Purchase Agreement. In the event that any covenant contained in this Section 3 should ever be adjudicated to exceed the time, geographic, product or service, or other limitations permitted by applicable Law in any jurisdiction, then any such covenant shall be severed to the minimum extent necessary to render it enforceable, and such covenant shall be deemed reformed, in such jurisdiction to the maximum time, geographic, product or service, or other limitations permitted by applicable Law. The covenants contained in this Section 3 and each provision hereof are severable and distinct covenants and provisions. The invalidity or unenforceability of any such covenant or provision as written shall not invalidate or render unenforceable the remaining covenants or provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such covenant or provision in any other jurisdiction.

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3.5 The Restricted Party acknowledges and agrees that the amount of actual damages suffered by Buyer Parent and its Subsidiaries (including the Company following the Closing) in the event of an actual or threatened breach of this Agreement by the Restricted Party of any provision of this Section 3 will be difficult or impossible to accurately calculate and there would be irreparable damages in the event of such an actual or threatened breach. Consequently, the parties hereto acknowledge and agree that, in the event of any actual or threatened breach by a party of any provision of this Section 3, Buyer Parent shall be entitled to seek injunctive or other equitable relief (without being required to post any bond or security of any type), restraining the Restricted Party from engaging in conduct that would constitute a breach of the obligations of such party under this Section 3. Notwithstanding anything in this Agreement to the contrary, such relief shall be in addition to and not in lieu of any other remedies that may be available, including an action for the recovery of losses.

3.6 Notwithstanding any other provision to the contrary herein, the Restricted Period and any other period specified herein with respect to any covenant contained in this Agreement shall be tolled (and the applicable period extended) during the pendency of any action seeking to enforce or determine the enforceability of such covenant if it is finally determined by a court of competent jurisdiction that the applicable party was in breach of such covenant.

4. CONFIDENTIALITY

4.1 From and after the Closing for a period of two (2) years, the Restricted Party shall, and shall direct its Affiliates, equity holders, directors, officers, employees and representatives (collectively, “Representatives”) to, hold in confidence any and all confidential and proprietary information, whether written or oral, concerning the Company or its Subsidiaries (collectively, “Confidential Information”), except to the extent that: (a) such Confidential Information is generally available to and known by the public other than as a result of a disclosure in breach of this Agreement by the Restricted Party, any of its Affiliates or their respective Representatives; (b) such Confidential Information is lawfully acquired by the Restricted Party, any of its Affiliates or their respective Representatives from and after the Closing; provided, that the source of such Confidential Information was not actually known by such Restricted Party, Affiliate or Representative to be prohibited from disclosing such Confidential Information by a legal, contractual or fiduciary obligation; (c) if the Restricted Party is an employee, manager, director, officer of or consultant to Buyer Parent or any of its Affiliates (including the Company), such Confidential Information is required to be disclosed in the proper conduct of the Restricted Party’s employment or consultancy in furtherance of Buyer Parent and its Affiliates’ businesses; (d) such Confidential Information is required to be disclosed under applicable Law, including in Tax Returns; (e) such Confidential Information is required to be disclosed in any legal, administrative or arbitral process or proceeding, including in connection with any Tax audit involving the Restricted Party or in any Tax Return; (f) such Confidential Information is required to be disclosed in connection with the enforcement or defense of any right, remedy or claim relating to this Agreement, the Purchase Agreement or any other Transaction Document or claims for indemnification made hereunder or thereunder; or (g) such Confidential Information is disclosed to the Restricted Party’s Representatives who have been advised of the terms of this Section 3 and have agreed or are otherwise bound to keep such Confidential Information confidential in accordance herewith. If the Restricted Party or any of its Affiliates or Representatives are compelled to disclose any Confidential Information by judicial or administrative process or by other requirements of applicable Law, the Restricted Party shall promptly notify the Buyer Parties in writing and shall disclose only that portion of such Confidential Information which the Restricted Party reasonably believes, after consultation of counsel, is required to be disclosed; provided, that the Restricted Party shall use commercially reasonable efforts to assist the Buyer Parties in obtaining an appropriate protective order or other reasonable assurance that confidential treatment will be accorded such Confidential Information, each of the foregoing at the Buyer Parties’ sole cost and expense. Nothing in this Agreement is intended to interfere with Restricted Party’s right to report possible violations of applicable Law to any Governmental Entity, or to make other disclosures that are protected under applicable whistleblower Laws.

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5. ADDITIONAL AGREEMENTS AND ACKNOWLEDGEMENTS

5.1 The Restricted Party represents and warrants that it has full legal right, power, authority and capacity to execute and deliver this Agreement and perform its obligations hereunder and to consummate the transactions contemplated hereby.

5.2 All notices or other communications required or permitted to be given hereunder will be in writing and will be deemed given to a party (a) when delivered by hand, (b) one Business Day after being sent by a nationally recognized overnight courier service (costs prepaid), (c) when sent by email with confirmation of transmission by the transmitting equipment, or (d) when received by the addressee, if sent by certified mail, postage prepaid and return receipt requested, in each case to the following:

If to the Restricted Party, to the address set forth on the Restricted Party’s signature page hereto.

If to the Buyer Parties, to:

Kodiak Gas Services, LLC

9950 Woodloch Forest Dr., Ste. 1900

The Woodlands, TX 77380

Attention: Jennifer Howard

Email: jennifer.howard@kodiakgas.com

With a copy to (which shall not constitute notice):

Sidley Austin LLP

1000 Louisiana Street, Suite 5900

Houston, Texas 77002

Attention: David C. Buck; Atman Shukla

Email: dbuck@sidley.com; ashukla@sidley.com

5.3 The parties stipulate that this Agreement has been entered into in the State of Delaware. This Agreement will be construed and interpreted and the rights of the parties governed by the internal laws of the State of Delaware, without regard to any conflict of law or choice of law principles that would apply the substantive law of another jurisdiction. (A) THE PARTIES CONSENT TO THE EXERCISE OF JURISDICTION IN PERSONAM BY THE STATE COURTS LOCATED IN HARRIS COUNTY, TEXAS AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF TEXAS (OR, IF SUCH COURT DOES NOT HAVE SUBJECT MATTER JURISDICTION, ANY OTHER STATE OR FEDERAL COURT LOCATED WITHIN THE STATE OF [TEXAS) FOR ANY ACTION ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY; AND (B) ALL ACTIONS OR PROCEEDINGS WITH RESPECT TO, ARISING DIRECTLY OR INDIRECTLY IN CONNECTION WITH, OUT OF, RELATED TO, OR FROM THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY SHALL BE EXCLUSIVELY LITIGATED IN COURTS LOCATED IN TEXAS. EACH PARTY HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENTS, ANY RIGHT HE OR IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY.

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5.4 The parties hereto agree that irreparable damage would occur, and that the parties would not have any adequate remedy at law, in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to specifically enforce the terms and provisions of this Agreement, without proof of actual damages or otherwise, in addition to any other remedy to which any party is entitled at law or in equity. Each party hereto agrees to waive any requirement for the securing or posting of any bond in connection with such remedy. The parties hereto further agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy.

5.5 This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto; provided that, the Buyer Parties may, without the prior written agreement of any other party, assign or collaterally assign any or all of their respective rights hereunder to (a) any Affiliate, (b) any Person that acquires (whether by merger, purchase of stock, purchase of assets or otherwise), or is the successor or surviving entity in any merger, purchase of stock or other transaction involving the Buyer Parties or the Company (provided that no such assignment shall relieve the assigning party of its obligations hereunder in respect of any such assignment) or (c) collaterally assign any or all of its rights and interests hereunder to one or more lenders of the Buyer Parties or the Company solely as security for its indebtedness; provided, however, that such assignment shall not expand or modify any obligations of the parties hereunder.

5.6 Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, (a) in the case of an amendment, by the Buyer Parties and the Restricted Party, or (b) in the case of a waiver, by the party against whom the waiver is to be effective. No waiver by any party hereto of any breach or violation of, default under or inaccuracy in any representation, warranty or covenant hereunder, whether intentional or not, will be deemed to extend to any prior or subsequent breach or violation of, default under, or inaccuracy in, any such representation, warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. No delay or omission on the part of any party hereto in exercising any right, power or remedy under this Agreement will operate as a waiver thereof.

5.7 The Restricted Party acknowledges that this Agreement, and the Restricted Party’s agreement to be bound by the terms hereof, is intended to be a material inducement for the Buyer Parties’ execution and delivery of the Purchase Agreement and the execution and delivery of the other agreements, instruments and other documents by the parties thereto in connection with the transactions contemplated by the Purchase Agreement.

5.8 This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute but one and the same instrument. This Agreement will become effective when duly executed and delivered by each party hereto. Counterpart signature pages to this Agreement may be delivered by facsimile or electronic delivery (i.e., by email of a PDF signature page) and each such counterpart signature page will constitute an original for all purposes.

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5.9 Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction will not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. In the event that any provision hereof would, under applicable Law, be invalid or unenforceable in any respect, each party hereto intends that such provision will be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable Law.

5.10 This Agreement and any documents, instruments and certificates explicitly referred to herein, constitute the entire agreement among the parties with respect to the subject matter hereof and supersede any and all prior discussions, negotiations, proposals, undertakings, understandings and agreements, whether written or oral, with respect thereto.

5.11 EACH PARTY’S SIGNATURE TO THIS AGREEMENT MEANS THAT SUCH PARTY ACKNOWLEDGES THAT SUCH PARTY HAS READ AND UNDERSTANDS THIS ENTIRE AGREEMENT, THAT SUCH PARTY HAS SIGNED IT KNOWINGLY AND VOLUNTARILY, AND THAT SUCH PARTY WAS UNDER NO DURESS OR IMPROPER PRESSURE TO DO SO.

(Remainder of page intentionally left blank)

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IN WITNESS WHEREOF, the undersigned Restricted Party has executed this Agreement, or has caused this Agreement to be executed by a duly authorized officer, as of the day and year first written above.

MUSTANG PRS, LLC

By:
Name:
Title:

Address:
12800 Northwest Freeway
Houston, TX 77040
Attention: Sam Tucker; Brad Tucker
Email: stucker@mustangcat.com; btucker@mustangcat.com

With a copy to (which shall not constitute notice)

Winston & Strawn LLP 2121 North Pearl Street, Suite 900
Dallas, TX 75201
Attention: Matt Stockstill; Billie Ellis, Jr.
Email: mstockstill@winston.com; bellis@winston.com

[Signature Page to Restrictive Covenant Agreement]

IN WITNESS WHEREOF, the undersigned has executed this Agreement, or has caused this Agreement to be executed by a duly authorized officer, as of the day and year first written above.

KODIAK GAS SERVICES, LLC

By:
Name:
Title:

KODIAK GAS SERVICES, INC.

By:
Name:
Title:

[Signature Page to Restrictive Covenant Agreement]

Exhibit E

Form of Registration Rights Agreement

[see attached]

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (as may be amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) is dated as of [•], 2026, by and among Kodiak Gas Services, Inc., a Delaware corporation (the “Company”), the undersigned holders of Registrable Securities (as defined below), and such other holders of Registrable Securities that join this Agreement pursuant to the provisions herein. Such holders of Registrable Securities party hereto are collectively referred to herein as the “Holders.”

WHEREAS, the Company and the Holders are parties to that certain Membership Interest Purchase Agreement, dated as of February [•], 2026 by and among the Company, Kodiak Gas Services, LLC, a Delaware limited liability company, Distributed Power Solutions, LLC, a Texas limited liability company, Mustang PRS, LLC, a Texas limited liability company (“Mustang”) and Louisiana Machinery Company L.L.C., a Louisiana limited liability company (“LMC”) (the “Purchase Agreement”), pursuant to which the Holders are receiving 2,401,278 shares of Common Stock (as defined below) of the Company; and

WHEREAS, in connection with the consummation of the transactions contemplated by the Purchase Agreement and pursuant to the terms of the Purchase Agreement, the parties hereto desire to enter into this Agreement in order to grant certain registration rights to the Holders as set forth below.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each party hereto, the parties agree as follows:

ARTICLE I

DEFINITIONS

In this Agreement:

“Affiliate” has the meaning ascribed thereto in Rule 12b-2 promulgated under the Exchange Act, as in effect on the date hereof.

“Agreement” has the meaning set forth in the Preamble.

“Business Day” means a day other than a Saturday, Sunday, or other day on which commercial banks are authorized or required by applicable law to be closed in New York, New York.

“Common Stock” means the shares of common stock, par value $0.01 per share, of the Company, and any other capital stock of the Company into which such common stock is reclassified or reconstituted.

“Company” has the meaning set forth in the Preamble and includes the Company’s successors by merger, acquisition, reorganization or otherwise.

“Control” (including its correlative meanings, “Controlled by” and “under common Control with”) means possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise) of a Person.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Holders” has the meaning set forth in the Preamble.

“LMC” has the meaning set forth in the recitals.

“LMC Holder” means LMC and any permitted transferee or successor thereto which becomes a Holder under this Agreement.

“Lock-Up Period” means the 180-day period following the closing date of the transactions contemplated under the Purchase Agreement.

“Mustang” has the meaning set forth in the recitals.

“Mustang Holder” means Mustang and any permitted transferee or successor thereto which becomes a Holder under this Agreement.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, a cooperative, an unincorporated organization, or other form of business organization, whether or not regarded as a legal entity under applicable law, or any governmental authority or any department, agency or political subdivision thereof.

“Piggyback Holder” means a Holder that beneficially owns greater than 1.0% of the outstanding shares of Common Stock of the Company.

“Prior RRA” means the Registration Rights Agreement, dated as of April 1, 2024, by and among Kodiak Gas Services, Inc., Kodiak Gas Services, LLC, CSI Compressco GP LLC and each of the other signatories from time to time a party thereto.

“Purchase Agreement” has the meaning set forth in the recitals.

“Recognized Exchange” means The New York Stock Exchange or the Nasdaq Stock Market.

“Registrable Securities” means the Shares; provided, however, that Registrable Securities shall cease to be Registrable Securities when: (i) a registration statement covering the resale of such Shares has been declared effective under the Securities Act by the SEC and such Shares have been disposed of pursuant to such effective registration statement; (ii) such Shares have been sold pursuant to Rule 144 or Rule 145 (or any successor rules or regulations then in force) under the

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Securities Act and the transferee thereof did not receive “restricted securities” as defined in Rule 144; (iii) such Shares may be sold without registration pursuant to Rule 144 or Rule 145 (or any successor rules or regulations then in force) without volume or other requirements, restrictions or limitations; or (iv) such Registrable Securities cease to be outstanding (or issuable upon exchange).

“Registration Expenses” means any and all expenses incurred in connection with the performance of or compliance with this Agreement, including:

(a) all SEC, stock exchange, or FINRA registration and filing fees;

(b) all fees and expenses of complying with securities or blue sky laws (including fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities);

(c) all printing, messenger and delivery expenses;

(d) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange or FINRA and all rating agency fees;

(e) the reasonable fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any comfort letters required by or incident to such performance and compliance;

(f) any fees and disbursements of underwriters customarily paid by the issuers or sellers of Securities, but, for the avoidance of doubt, excluding underwriting fees, discounts, selling commissions and transfer taxes;

(g) the reasonable fees and out-of-pocket expenses of not more than (i) one law firm selected by the Mustang Holder and (ii) one law firm selected by the LMC Holder incurred by all the Holders in connection with the registration;

(h) the costs and expenses of the Company relating to analyst and investor presentations or any “road show” undertaken in connection with the registration and/or marketing of the Registrable Securities (including the reasonable out-of-pocket expenses of the Holders); and

(i) any other fees and disbursements customarily paid by the issuers of Securities.

“SEC” means the U.S. Securities and Exchange Commission or any successor agency.

“Securities” means capital stock, limited partnership interests, limited liability company interests, beneficial interests, units, warrants, options, notes, bonds, debentures, and other securities, equity interests, ownership interests and similar obligations of every kind and nature of any Person.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

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“Shares” means the shares of Common Stock of the Company issued or issuable by the Company pursuant to the Purchase Agreement and any additional shares of Common Stock issued as a dividend, distribution or exchange for, or in respect of such shares of Common Stock.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which: (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, representatives or trustees thereof is at the time owned or Controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; or (ii) if a limited liability company, partnership, association or other business entity, a majority of the total voting power of stock (or equivalent ownership interest) of the limited liability company, partnership, association or other business entity is at the time owned or Controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or Control the managing director or general partner of such limited liability company, partnership, association or other business entity.

“WKSI” means a well-known seasoned issuer, as defined in Rule 405 under the Securities Act.

ARTICLE II

DEMAND AND PIGGYBACK RIGHTS

2.1 Shelf Registration. The Company shall use its commercially reasonable efforts to file a registration statement on Form S-3 on or before the sixtieth (60th) day prior to the completion of the Lock-Up Period to register the Registrable Securities for resale on a delayed or continuous basis in accordance with Rule 415 of the Securities Act, unless the Company is then eligible for WKSI status, in which case it may file the registration statement at any time prior to the end of the Lock-Up Period. Any shelf registration filed pursuant to this Section 2.1 by the Company will cover all Registrable Securities held by each of the Holders (and with respect to any particular Holder, subject to such Holder’s compliance with Section 4.5). If at the time of such shelf registration the Company is eligible for WKSI status, such shelf registration shall be an automatic shelf registration statement on Form S-3. The Company shall use its commercially reasonable efforts to cause such shelf registration statement to become effective prior to the completion of the Lock-Up Period. The Company shall cause such registration statement filed pursuant to this Section 2.1 to remain continuously effective thereafter until such time as there are no longer any Registrable Securities.

2.2 Right to Piggyback on a Registered Offering for Piggyback Holders. In connection with any registered offering by the Company of shares of Common Stock having an aggregate value of at least $50 million for the account of the Company, for the account of the parties to the Prior RRA, or for the account of other third parties pursuant to a registration statement, the Piggyback Holders may exercise piggyback rights to have included in such offering, Registrable Securities having a reasonably anticipated net offering price (after deduction of

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underwriter commissions and offering expenses) of at least $10,000,000 held by them, subject in each case to any cutbacks imposed in accordance with Section 3.4 hereof (in which case any such cutback imposed on the Registrable Securities shall apply to the amount requested for inclusion). The Company will facilitate in the manner described in this Agreement any such registered offering.

2.3 Limitations on Registration Rights.

(a) No Holder will have any demand rights to cause the Company to facilitate an underwritten offering pursuant to this Agreement. The rights of Holders to participate in underwritten offerings will be limited to the rights of Piggyback Holders to participate in such offerings pursuant to Section 2.2 hereof.

(b) Notwithstanding anything in this Agreement to the contrary, the Holders will not have piggyback or other registration rights with respect to the following registered primary offerings by the Company: (i) a registration relating solely to employee benefit plans; (ii) a registration on Form S-4 or S-8 (or other similar successor forms then in effect under the Securities Act); (iii) a registration pursuant to which the Company is offering to exchange its own Securities for other Securities; (iv) a registration statement relating solely to dividend reinvestment or similar plans; (v) a shelf registration statement pursuant to which only the initial purchasers and subsequent transferees of debt securities of the Company or any Subsidiary that are convertible for common equity and that are initially issued pursuant to Rule 144A and/or Regulation S of the Securities Act may resell such notes and sell the common equity into which such notes may be converted; (vi) a registration where the Registrable Securities are not being sold for cash; (vii) an exchange registration; or (viii) a registration of Securities where the offering is a bona fide offering of debt securities, even if such Securities are convertible into or exchangeable or exercisable for shares of Common Stock.

(c) The Company may postpone the filing of any registration statement or suspend the effectiveness of any shelf registration statement for a reasonable “blackout period” not in excess of 90 days (or such longer period as each of the Holders may consent to in writing) if the board of directors of the Company (the “Board”) determines in good faith that such registration or offering could (i) materially interfere with a bona fide business reorganization, acquisition or divestiture or financing transaction of the Company or its Subsidiaries; (ii) require disclosure of material non-public information that the Company has a bona fide business purpose for preserving as confidential; or (iii) be reasonably likely to require premature disclosure of information, the premature disclosure of which could materially and adversely affect the Company. The blackout period will end upon the earlier to occur of, (i) in the case of a bona fide business reorganization, acquisition or divestiture or financing transaction, the earlier to occur of (x) a date not later than 90 days from the date such deferral commenced, or (y) the date upon which the business reorganization, acquisition or divestiture, or financing transaction is disclosed, and (ii) in the case of disclosure of non-public information, the earlier to occur of (x) the filing by the Company of its next succeeding Annual Report on Form 10-K or Quarterly Report on Form 10-Q, or (y) the date upon which such information otherwise is disclosed. Pending any required public disclosure and subject to applicable legal requirements, the parties will maintain confidentiality regarding the fact that such suspension is in effect or the reason(s) for such suspension.

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ARTICLE III

NOTICES, CUTBACKS AND OTHER MATTERS

3.1 Notifications Regarding Non-Shelf Offerings.

(a) In the event that the Company proposes to file a registration statement for a non-shelf registered offering (for its own account, for the account of parties to the Prior RRA, or for the account of other third parties), the Company will promptly give to each of the Piggyback Holders a written notice thereof no later than 5:00 p.m., New York City time, on the fifth Business Day prior to the proposed filing date of such registration statement. Any Piggyback Holder wishing to exercise its piggyback rights with respect to any such non-shelf registration statement must notify the Company of the number of Registrable Securities it seeks to have included in such registration statement in a written notice. Such notice must be given as soon as practicable, but in no event later than 5:00 p.m., New York City time, on the third Business Day after the date of the Company’s notice.

(b) Pending any required public disclosure and subject to applicable legal requirements, the parties will maintain confidentiality of their discussions regarding a prospective non-shelf registration.

3.2 Notifications Regarding Shelf Takedowns.

(a) The Company will notify the Piggyback Holders of an anticipated underwritten takedown (whether pursuant to the Company’s own initiative or a demand by the parties to the Prior RRA or other third parties) no later than 5:00 p.m., New York City time, on (i) if applicable, the second Business Day prior to the date on which the preliminary prospectus or prospectus supplement intended to be used in connection with pre-pricing marketing efforts for such takedown is finalized, and (ii) in all other cases, the second Business Day prior to the date on which the pricing of the relevant takedown occurs.

(b) Any Piggyback Holder wishing to exercise its piggyback rights with respect to an underwritten shelf takedown must notify the Company of the number of Registrable Securities it seeks to have included in such takedown. Such notice must be given as soon as practicable, but in no event later than 5:00 p.m., New York City time, on (i) if applicable, the Business Day prior to the date on which the preliminary prospectus or prospectus supplement intended to be used in connection with marketing efforts for the relevant offering is expected to be finalized, and (ii) in all other cases, the Business Day prior to the date on which the pricing of the relevant takedown occurs.

(c) Pending any required public disclosure and subject to applicable legal requirements, the parties will maintain confidentiality of their discussions regarding a prospective underwritten takedown.

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3.3 Plan of Distribution, Underwriters and Advisors. The Company will be entitled to determine the plan of distribution and select the managing underwriters and any provider of advisory services for any underwritten offering through a non-shelf registration statement or through a shelf takedown.

3.4 Cutbacks. If the managing underwriters advise the Company and the selling Piggyback Holders that, in their opinion, the number of Registrable Securities requested to be included in an underwritten offering exceeds the amount that can be sold in such offering without adversely affecting the distribution of the Registrable Securities being offered, the price that will be paid in such offering or the marketability thereof, such offering will include only the number of Registrable Securities that the underwriters advise can be sold in such offering in the following order of priority:

(a) If such underwritten offering is initiated by the holders of Securities under the Prior RRA:

(1) first, the Securities beneficially owned by such holders requested to be included in such underwritten offering pursuant to the Prior RRA, in accordance with the Prior RRA;

(2) second, the Registrable Securities beneficially owned by the Piggyback Holders requested to be included, allocated pro rata among the respective Piggyback Holders beneficially owning such Registrable Securities on the basis of the number of Registrable Securities beneficially owned by each such Piggyback Holder;

(3) third, any Securities to be sold by the Company for its own account; and

(4) other Securities held by third parties requested to be included pursuant to registration rights granted to such third party holder.

(b) If such underwritten offering is initiated by the Company, then, with respect to each class proposed to be registered:

(1) first, any Securities to be sold by the Company for its own account;

(2) second, the Securities beneficially owned by holders requested to be included pursuant to the Prior RRA, in accordance with the Prior RRA;

(3) third, the Registrable Securities beneficially owned by the Piggyback Holders requested to be included, allocated pro rata among the respective Piggyback Holders beneficially owning such Registrable Securities on the basis of the number of Registrable Securities beneficially owned by each such Piggyback Holder; and

(4) fourth, other Securities held by third parties requested to be included pursuant to registration rights granted to such third party holder.

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(c) If such underwritten offering is initiated by any third party holder, then, with respect to each class proposed to be registered:

(1) first, Securities held by third parties requested to be included pursuant to registration rights granted to such third party holder;

(2) second, the Securities beneficially owned by the holders requested to be included pursuant to the Prior RRA, in accordance with the Prior RRA;

(3) third, any Securities to be sold by the Company for its own account; and

(4) fourth, the Registrable Securities beneficially owned by the Piggyback Holders requested to be included, allocated pro rata among the respective Piggyback Holders beneficially owning such Registrable Securities on the basis of the number of Registrable Securities beneficially owned by each such Piggyback Holder.

3.5 Withdrawal. Even if Registrable Securities held by a Holder have been part of a registered underwritten offering, such Holder may, no later than the time at which the public offering price and underwriters’ discount are determined with the managing underwriter, decline to sell all or any portion of the Registrable Securities being offered for its account.

3.6 Lockups. In connection with any underwritten offering in which Registrable Securities are included, the Company, each of the Company’s directors and officers, and each Piggyback Holder participating in such offering will agree (in the case of the Piggyback Holders, with respect to all Registrable Securities respectively beneficially owned by them) to be bound by the lockup restrictions required by the underwriting agreement (which must apply in a similar manner to all of them) that are agreed to by the Company, the parties to the Prior RRA, or other third parties; provided that the lockup period for the Piggyback Holders shall not be longer than the shortest lockup period applicable to any other party subject to lockup restrictions.

ARTICLE IV

FACILITATING REGISTRATIONS AND OFFERINGS

4.1 General. If the Company conducts an underwritten offering which includes Registrable Securities on behalf of the Piggyback Holders, the Company will do so with the same degree of care and dispatch as would reasonably be expected in the case of a registration and offering by the Company of Securities for its own account; provided, the Company shall have the right to terminate or withdraw any registration initiated by the Company under Article 3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities as a Piggyback Holder in such registration. Without limiting this general obligation, the Company will fulfill its specific obligations as described in this Article IV.

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4.2 Shelf Registration Statement. In connection with the shelf registration statement to be filed by the Company in accordance with Section 2.1 of this Agreement, the Company will use commercially reasonable efforts to:

(a) (i) prepare and file with the SEC the shelf registration statement on an appropriate form (which shall be on Form S-3 if the Company is then eligible to use Form S-3) covering the applicable Registrable Securities, (ii) file amendments thereto as warranted, (iii) seek the effectiveness thereof as soon as practicable, and (iv) file with the SEC prospectuses and prospectus supplements as may be required and as reasonably necessary in order to permit the offer and sale of such Registrable Securities in accordance with the applicable plan of distribution;

(b) (i) within a reasonable time prior to the filing of the shelf registration statement, any prospectus, any amendment to a registration statement, amendment or supplement to a prospectus or any free writing prospectus (in each case including all exhibits filed therewith), provide copies of such documents to the selling Holders and their counsel; and fairly consider such reasonable changes in any such documents prior to the filing thereof as the counsel to the Holders may request;

(c) use all reasonable efforts to cause the shelf registration statement and the related prospectus and any amendment or supplement thereto, as of the effective date of such registration statement, amendment or supplement and during the distribution of the registered Registrable Securities (x) to comply in all material respects with the requirements of the Securities Act (including the rules and regulations promulgated thereunder) and (y) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(d) notify each Holder as soon as reasonably practicable, and, if requested by such Holder, confirm such advice in writing, (i) when the shelf registration statement has become effective and when any post-effective amendments and supplements thereto become effective if such shelf registration statement or post-effective amendment is not automatically effective upon filing pursuant to Rule 462 under the Securities Act, (ii) of the issuance by the SEC or any state securities authority of any stop order, injunction or other order or requirement suspending the effectiveness of the shelf registration statement or the initiation of any proceedings for that purpose, (iii) if, between the effective date of the shelf registration statement and the closing of any sale of securities covered thereby pursuant to any agreement to which the Company is a party, the representations and warranties of the Company contained in such agreement cease to be true and correct in all material respects or if the Company receives any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, and (iv) of the happening of any event during the period the shelf registration statement is effective as a result of which such shelf registration statement or the related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

(e) furnish Holders with copies of any correspondence with the SEC or any state securities authority relating to the shelf registration statement or prospectus;

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(f) comply with all applicable rules and regulations of the SEC, including making available to its security holders an earnings statement covering at least 12 months which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar provision then in force); and

(g) obtain the withdrawal of any order suspending the effectiveness of the shelf registration statement at the earliest possible time.

4.3 Non-Shelf Registered Offerings and Shelf Takedowns. In connection with any non-shelf registered offering or shelf takedown as to which the piggyback rights pursuant to Section 2.2 apply, the Company will:

(a) cooperate with the selling Piggyback Holders and the managing underwriter of an underwritten offering of Shares, if any, to facilitate the timely preparation and delivery of certificates representing the Shares to be sold and not bearing any restrictive legends; and enable such Shares to be in such denominations (consistent with the provisions of the governing documents thereof) and registered in such names as the selling Piggyback Holders or the managing underwriter of an underwritten offering of Shares, if any, may reasonably request prior to any sale of such Shares;

(b) furnish to each Piggyback Holder and to each underwriter, if any, participating in the relevant offering, without charge, as many copies of the applicable prospectus, including each preliminary prospectus, and any amendment or supplement thereto and such other documents as such Piggyback Holder or underwriter may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities;

(c) (i) use all reasonable efforts to register or qualify the Registrable Securities being offered and sold, no later than the time the applicable registration statement becomes effective, under all applicable state securities or blue sky laws of such jurisdictions as each underwriter, if any, or any Piggyback Holder holding Registrable Securities covered by a registration statement, shall reasonably request; (ii) use all reasonable efforts to keep each such registration or qualification effective during the period such registration statement is required to be kept effective; and (iii) do any and all other acts and things which may be reasonably necessary or advisable to enable each such underwriter, if any, and Piggyback Holder to consummate the disposition in each such jurisdiction of such Registrable Securities owned by such Piggyback Holder; provided, however, that the Company shall not be obligated to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to consent to be subject to general service of process (other than service of process in connection with such registration or qualification or any sale of Registrable Securities in connection therewith) in any such jurisdiction;

(d) cause all Registrable Securities being sold to be qualified for inclusion in or listed on any Recognized Exchange on which Registrable Securities issued by the Company are then so qualified or listed if so requested by the Piggyback Holders, or if so requested by the underwriter or underwriters of an underwritten offering of Registrable Securities, if any;

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(e) cooperate and assist in any filings required to be made with FINRA and in the performance of any due diligence investigation by any underwriter in an underwritten offering; and

(f) enter into customary agreements (including, in the case of an underwritten offering, underwriting agreements in customary form, and including provisions with respect to indemnification and contribution in customary form and consistent with the provisions relating to indemnification and contribution contained herein) and take all other customary and appropriate actions in order to expedite or facilitate the disposition of Registrable Securities, including obtaining customary opinions of counsel to the Company and customary “cold comfort” letters from the Company’s independent registered public accounting firm.

4.4 Information from Holders. Each Holder of Registrable Securities will promptly furnish to the Company such information regarding itself as is required to be included in a registration statement filed pursuant to this Agreement or is otherwise required by FINRA or the SEC in connection with such registration statement, the ownership of Registrable Securities by such Holder and the proposed distribution by such Holder of such Registrable Securities as the Company may from time to time reasonably request in writing.

4.5 Expenses. All Registration Expenses incurred in connection with any registration statement or registered offering covering Registrable Securities will be borne by the Company. However, underwriters’, brokers’ and dealers’ fees, discounts and commissions applicable (and any stock transfer taxes, if applicable) to Registrable Securities sold for the account of a Piggyback Holder will be borne by such Piggyback Holder.

ARTICLE V

INDEMNIFICATION

5.1 Indemnification by the Company. In the event of any registration under the Securities Act by the Company pursuant to rights granted in this Agreement of Registrable Securities held by Holders, the Company will indemnify and hold harmless Holders, their officers, directors and Affiliates, and each underwriter of such securities and each other Person, if any, who Controls any Holder or such underwriter within the meaning of the Securities Act, against any losses, claims, damages, or liabilities (including reasonable documented legal fees and costs of court), joint or several, to which Holders or such underwriter or controlling Person may become subject under the Securities Act or otherwise, including any amount paid in settlement of any litigation commenced or threatened, and shall promptly reimburse such Persons, as and when incurred, for any legal or other expenses reasonably incurred by them in connection with investigating any claims and defending any actions, insofar as such losses, claims, damages, or liabilities (or any actions in respect thereof) arise out of or are based upon any violation or alleged violation by the Company of the Securities Act, any blue sky laws, securities laws or other applicable laws of any state or country in which such Shares are offered and relating to action taken or action or inaction required of the Company in connection with such offering, or arise out of or are based upon any untrue statement or alleged untrue statement of any material fact (i) contained, on its effective date, in any registration statement under which such securities were registered under the Securities Act or any amendment or supplement to any of the foregoing, or

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which arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) contained in any preliminary prospectus, if used prior to the effective date of such registration statement, or in the final prospectus (as amended or supplemented if the Company shall have filed with the SEC any amendment or supplement to the final prospectus), or which arise out of or are based upon the omission or alleged omission to state a material fact required to be stated in such prospectus or necessary to make the statements in such prospectus, in the light of the circumstances under which they were made, not misleading; and will reimburse Holders and each such underwriter and each such controlling Person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, or liability; provided, however, that the Company shall not be liable to any Holder or its underwriters or controlling Persons in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement or such amendment or supplement, in reliance upon and in conformity with information furnished by such Holder in writing to the Company or such underwriter specifically for use in the preparation thereof.

5.2 Indemnification by Holders. Each Holder as a condition to including Registrable Securities in such registration statement will indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 5.1 hereof) the Company, each director of the Company, each officer of the Company who shall sign the registration statement, and any Person who Controls the Company within the meaning of the Securities Act, (i) with respect to any statement or omission from such registration statement, or any amendment or supplement to it, if such statement or omission was made in reliance upon and in conformity with information furnished to the Company by such Holder in writing specifically for use in the preparation of such registration statement or amendment or supplement, and (ii) with respect to compliance by such Holder with applicable laws in effecting the sale or other disposition of the securities covered by such registration statement.

5.3 Indemnification Procedures. Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in Section 5.1 and Section 5.2 hereof, the indemnified party will, if a claim in respect thereof is to be made or may be made against an indemnifying party, give written notice to such indemnifying party of the commencement of the action. The failure of any indemnified party to give notice shall not relieve the indemnifying party of its obligations in this Article V, except to the extent that the indemnifying party is actually prejudiced by the failure to give notice. If any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense of the action with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to such indemnified party of its election to assume defense of the action, the indemnifying party will not be liable to such indemnified party for any legal or other expenses incurred by the latter in connection with the action’s defense other than reasonable costs of investigation. An indemnified party shall have the right to employ separate counsel in any action or proceeding and participate in the defense thereof, but the fees and expenses of such counsel shall be at such indemnified party’s expense unless (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party, which authorization shall not be unreasonably withheld, (ii) the indemnifying party has not assumed the defense and employed counsel reasonably satisfactory to the indemnified party within thirty (30) days after notice of any

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such action or proceeding, or (iii) the named parties to any such action or proceeding (including any impleaded parties) include the indemnified party and the indemnifying party and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to the indemnified party that are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action or proceeding on behalf of the indemnified party), it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to all local counsel which is necessary, in the good faith opinion of both counsel for the indemnifying party and counsel for the indemnified party in order to adequately represent the indemnified parties) for the indemnified party and that all such fees and expenses shall be reimbursed as they are incurred upon written request and presentation of invoices. Whether or not a defense is assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (not to be unreasonably withheld). No indemnifying party will consent to entry of any judgment or enter into any settlement which (i) does not include as an unconditional term the giving by the claimant or plaintiff, to the indemnified party, of a release from all liability in respect of such claim or litigation or (ii) involves the imposition of equitable remedies or the imposition of any non-financial obligations on the indemnified party.

5.4 Contribution. If the indemnification required by this Article V from the indemnifying party is unavailable to or insufficient to hold harmless an indemnified party in respect of any indemnifiable losses, claims, damages, liabilities, or expenses, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities, or expenses in such proportion as is appropriate to reflect (i) the relative benefit of the indemnifying and indemnified parties and (ii) if the allocation in clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect the relative benefit referred to in clause (i) and also the relative fault of the indemnified and indemnifying parties, in connection with the actions which resulted in such losses, claims, damages, liabilities, or expenses, as well as any other relevant equitable considerations. The relative benefits received by a party shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by it bear to the total amounts (including, in the case of any underwriter, any underwriting commissions and discounts) received by each other party. The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact, has been made by, or relates to information supplied by, such indemnifying party or parties, and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damage, liabilities, and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. The Company and Holders agree that it would not be just and equitable if contribution pursuant to this Section 5.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the prior provisions of this Section 5.4.

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Notwithstanding the provisions of this Section 5.4, no indemnifying party shall be required to contribute any amount in excess of the amount by which the total price at which the securities were offered to the public by such indemnifying party exceeds the amount of any damages which such indemnifying party has otherwise been required to pay by reason of an untrue statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such a fraudulent misrepresentation.

ARTICLE VI

OTHER AGREEMENTS

6.1 Assignment. No Holder shall assign all or any part of this Agreement (including such Holder’s rights contained herein) without the prior written consent of the Company. Except as otherwise provided herein, this Agreement will inure to the benefit of and be binding on the parties hereto and their respective successors and permitted assigns.

6.2 Merger or Consolidation. In the event the Company engages in a merger or consolidation in which the Registrable Securities are converted into securities of another company in a transaction in which the offer or sale of such securities of the other company are not registered under the Securities Act, the Company shall use commercially reasonable efforts to ensure that the registration rights provided under this Agreement continue to be provided to Holders by the issuer of such securities (to the extent such securities would also constitute “Registrable Securities” as defined herein following the closing of such transaction).

6.3 Rule 144. If the Company is subject to the requirements of Section 13, 14 or 15(d) of the Exchange Act, the Company covenants that it will (a) make and keep public information regarding the Company available as those terms are defined by Rule 144 under the Securities Act, (b) file in a timely manner any reports and documents required to be filed by it under the Securities Act and the Exchange Act (or, if the Company is subject to the requirements of Section 13, 14 or 15(d) of the Exchange Act but is not required to file such reports, it will, upon the request of any Holder, make publicly available such information), (c) furnish to any Holder forthwith upon reasonable request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, and (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (d) take such further action as any Holder may reasonably request, so as to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any successor rule or regulation hereafter adopted by the SEC, including, for the avoidance of doubt, using commercially reasonable efforts to cause counsel to the Company to deliver customary legal opinions in connection with the removal of any restrictive legends in connection with a sale of such Registrable Securities and when the Shares may be sold without registration pursuant to Rule 144 without volume or other requirements, restrictions or limitations.

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ARTICLE VII

MISCELLANEOUS

7.1 Notices. All notices, requests, demands and other communications required or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, fax or air courier guaranteeing delivery to the Persons at the respective addresses set forth below or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

(a)	If to the Company, to:

Kodiak Gas Services, Inc.

9950 Woodloch Forest Dr., Ste. 1900

The Woodlands, TX 77380

Attention: Jennifer L Howard, Executive Vice President and General Counsel

Email: jennifer.howard@kodiakgas.com

with a copy to (which shall not constitute notice):

Sidley Austin LLP

1000 Louisiana, Suite 5900

Houston, TX 77002

Attention: David C. Buck; John Stribling

Email: dbuck@sidley.com; john.stribling@sidley.com

(b)	If to the Holders, to the notice addresses set forth in Exhibit A.

with copies to (which shall not constitute notice):

Jones Walker LLP

201 St. Charles Avenue, Suite 5100

New Orleans, LA 70170

Attention: Benjamin Woodruff; Britton Seal

Email: bwoodruff@jonesalker.com; bseal@joneswalker.com

Winston & Strawn LLP

2121 North Pearl Street, Suite 900

Dallas, TX 75201

Attention: Matt Stockstill; Billie Ellis

Email: mstockstill@winston.com; bellis@winston.com

Any such notice, request, demand or other communication shall be deemed to have been duly given (i) on the date of delivery if delivered personally or by facsimile or electronic transmission, (ii) on the first Business Day after being sent if delivered by nationally recognized overnight delivery service and (iii) upon the earlier of actual receipt thereof or five Business Days after the date of deposit in the United States mail if delivered by mail.

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7.2 Section Headings. The article and section headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. References in this Agreement to a designated “Article” or “Section” refer to an Article or Section of this Agreement unless otherwise specifically indicated.

7.3 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without regard to the choice of law provisions thereof.

7.4 Consent to Jurisdiction and Service of Process; Waiver of Jury Trial.

(a) The parties to this Agreement hereby agree to submit to the jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof in any action or proceeding arising out of or relating to this Agreement.

(b) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

7.5 Amendments. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions of this Agreement may be waived, only by a written instrument, signed by (x) the Company and (y) the Holders of a majority of Registrable Securities; provided, that, no provision of this Agreement shall be modified or amended in a manner that is, in each case, in the good faith determination of the Board, disproportionately and materially adverse to any Holder or that would treat any Holder less favorably than any other Holder with respect to its Registrable Securities, in each case, without the prior written consent of such Holder.

7.6 Term. This Agreement will terminate at such time as there are no Registrable Securities held by any Holders, and shall terminate with respect to a particular Holder at such time as such Holder no longer holds or beneficially owns any Registrable Securities. Notwithstanding the foregoing, Article V, Section 7.1 and Section 7.3 shall survive any termination.

7.7 Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof. The registration rights granted under this Agreement supersede any registration, qualification or similar rights with respect to any of the Registrable Securities granted under any other agreement, and any of such preexisting registration rights are hereby terminated.

7.8 Severability. The invalidity or unenforceability of any specific provision of this Agreement shall not invalidate or render unenforceable any of its other provisions. Any provision of this Agreement held invalid or unenforceable shall be deemed reformed, if practicable, to the extent necessary to render it valid and enforceable and to the extent permitted by law and consistent with the intent of the parties to this Agreement.

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7.9 Counterparts. This Agreement may be executed in multiple counterparts (including by means of facsimile or electronic mail, in .pdf or any other form of electronic delivery (including any electronic signature complying with U.S. federal ESIGN Act of 2000)), each of which shall be deemed an original, but all of which together shall constitute the same instrument.

7.10 Third Parties. Except pursuant to Article V, this Agreement shall not confer any rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns and other Persons expressly named herein.

7.11 Equitable Remedies. The parties hereto agree that irreparable harm would occur in the event that any of the agreements and provisions of this Agreement were not performed fully by the parties hereto in accordance with their specific terms or conditions or were otherwise breached, and that money damages are an inadequate remedy for breach of this Agreement because of the difficulty of ascertaining and quantifying the amount of damage that will be suffered by the parties hereto in the event that this Agreement is not performed in accordance with its terms or conditions or is otherwise breached. It is accordingly hereby agreed that the parties hereto shall be entitled to an injunction or injunctions to restrain, enjoin and prevent breaches of this Agreement by the other parties and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, such remedy being in addition to and not in lieu of, any other rights and remedies to which the other parties are entitled to at law or in equity.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

COMPANY:

KODIAK GAS SERVICES, INC.

By:
Name:
Title:

Signature Page to Kodiak Gas Services, Inc. Registration Rights Agreement

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

HOLDERS:

MUSTANG PRS, L.L.C.

By:
Name:
Title:

LOUISIANA MACHINERY COMPANY, L.L.C.

By:
Name:
Title:

Signature Page to Kodiak Gas Services, Inc. Registration Rights Agreement

Exhibit A

NOTICE INFORMATION OF THE HOLDERS

STOCKHOLDER	ADDRESS

Mustang PRS, LLC

Louisiana Machinery Company, L.L.C.

A-1